UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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Priceline Group

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THURSDAY
JUNE 8, 2017
10:00A.M. ET
The NASDAQ Market Site
4 Times Square
New York, NY 10036

2017

Notice of Annual Stockholders' Meeting and Proxy Statement

Priceline Group

Dear Stockholders -

We are pleased to state that The Priceline Group had a very successful 2016. In a highly complex and competitive environment we pushed forward on key fronts. We increased our penetration in the world’s largest travel markets, accelerated our pace of innovation, deepened our investment in customer service, and added to our suite of digital and cloud-based solutions to further advance our mission: To help people experience the world.

Our mission is guided by a deep commitment to international expansion. Today, we offer our services to consumers in more than 220 countries and territories worldwide and operate through more than 200 offices, delivering locally-tailored products and services with content that is translated into over 40 languages, all supported by a global team of 18,000+ employees representing more than 130 nationalities.

We became one of the world’s most global companies by doing more than just making our products and services available through the Internet. Our commitment to having highly trained people on-the-ground in both the world’s largest cities and some of the most remote corners of the world helped us grow rapidly in 2016. Our international operations accounted for 88% of the Group’s total gross profit. This growth was led by the Group’s largest business, Booking.com, which made strong progress in three of the world’s most important travel markets: the United States, China and Japan. We also marked our first bookings in Cuba, demonstrating our commitment to be wherever our traveling customers want to go. We also saw continued global expansion by other Group brands, including KAYAK, which now operates 40 websites in 20 languages, OpenTable and Rentalcars.com, which made further pushes into Europe and Asia, and agoda.com, which has expanded its core Asia-based business into Western markets.

Global growth for the Group was enhanced by continued improvements in supply. Collectively, we work with more than 1.2 million properties and more than 40,000 restaurants. As travelers’ appetites for new and unique places to stay continue to grow, we have pushed to ensure our customers have the widest selection of homes, apartments, vacation rentals and hotels. Today, we offer our customers more than 7.8 million bookable rooms in property types that go beyond the traditional hotel, from homes and apartments, to villas, igloos and more. This is an area where we will continue to focus, knowing our customers love breadth of selection.

Any global, customer-facing business that is content with its own pace of innovation is destined for failure. Across the Group we have always had an “innovate or die” mindset but in 2016 we pushed even harder to accelerate our pace of innovation within a data-driven, ROI-positive framework. Through a number of initiatives, we deployed new technologies to reduce the friction points inherent in e-commerce. We launched new product enhancements such as chatbot integrations by Booking.com and KAYAK to make our booking experiences more seamless. We also introduced a new proprietary messaging platform at Booking.com that uses machine-learning algorithms to better understand and predict customer needs.

In addition, Rentalcars.com launched Rideways to provide even more flexibility when it comes to meeting the on-demand needs of consumers worldwide who want to instantly book car services. Over the last year, Rideways has scaled to over 800 locations worldwide.

In 2016, OpenTable improved its language technology platforms to launch its Global Passport product, reaching diners in their local language through technology.

We also launched integrations between our own technologies and third-party platforms to bolster superior experiences as demonstrated by KAYAK’s integration with Amazon’s Alexa and Facebook Messenger, and OpenTable’s tests with Google and Alexa.

At The Priceline Group, we are driven by a basic belief that innovation doesn’t have to be “big” to matter. Our teams know that small, incremental product innovations can, collectively, have a meaningful impact. At any moment in time, we have well over 1,000 live experiments running across our websites and apps in a constant quest to seek out the things that matter most to our customers. We experiment, collect findings, and then use these findings to create the next round of innovation. It is a continuous process that is driven by data, our own curiosities and consumer behavior.

However, we believe our customers are the key to the innovation process. Whether it is launching Booking.com for Travel Agents, finding new ways to merchandise the very best deals in travel at priceline.com, reinventing loyalty at agoda.com, or adding deeper, more relevant content at KAYAK, these bottom-up efforts and many like them have led to high customer satisfaction and growth in the business.

Innovation isn’t just about the “new.” It’s also about making the right decisions to pivot from products and technologies that are no longer desired or needed so capital can be reallocated to emerging growth efforts. For example, in 2016, we shut down priceline.com’s Name Your Own Price® flight product in favor of newer discount products and apps like priceline.com’s Express Deals® service that better meet today’s customer desires.

Our focus on customers doesn’t stop with the digital product. We invested significantly in 2016 in our global Customer Service efforts and today we have thousands of worldwide customer service employees using some of the latest technologies to ensure best-in-class service. Whether it’s hiring more multi-lingual experts all over the world, using machine-learning to better understand our customers’ preferences, or developing natural language processing algorithms to enable customers to converse with customer service systems, investments in our global customer service are expected to lower costs, increase customer loyalty and improve interactions between our customers and our partners worldwide.

As one of the largest e-commerce businesses in the world, we are not the final customer destination. We offer experiences sold by our network of partners worldwide, so our innovation can’t stop with the customer. Innovating around the tools and services we bring to our partners sets us apart and was a focus for the Company again in 2016. For example, OpenTable continued to roll out its cloud-based technology to its network of 40,000+ restaurants to offer better, more flexible restaurant management software to its partners. Also, Booking.com’s BookingSuite continued to build out its portfolio of digital services to help hotels and other properties digitize their businesses.

These efforts helped progress our mission and led to very strong financial performance. In 2016, The Priceline Group posted another year of outstanding double-digit growth, solidifying the company’s position as a global leader in e-commerce services. The Group posted $68.1 billion in gross travel bookings in 2016, an increase of 25% over 2015 on a constant currency basis, which contributed full year gross profit of $10.3 billion. We also delivered over 556 million room nights to our accommodation partners, exiting the year growing faster than we entered it. Finally, we repurchased 763,000 shares during 2016 to further drive value for our stockholders while ending the year with a strong balance sheet.

While I am extremely proud of the work done by our teams in 2016, there is so much more to do. The challenge is to figure out how technologies can be used to make the impossible and difficult today into the possible and real tomorrow. My vision for The Priceline Group is to think about how we move from scaled e-commerce to connected scaled experience. We will test and learn, probably make some mistakes, perhaps fail entirely at times, but this is how we learn and grow as a company and as human beings. Our never-ending quest is to reduce the friction impeding people from experiencing all this world has to offer.

We want a future in which friction goes away and technology re-creates the personalized service that a travel agent used to do when planning a vacation.  Imagine if technology could eliminate the conventional hotel check-in process entirely and you went directly to your room where your phone unlocked the door. Imagine check-out just being a click on an app that showed your bill in its entirety.  What if we arrived at our vacation villa and the minibar was pre-stocked with our favorite foods and beverages, the services at the resort were bookable on our travel app and the staff knew all of our travel preferences?  What if a few hours before dinner our travel app suggested restaurants based on our favorite foods and these restaurants competed for our business by offering us personalized offers?  What if when we went abroad, the restaurant menus were on our app in our own language?  All of this, and so much more, is not only possible but is already beginning to happen.  However, it will not be easy to make this a universal experience.  It will take time and expertise but our brand CEOs and I are committed to trying to make it happen in the coming years.

I have now been at The Priceline Group for seventeen years and am honored to have been promoted to the role of CEO on January 1, 2017. I know that our success has been the result of the extraordinary efforts by our employees worldwide and I want to thank all of them for their commitment and energy. They are everything The Priceline Group stands for and I promise to continue listening to and investing in our people.

I also want to thank our millions of loyal customers, hundreds of thousands of partners, committed stockholders and Board of Directors for our success. Without you, none of this is possible.

Sincerely,

Glenn D. Fogel
President and Chief Executive Officer

April 2017

Dear Stockholder:

You are cordially invited to attend the 2017 Annual Meeting of Stockholders (the “Annual Meeting”) of The Priceline Group Inc. to be held at 10:00 a.m. Eastern Time on Thursday, June 8, 2017 at The NASDAQ Market Site, 4 Times Square, New York, New York 10036.

This booklet includes the Notice of Annual Meeting and proxy statement. The proxy statement provides information about The Priceline Group in addition to describing the business we will conduct at the meeting.

We hope you will be able to attend the Annual Meeting. Whether or not you plan to attend the Annual Meeting, please mark, sign, date and return your proxy card in the enclosed envelope as soon as possible or vote by calling the toll-free telephone number or by using the Internet as described in the instructions included in your proxy card. Your stock will be voted in accordance with the instructions you have given in your proxy card. You may attend the Annual Meeting and vote in person, even if you have previously returned your proxy card or voted by telephone or by Internet, by following the instructions included in the proxy statement. All stockholders who attend the meeting will be required to present valid picture identification, such as a driver’s license or a passport. We hope you are able to join us on June 8.

Sincerely,

Jeffery H. Boyd

Executive Chairman of the Board

April 25, 2017

IMPORTANT

A proxy card is enclosed. We urge you to complete and mail the card promptly in the enclosed envelope, which requires no postage if mailed in the United States. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Any stockholder attending the Annual Meeting may personally vote on all matters that are considered, in which case the signed and mailed proxy or prior vote by telephone or Internet will be revoked. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

IT IS IMPORTANT THAT YOU VOTE YOUR STOCK

The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, Connecticut 06854

Notice of Annual Meeting of Stockholders

Thursday, June 8, 2017

10:00 a.m. Eastern Time

To the stockholders of The Priceline Group Inc. (the “Company”):

The Company hereby notifies you that its 2017 Annual Meeting of Stockholders (the “Annual Meeting”) will be held on Thursday, June 8, 2017 at 10:00 a.m. Eastern Time at The NASDAQ Market Site, 4 Times Square, New York, New York 10036 for the following purposes:

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To elect twelve directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified;

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To ratify the selection of Deloitte & Touche LLP as the independent registered public accounting firm of the Company for the fiscal year ending December 31, 2017;

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To approve on an advisory basis the 2016 compensation paid by the Company to its named executive officers;

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To cast an advisory vote on the frequency of future advisory votes on the compensation paid by the Company to its named executive officers;

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To consider and vote upon a non-binding stockholder proposal concerning special meetings of stockholders; and

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To transact such other business as may properly come before the meeting or any adjournment or postponement of the meeting.

These business items are more fully described in the proxy statement accompanying this notice.

The Board of Directors fixed the close of business on April 13, 2017 as the record date for identifying those stockholders entitled to notice of, and to vote at, this Annual Meeting and at any adjournment or postponement of this meeting.

April 25, 2017

By Order of the Board of Directors

Peter J. Millones

Executive Vice President, General Counsel and
Corporate Secretary

Norwalk, Connecticut

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Even if you have given your proxy, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Company Highlights and Proxy Statement Summary

To assist you in reviewing our 2016 performance, we would like to call your attention to the following information, including key elements of our proxy statement and Annual Report on Form 10-K. The following description is only a summary. Before voting and for more complete information about these topics, please review our Annual Report on Form 10-K for the year ended December 31, 2016 and the complete proxy statement.

Company Highlights - Performance

From an operating and financial perspective, 2016 was an outstanding year for The Priceline Group Inc. (the “Company,” “The Priceline Group,” “we,” “our” or “us”). We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of $87.6 billion (as of March 31, 2017) and a 2016 operating margin of 28% as a percentage of gross profit (inclusive of a non-cash charge to goodwill associated with the acquisition of OpenTable). During 2016, Booking.com, our largest business, added over 260,000 accommodations to its reservation services, including over 175,000 vacation rental properties, and, as of March 31, 2017, had approximately 1,191,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 25.2 million rooms. Based on room nights booked, which grew 28.7% in 2016 to more than 556 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. Due to the highly international nature of our business, our financial performance as reported in U.S. Dollars, including our adjusted EBITDA, was negatively impacted by the strong U.S. Dollar when compared to many other currencies during 2016. However, we still achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 22.6%, gross profit growth of 20.1% and adjusted EBITDA growth of 19.1%. Constant currency (i.e., using 2015 exchange rates) gross bookings growth of 25% and gross profit growth of 23% in 2016 are even more impressive and demonstrate our fundamental operating strength. From a multi-year perspective, we have achieved significant growth, with a 95% increase in gross bookings, a 106% increase in gross profit, a 63% increase in net income and an 85% increase in adjusted EBITDA over the 2014-2016 three-year period as compared to the 2011-2013 three-year period. See Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income.

THE PRICELINE GROUP INC. - 2017 Proxy Statement     8

Company Highlights - Stockholder Return

Our strong operating and financial performance has resulted in significant returns to stockholders. Our stock price increased from $1,162.40 on December 31, 2013 to $1,466.06 on December 30, 2016. In addition, we returned approximately $1.0 billion to stockholders through the repurchase of shares of our common stock during 2016. Over the 2014-2016 three-year period, we returned approximately $4.9 billion to stockholders through the repurchase of shares of our common stock, representing 49% of the cash generated by operating activities during that three-year period.

Company Highlights - Corporate Governance and Board Composition

We strive to maintain strong corporate governance practices that are both stockholder friendly and designed to protect and grow long-term stockholder value. Management regularly engages with our largest stockholders and encourages all stockholders to contact us about any concerns they have. Our corporate governance practices include:

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Lead Independent Director;

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Majority voting in director elections;

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Stockholder-approved proxy access;

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Annual director elections (i.e., no classified board);

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No super-majority voting provisions;

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Stock ownership guidelines for directors and executive officers;

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Stockholders can call special meetings;

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No poison pill/rights plan;

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Annual “say-on-pay” vote;

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No hedging or pledging of stock by directors or executive officers;

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Disclosure of director and executive officer 10b5-1 Plans; and

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9 of 12 directors are independent.

In addition, our Board of Directors (the “Board”) exhibits a strong mix of desired attributes, including business experience, tenure, age, gender and independence. Five of our current directors have joined our Board since January 2013, including four independent directors, and another director is joining the Board on May 15, 2017. Two members of our Audit Committee have been designated as “audit committee financial experts.”

Company Highlights - Executive Compensation

We believe strongly in pay for performance. As a result, we design our compensation programs so that we must achieve outstanding performance for our executive officers to achieve above-market compensation, including through the combination of below-market salaries and the potential for a high level of variable, “at risk” performance-driven compensation. We believe that we have developed a highly effective compensation program that has resulted in strong performance for many years. The program is substantially performance based, combines short-term and long-term elements and is based on a metric that promotes both stockholder value creation and short-term and long-term executive accountability. We use adjusted EBITDA as the basis for calculating “Compensation EBITDA,” which is the primary measure for evaluating our performance and for determining performance-based compensation for our senior executives, because, among other reasons, we believe that adjusted EBITDA represents the performance of our core business and our ability to create value for stockholders. See Compensation Discussion and Analysis beginning on page 31 for more information about our compensation programs and philosophy, as well as an explanation of how we calculate “Compensation EBITDA.”

THE PRICELINE GROUP INC. - 2017 Proxy Statement     9

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive compensation program.	✘ Permit hedging or pledging of our stock by our directors or executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

Annual Meeting Information Summary

Time and Date: 10:00 a.m., local (Eastern) time, on Thursday, June 8, 2017.	Location: The NASDAQ Market Site, 4 Times Square, New York, New York 10036. For more information about entry into the meeting, see How to Attend the Annual Meeting on page 74.	Record Date: April 13, 2017.

Voting Procedures:

All stockholders are cordially invited to attend the meeting in person. Whether or not you expect to attend the meeting, please complete, date, sign and return the enclosed proxy card as promptly as possible to ensure your representation at the meeting. A return envelope (which is postage prepaid if mailed in the United States) is enclosed for that purpose. Alternatively, you may vote by calling the toll-free telephone number or by using the Internet as described in the instructions included with your proxy card. Even if you have submitted your proxy card, you may still vote in person if you attend the meeting. Please note, however, that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name.

Voting Matters:

The following proposals will be voted upon at the Annual Meeting and are described in more detail in this proxy statement. Our Board recommends that you vote as follows on each such proposal:

Proposals	Board Vote Recommendation	More Information
Election of Directors (Proposal 1)	The Board of Directors recommends that you vote FOR each of the Board of Directors’ nominees.	Page 13
Ratification of Independent Auditor (Proposal 2)	The Board of Directors recommends that you vote FOR ratification of Deloitte & Touche LLP as our independent registered public accounting firm for the fiscal year ending December 31, 2017.	Page 64
Advisory Vote to Approve 2016 Executive Compensation (Proposal 3)	The Board of Directors recommends that you vote FOR the approval on an advisory basis of our 2016 executive compensation.	Page 67
Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation (Proposal 4)	The Board of Directors recommends that you select ONE YEAR as the desired frequency of future advisory votes to approve executive compensation.	Page 68
Stockholder Proposal Concerning Special Meetings of Stockholders (Proposal 5)	The Board of Directors recommends that you vote AGAINST the non-binding stockholder proposal concerning special meetings of stockholders.	Page 69

THE PRICELINE GROUP INC. - 2017 Proxy Statement    10

Table of Contents

PROPOSAL 1 - ELECTION OF DIRECTORS	13
Nominees for Election as Directors	15
EXECUTIVE OFFICERS	19
CORPORATE GOVERNANCE AND BOARD MATTERS	20
The Board of Directors	20
Strategic Framework and The Board’s Role in Company Strategy	20
Corporate Governance	20
Committees of the Board of Directors	24
Leadership Structure	26
Board’s Oversight of Risk	26
SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	28
SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	30
COMPENSATION DISCUSSION AND ANALYSIS	31
Summary Information	31
Executive Compensation Program Philosophy and Objectives	34
Benchmarking and Target Compensation	35
Measuring Performance – Compensation EBITDA	36
Components of Executive Compensation in 2016	37
Key Governance Matters	44
Compensation Committee Report	46
COMPENSATION OF NAMED EXECUTIVE OFFICERS	47
Summary Compensation Table	47
Grants of Plan-Based Awards Table	49
Outstanding Equity Awards at 2016 Fiscal Year-End Table	50
Option Exercises and Stock Vested Table	51
EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS	52
POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION	56

THE PRICELINE GROUP INC. - 2017 Proxy Statement    11

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EQUITY COMPENSATION PLAN INFORMATION	59
2016 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS	60
COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION	63
CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS	63
Review and Approval or Ratification of Related Person Transactions	63
PROPOSAL 2 - RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM	64
REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS	65
AUDITOR INDEPENDENCE	66
PROPOSAL 3 - ADVISORY VOTE TO APPROVE 2016 EXECUTIVE COMPENSATION	67
PROPOSAL 4 - ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION	68
PROPOSAL 5 - STOCKHOLDER PROPOSAL CONCERNING SPECIAL MEETINGS	69
2018 STOCKHOLDER PROPOSALS	71
OTHER MATTERS	71
ANNUAL MEETING INFORMATION	72
Voting Rights and Outstanding Shares; Approval	72
Revocability of Proxies	73
Solicitation	73
How to Attend the Annual Meeting	74
UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION	75
Non-GAAP Financial Measures	76
FORM OF PROXY CARD	77

THE PRICELINE GROUP INC. - 2017 Proxy Statement    12

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■ PROPOSAL 1	ELECTION OF DIRECTORS

The Board currently consists of eleven directors, with no vacancies, and the term of all of the directors expires at the Annual Meeting. In addition, the Board has appointed Mr. Robert J. Mylod, Jr. as a director, effective May 15, 2017. The Board has proposed that the following twelve nominees, each of whom is a current director (other than Mr. Mylod, who is joining the Board on May 15, 2017), be elected to the Board at the Annual Meeting to hold office for a one-year term until the next annual meeting of stockholders and until his or her successor has been duly elected and qualified: Timothy M. Armstrong, Jeffery H. Boyd, Jan L. Docter, Jeffrey E. Epstein, Glenn D. Fogel, James M. Guyette, Robert J. Mylod, Jr., Charles H. Noski, Nancy B. Peretsman, Thomas E. Rothman, Craig W. Rydin and Lynn M. Vojvodich. Unless otherwise instructed, it is the intention of the persons named as proxies on the accompanying proxy card to vote shares represented by properly executed proxies for such nominees. The proxies solicited by this proxy statement may not be voted for more than twelve nominees.

With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote. Holders of common stock may not cumulate their votes in the election of directors.

Although the Board anticipates that the twelve nominees will be available to serve as directors on our Board, if any of them should be unwilling or unable to serve, it is intended that the proxies will be voted for the election of such substitute nominee or nominees as may be designated by the Board. If elected at the Annual Meeting, each of the nominees would serve a one-year term until the 2018 annual meeting of stockholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. Each person nominated for election has agreed to serve if elected. We have no reason to believe that any nominee will be unable to serve.

     The Board of Directors recommends a vote FOR each of the Board’s nominees.

We believe that our directors should possess high personal and professional ethics and integrity, and be committed to representing the long-term interests of our stockholders. We endeavor to have a Board representing a range of experiences at policy-making levels in business and in areas that are relevant to our global activities. The Board and the Nominating and Corporate Governance Committee believe that, in light of our businesses and structure, the following are key areas of experience, qualifications and skills that should be represented on the Board:

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Leadership experience. The Board believes that directors with experience in significant leadership positions over an extended period, especially chief executive officer positions, provide us and the Board with special insights. These individuals generally possess extraordinary leadership qualities and the ability to identify and develop those qualities in others. They demonstrate a practical understanding of organizations, processes, strategy, risk management and the methods to drive change and growth.

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Finance experience. The Board believes that an understanding of finance, financial statements and financial reporting processes is important for our directors. We generally measure our operating and strategic performance by reference to financial targets. In addition, accurate financial reporting and effective auditing are critical to our success.

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Industry experience. The Board seeks to have directors with experience in Internet or technology businesses or in the travel industry, because it believes that having directors experienced in the industries in which we operate is important for our success and the Board’s ability to oversee management.

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Global experience. Our future success depends, in part, on our ability to continue to grow our businesses outside the United States. In 2016, approximately 88% of our consolidated gross profit was generated by our international businesses. As a result, the Board believes it is important that it include directors with a global business perspective and significant international business experience.

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Sales and Marketing experience. The Board seeks to have directors with significant sales and marketing experience to provide additional insight and advice to management as our business is highly dependent on effective marketing, including brand and performance advertising.

THE PRICELINE GROUP INC. - 2017 Proxy Statement    13

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The foregoing areas of experience, qualifications and skills that were particularly identified with each nominee by the Nominating and Corporate Governance Committee and the Board when considering the re-nomination of the current directors (and Mr. Mylod) are summarized in the following chart and described more fully in each nominee’s biography set forth below.

Director Qualifications

	Leadership	Finance	Industry	Global Business	Sales and Marketing
Timothy M. Armstrong	✔		✔	✔	✔
Jeffery H. Boyd	✔		✔	✔	✔
Jan L. Docter		✔	✔	✔
Jeffrey E. Epstein	✔	✔	✔	✔
Glenn D. Fogel	✔		✔	✔
James M. Guyette	✔		✔	✔	✔
Robert J. Mylod, Jr.	✔	✔	✔	✔
Charles H. Noski	✔	✔	✔	✔
Nancy B. Peretsman		✔	✔
Thomas E. Rothman	✔			✔	✔
Craig W. Rydin	✔	✔		✔	✔
Lynn M. Vojvodich			✔	✔	✔

The evaluation of director nominees, including each nominee’s independence from management, by the Nominating and Corporate Governance Committee and the Board also takes into account director tenure. Although re-nomination of incumbent directors is not automatic, the Nominating and Corporate Governance Committee believes that Board continuity facilitates effective and efficient leadership, risk management and oversight and that the knowledge and understanding of our business gained over years of service are important attributes to consider when determining nominees for election to the Board. The Nominating and Corporate Governance Committee and the Board believe that the current mix of directors reflects an appropriate mix of short-, medium- and long-tenured directors, with the Board’s independent directors having an average tenure of 8.8 years, including the addition of four new independent directors since January 1, 2013.

THE PRICELINE GROUP INC. - 2017 Proxy Statement    14

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Nominees for Election as Directors

Set forth below is biographical information as of March 31, 2017 for each person nominated for election to the Board at the Annual Meeting.

Name	Age	Director Since	Committee Memberships
Timothy M. Armstrong	46	2013	• Compensation
Jeffery H. Boyd (Executive Chairman)	60	2001
Jan L. Docter	67	2007	• Audit
Jeffrey E. Epstein	60	2003	• Audit • Compensation
Glenn D. Fogel	55	2017
James M. Guyette (Lead Independent Director)	71	2003	• Compensation • Nominating and Corporate Governance (Chair)
Robert J. Mylod, Jr.	50	2017
Charles H. Noski	64	2015	• Audit (Chair)
Nancy B. Peretsman	63	1999	• Nominating and Corporate Governance
Thomas E. Rothman	62	2013	• Nominating and Corporate Governance
Craig W. Rydin	65	2005	• Audit • Compensation (Chair)
Lynn M. Vojvodich	49	2016	• Nominating and Corporate Governance

Timothy M. Armstrong

Mr. Armstrong has served as Chief Executive Officer of AOL Inc. since April 2009. He also served as Chairman of the Board of AOL Inc. from April 2009 until Verizon acquired the company in June 2015. Prior to that, Mr. Armstrong served as President, Americas Operations and Senior Vice President of Google Inc. Mr. Armstrong joined Google in 2000 as Vice President, Advertising Sales, in 2004 was promoted to Vice President, Advertising and Commerce and in 2007 was named President, Americas Operations and Senior Vice President. Before joining Google, Mr. Armstrong served as Vice President of Sales and Strategic Partnerships for Snowball.com and as Director of Integrated Sales and Marketing at Starwave’s and Disney’s ABC/ESPN Internet Ventures. Mr. Armstrong started his career by co-founding and running a newspaper based in Boston, Massachusetts. Mr. Armstrong is a trustee of the Paley Center for Media, the New York Regional Board of Teach For America, the Waterside School and the U.S. Olympic & Paralympic Foundation. He is a Chair Emeritus of the Ad Council and Chairman of the IAB Education Foundation, both of which are non-profit organizations.

Director Qualifications:

•

Leadership, Industry and Global Business experience - extensive experience, expertise and background in global Internet businesses and the interactive media industry gained from his position as Chief Executive Officer of AOL and his former positions at Google; and his corporate leadership experience gained from his position as Chief Executive Officer of AOL.

•

Sales and Marketing experience - extensive experience and background in Internet marketing and sales from his position as Chief Executive Officer of AOL and his former positions at Google and ABC/ESPN Internet Ventures.

Jeffery H. Boyd, Executive Chairman

Mr. Boyd has served on our Board since October 2001, as the Chairman of our Board since January 2013, and as the Executive Chairman of our Board since January 2017. Mr. Boyd served as our Interim Chief Executive Officer and President from April 2016 to December 2016 and as our President and Chief Executive Officer from November 2002 until December 2013. Mr. Boyd was our President and Co-Chief Executive Officer from August 2002 to November 2002 and Chief Operating Officer from November 2000 to August 2002. He previously served as our Executive Vice President, General Counsel and Secretary from January 2000 to October 2000. Prior to joining us, Mr. Boyd was Executive Vice President, General Counsel and Secretary of Oxford Health Plans, Inc. Mr. Boyd is a member of the Board of Directors of The Home Depot.

Director Qualifications:

•

Leadership, Industry, Global Business, and Sales and Marketing experience - Mr. Boyd’s long and successful tenure as our President and Chief Executive Officer.

Jan L. Docter

Mr. Docter has been a self-employed business consultant since 2006. He is also an investor and actively involved in a number of

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early-stage companies. From 2003 until its acquisition by us in 2005, Mr. Docter was the Chief Financial Officer of Booking.com. From 2005 to 2006, Mr. Docter served as the Chief Financial Officer of Corio NV, an international real estate investment company that was listed on the Amsterdam Stock Exchange until it merged with Klépierre in 2014. From 1987 to 2003, he was Chief Financial Officer, and later Deputy CEO of, Getronics NV, a Dutch-based global information and communications technology services company that was listed on the Amsterdam Stock Exchange until it merged with Royal Dutch Telecom in 2007. From 1985 to 1988, he was Chief Financial Officer of Centrafarm Group NV, a European producer of generic drugs, which was listed on NASDAQ until 1987. Prior to that, Mr. Docter held various management positions at Polygram NV, currently known as Universal Music Group. He has also worked with the Dutch Ministry of Economic Affairs, and served on the Advisory Board of the Amsterdam Stock Exchange until it merged with Euronext in 2000. Mr. Docter is also a non-executive director of some private Dutch companies. Mr. Docter holds a Master's degree in economics from the Erasmus University of Rotterdam.

Director Qualifications:

•

Finance experience - former chief financial officer of European-based public companies and Booking.com.

•

Industry and Global Business experience - former chief financial officer of and human resource consultant to Booking.com; former chief financial officer and deputy CEO of a global technology services company.

Jeffrey E. Epstein

Mr. Epstein is an Operating Partner at Bessemer Venture Partners, a venture capital firm, which he joined in November 2011. From August 2011 to May 2014 he also served as a Senior Advisor at Oak Hill Capital Partners, a private equity firm. Mr. Epstein was Executive Vice President and Chief Financial Officer of Oracle Corporation from September 2008 to April 2011. Mr. Epstein has served as a member of the Board of Directors of Shutterstock, Inc., a global provider of licensed imagery, since April 2012 and serves as Chairman of its Audit Committee and a member of its Nominating and Corporate Governance Committee. Since January 2013, Mr. Epstein has served as a member of the Board of Directors of Global Eagle Entertainment Inc., a provider of in-flight video, Internet and other content to airlines and their passengers, and serves as chairman of its Audit Committee and as a member of its Corporate Governance and Nominating Committee. Mr. Epstein serves as a member of the Board of Directors of Kaiser Permanente, a leading U.S. not-for-profit health care provider and health plan.

Director Qualifications:

•

Finance and Global Business experience - former chief financial officer of Oracle, the world’s largest enterprise software company.

•

Leadership and Industry experience - former senior executive at Internet advertising company; board member of Internet companies; board member of supplier to the airline industry; former chief financial officer of Oracle.

Glenn D. Fogel – Chief Executive Officer and President

Mr. Fogel has served as our Chief Executive Officer and President since January 2017. Previously, he served as our Head of Worldwide Strategy and Planning from November 2010 to December 2016 and as our Executive Vice President, Corporate Development, from March 1, 2009 to December 2016. Mr. Fogel joined us in February 2000. Prior to that, he was a trader at a global asset management firm and prior to that was an investment banker specializing in the air transportation industry. Mr. Fogel is a member of the New York State Bar (retired).

•

Leadership experience - service as our President and Chief Executive Officer; and his previous service as our Head of Worldwide Strategy and Planning, responsible for global corporate strategy, worldwide mergers and acquisitions, business development initiatives and strategic alliances, helping lead us during a long period of sustained global growth.

•

Industry and Global Business experience – over 16 years at our company.

James M. Guyette

Mr. Guyette served as Chairman, President and Chief Executive Officer of Rolls-Royce North America Inc., a world-leading supplier of power systems to the global aerospace, defense, marine and energy markets, from 1997 through May 2015. Prior to joining Rolls-Royce, Mr. Guyette was Executive Vice President - Marketing and Planning for United Airlines, where he also held a number of other senior roles over nearly 30 years. Mr. Guyette served as a member of the Board of Directors of Rolls-Royce plc from 1997 until May 2015, and is Chairman of the Board of Directors of PrivateBancorp, Inc., where he has served on the Board of Directors since 1989. He is a member of the St. Mary’s College - Moraga CA - Board of Regents.

Director Qualifications:

•

Leadership and Global Business experience - served as chief executive officer of a leading multinational supplier to global aerospace, defense, marine and energy markets; director of two other public companies, including a multinational public company.

•

Industry and Global Business experience - approximately thirty years at one of the world’s largest airlines; former director of a global distribution system.

•

Sales and Marketing experience - extensive experience in sales and marketing from his positions at Rolls-Royce and United Airlines.

Robert J. Mylod, Jr.

Mr. Mylod is the Managing Partner of Annox Capital Management, a private investment firm that he founded in 2013. From 1999 to 2011, Mr. Mylod held several roles with us, including Vice Chairman, Head of Worldwide Strategy and Planning, and Chief Financial Officer. Prior to joining us, Mr. Mylod was a Principal at Stonington Partners, a private equity investment firm. Between October 2015 and April 2017, Mr. Mylod served as a member of the board of directors of Autobytel, a company that facilitates the buying and selling of cars online. Since 2001, Mr. Mylod has served as a member of the board of directors of EverBank, a U.S.

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savings bank providing online and mobile banking and financial services, and has served on EverBank’s Compensation Committee and as the Chairman of the Nominating and Corporate Governance Committee since EverBank went public in 2012. Mr. Mylod has served as a member of the board of directors of Novocure, a cancer treatment company, and on its Audit Committee since 2012, and on its Nominating and Corporate Governance Committee since 2015. He also serves on the board of directors of several privately held companies. Mr. Mylod received an A.B. in English from the University of Michigan and an M.B.A. from the University of Chicago Graduate School of Business.

Director Qualifications:

•

Leadership and Finance experience – our former chief financial officer; significant finance and investment experience as the founder and managing partner of Annox Capital Management.

•

Industry and Global Business experience – board member of several public and private technology companies; various positions with our company over 12 years, helping lead us during a long period of sustained global growth.

Charles H. Noski

In 2012, Mr. Noski retired from the role of Vice Chairman of Bank of America Corporation, to which he was named after previously serving as that company’s Executive Vice President and Chief Financial Officer. Prior to this, Mr. Noski served as Chief Financial Officer, Corporate Vice President and as a member of the Board of Directors of Northrop Grumman Corporation. Prior to Northrop Grumman, he was Vice Chairman of the Board of Directors and Chief Financial Officer of AT&T Corporation. Before that, Mr. Noski led Hughes Electronics Corporation in various senior executive roles, including as Vice Chairman and as President and Chief Operating Officer. Mr. Noski began his career at Deloitte & Touche LLP where he was named Partner. Mr. Noski has served as a member of the Board of Directors of Microsoft Corporation since 2003 and is the Chair of Microsoft’s Audit Committee and a member of its Governance and Nominating Committee. Mr. Noski has served as a member of the Board of Directors of Avon Products, Inc. since 2012 and is the Chair of Avon’s Audit Committee and a member of its Nominating and Corporate Governance Committee. Mr. Noski is also Chairman of the Board of Trustees of the Financial Accounting Foundation and a member of the Board of Directors of the National Association of Corporate Directors. In addition, Mr. Noski served as a member of the Board of Directors of Avery Dennison Corp., a global labeling and packaging company, from 2011 to 2014.

Director Qualifications:

•

Leadership, Finance and Global Business experience - senior leadership roles at large public, global companies, including as Chief Financial Officer of Bank of America; service as a partner at one of the world’s largest public accounting firms.

•

Industry experience - service as President and Chief Operating Officer of a large, public technology company; service as Chief Financial Officer of public technology companies and as a director of Microsoft.

Nancy B. Peretsman

Ms. Peretsman is a Managing Director at Allen & Company LLC, an investment bank, with which she has been associated since 1995. During her tenure at Allen & Company, Ms. Peretsman has provided advice and capital to over one hundred small, high growth businesses and served as advisor to many of the world’s largest media and consumer companies. Prior to joining Allen & Co., Ms. Peretsman was at Salomon Brothers from 1983 to 1995, where she headed the worldwide media investment banking practice and was a Managing Director from 1990 to 1995. Ms. Peretsman is an Emeritus Trustee of Princeton University, serves on the Board of Trustees of The Institute for Advanced Study and is a member of the National Board of Directors of Teach For America.

Director Qualifications:

•

Finance and Industry experience - current managing director at an investment bank; advisor to leading Internet, media and consumer companies.

Thomas E. Rothman

Mr. Rothman has served as Chairman of Sony Pictures Entertainment Motion Picture Group since March 2015. From September 2013 to February 2015, Mr. Rothman was Chairman of TriStar Productions, a motion picture and television venture with Sony Pictures Entertainment. Previously, Mr. Rothman served as Chairman of Fox Entertainment Group Inc., a media company and subsidiary of News Corp. from 2000 to 2005 and as its Chairman and Chief Executive Officer from 2005 to 2012. Mr. Rothman served as President of Twentieth Century Fox Film Group from January 2000 to August 2000, and served as President of Twentieth Century Fox Production from 1995 to 2000. In 1994, Mr. Rothman founded and served as President of Fox Searchlight Pictures. Prior to that, he served as President of Worldwide Production for the Samuel Goldwyn Company from 1989 to 1994. Mr. Rothman also served as an associate and then partner with Frankfurt, Kurnit, Klein & Selz, a law firm, from 1982 to 1987. Mr. Rothman serves as a member of the Board of Directors of the Sundance Institute and the American Film Institute, emeritus. He is also a member of the Boards of California Institute of the Arts (CalArts), Brown University (emeritus), and was appointed by President Obama and confirmed by the U.S. Senate as a member of the National Council of the Arts, the governing body for the National Endowment for the Arts.

Director Qualifications:

•

Leadership and Global Business experience - extensive executive leadership of global media companies.

•

Sales and Marketing experience - a long and successful career marketing motion pictures, television programs and other media.

Craig W. Rydin

From October 2011 to October 2013, Mr. Rydin served as the Non-Executive Chairman of The Yankee Candle Company, a maker of scented candles. Prior to being named Non-Executive Chairman, Mr. Rydin was the Executive Chairman of The Yankee

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Candle Company. Prior to being named Executive Chairman in October 2009, Mr. Rydin served as Chairman and Chief Executive Officer of Yankee Candle Inc. from April 2001 to October 2009 and served as Chairman of the Board of Directors of The Yankee Candle Company from February 2003 to October 2013. Prior to joining Yankee Candle, Mr. Rydin was the President of the Away From Home food services division of Campbell Soup Company, a position he held from 1998 to 2001. From 1996 to 1998, Mr. Rydin served as President of the Godiva Chocolatiers division of Campbell. Prior to his position with Godiva, Mr. Rydin held a number of senior management positions at Pepperidge Farm, Inc., also a part of Campbell. Mr. Rydin has served as a member of the Board of Directors of Philips-Van Heusen since 2006 and is currently a member of its Compensation Committee and Nominating Committee, has served as a member of the Board of Directors of Fitness Connection since 2013, and served as a member of the Board of Directors of Au Bon Pain from 2009 until 2016.

Director Qualifications:

•

Sales and Marketing experience - extensive experience in global sales and marketing from senior roles at consumer products and food services companies.

•

Leadership, Finance and Global Business experience - former chief executive officer and chairman of leading consumer products company; director of another public company; senior leadership experience at global food services companies.

Lynn M. Vojvodich

Ms. Vojvodich served as Executive Vice President and Chief Marketing Officer of salesforce.com from 2013 to February 2017. Before joining Salesforce, Ms. Vojvodich was a partner at Andreessen Horowitz, a leading venture capital firm, where she helped companies build their go-to-market strategies. Previously, she was the Chief Marketing Officer at Terracotta Inc., a leader in in-memory and cloud-enabling technology. Ms. Vojvodich has also served in various roles at organizations including Bain & Company and Microsoft. Ms. Vojvodich has served as a member of the Board of Directors of Ford Motor Company since April 2017. Ms. Vojvodich began her career as a mechanical engineer in a hard hat working on the design and construction of Gulfstream jets and offshore oil structures. She holds a B.S. in Product Design and Mechanical Engineering from Stanford University and an MBA from Harvard Business School.

Director Qualifications:

•

Industry, Global Business, and Sales and Marketing experience - extensive experience, expertise and background in Internet marketing and sales, including from her former position as Chief Marketing Officer of salesforce.com as well as prior senior marketing roles; responsible for global marketing at salesforce.com and prior experience in marketing positions at large, global organizations.

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Executive Officers

Set forth below is biographical information as of March 31, 2017 for our executive officers, other than Glenn D. Fogel, who became our Chief Executive Officer and President in January 2017, and Jeffery H. Boyd, our Executive Chairman, each of whom is nominated for election as a director. Biographical information for Messrs. Fogel and Boyd is set forth above.

Name	Title	Age	Executive Officer Since
Daniel J. Finnegan	Chief Financial Officer and Chief Accounting Officer	54	2005
Gillian Tans	President and Chief Executive Officer, Booking.com	46	2015
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary	47	2001

Daniel J. Finnegan

Mr. Finnegan has been Chief Financial Officer since January 2009. Mr. Finnegan was Senior Vice President, Controller and Chief Accounting Officer from October 2005 to January 2009. Mr. Finnegan joined us in April 2004 as Vice President and Chief Compliance Officer. Prior to that, Mr. Finnegan served as Chief Financial Officer for CS Technology, Inc., a consulting company, from October 2000 to April 2004.

Gillian Tans

Ms. Tans has served as the President of our Booking.com business since January 2015 and as the Chief Executive Officer of Booking.com since April 2016. Ms. Tans is responsible for overseeing all of Booking.com’s functional departments and operations. Prior to her appointment as Chief Executive Officer, Ms. Tans served as Booking.com’s Chief Operating Officer from September 2011 to April 2016 and as Booking.com’s Director Hotels & Content from 2002 to September 2011. Before joining Booking.com in 2002, Ms. Tans spent four years with the international Golden Tulip Worldwide hotel group, where she served as Product Manager, Marketing Manager and Director of Sales. Ms. Tans also worked for the Intercontinental Hotel Group and with a number of independent hotels. Ms. Tans began her career at Hershey Entertainment and Resorts.

Peter J. Millones

Mr. Millones has been our General Counsel and Corporate Secretary since January 2001, and Executive Vice President since April 2003. He previously served as Vice President and Associate General Counsel from March 2000 to January 2001. Prior to that, Mr. Millones was with the law firm of Latham & Watkins LLP. As part of his responsibilities, Mr. Millones oversees our executive compensation programs.

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■

CORPORATE GOVERNANCE AND BOARD MATTERS

The Board of Directors

The Board is elected by and accountable to the stockholders and is responsible for our strategic direction, oversight and control. Regular meetings of the Board are generally held six times per year and special meetings are scheduled when necessary. The Board held sixteen meetings in 2016. The Board met more often in 2016 as compared with prior years, primarily in connection with the departure of Darren Huston, our former President and Chief Executive Officer, the appointment of Jeffery H. Boyd as our Interim Chief Executive Officer and President, and the search for a permanent chief executive officer, which resulted in the appointment of Glenn D. Fogel as our President and Chief Executive Officer effective January 1, 2017. For 2016, all directors attended at least 75% of the meetings of the Board and the Board committees of which they were members held while they were serving on the Board and any such committees. The Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee, and has adopted written charters for each of these committees.

Strategic Framework and The Board’s Role in Company Strategy

As discussed in our Annual Report, we aim to achieve our mission to help people experience the world through global leadership in online travel and restaurant reservation and related services. We focus on relentless innovation and a commitment to serve both consumers and travel service provider and restaurant partners with unmatched service and best-in-class digital technology. As the online travel and dining categories continue to grow as consumer purchasing shifts from traditional off-line channels to interactive online channels, including mobile channels, our strategy is to continue to participate broadly in this online growth by expanding our service offerings and markets. In particular, we aim to be the world leader in online travel and restaurant reservation and related services by (a) providing consumers with the best experience, (b) partnering with travel service providers and restaurants to our mutual benefit, (c) operating entrepreneurial, independent brands that share best practices, and (d) investing in profitable and sustainable growth.

The Board is a key partner with management in formulating our strategy and oversees management’s implementation of our strategy. The Board and management, including our executive officers and the chief executive officers of our primary brands, meet annually in a day-long session to, among other things, review the state of the markets in which we operate, analyze our competitive position, measure our performance against our strategy and evaluate and adjust our strategy as deemed necessary or appropriate. While management takes the lead in preparing background materials and proposes the going-forward strategic direction for The Priceline Group, the Board plays an active role in evaluating, adjusting and approving our strategy. In particular, our Executive Chairman and Lead Independent Director work closely with management in advance of the meeting to prepare and approve the agenda for the meeting and to consult on the strategy to be proposed by management. Between these annual strategy meetings, management reports to the Board regularly, typically in connection with each regular meeting of the Board, on our implementation of the strategy and our progress toward reaching our strategic goals, and the Board discusses with management whether adjustments should be made in light of any changed circumstances, whether with respect to us, our markets, our competitors or otherwise. In addition, the Board meets regularly in executive session without management where, among other things, it discusses our performance and the continued viability of our strategy.

Corporate Governance

Corporate Governance Principles

We and our Board operate under corporate governance principles that are designed to maximize long-term stockholder value, align the interests of the Board and management with those of our stockholders and promote high ethical conduct among our directors and employees. A copy of our Corporate Governance Principles is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” Our Corporate Governance Principles include the following:

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✔ A majority of the Board must consist of independent directors.
✔ The Nominating and Corporate Governance Committee will annually concur on a CEO succession plan.
✔ The Board and each committee of the Board can hire its own outside advisors.
✔ The independent directors will have at least two regularly scheduled meetings each year.
✔ The Compensation Committee, meeting without our CEO present, will evaluate our performance and the performance of our CEO and will recommend to the Board the compensation of our CEO.
✔ We maintain stock ownership guidelines for directors and executive officers.

Director Independence. For 2016, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the directors elected at the 2016 annual meeting of stockholders other than Mr. Boyd (our former Interim Chief Executive Officer and President) was “independent” based on The NASDAQ Stock Market’s listing rules and our Corporate Governance Principles. For 2017, the Nominating and Corporate Governance Committee recommended to the Board, and the Board determined, that each of the nominees for election to the Board at the Annual Meeting is independent, other than Messrs. Boyd (the Executive Chairman of our Board), Fogel (our current Chief Executive Officer and President) and Mylod. In connection with the Nominating and Corporate Governance Committee’s recommendation regarding independence and the Board’s subsequent determination thereof, both the Committee and the Board take into account any relationships between us and companies with which directors may be affiliated, as well as the specific requirements of The NASDAQ Stock Market and the U.S. Securities and Exchange Commission (the “SEC”). The independent directors conduct at least two regularly scheduled executive sessions each year.

In connection with the independence determination of Mr. Armstrong, the Board and the Nominating and Corporate Governance Committee considered the ordinary course transactions between us and AOL, of which Mr. Armstrong is the Chief Executive Officer, primarily involving marketing affiliate relationships whereby we provide accommodation booking and restaurant reservation content to consumers through MapQuest (an AOL company) and under which we and AOL share in related commissions. In addition, the Board and the Nominating and Corporate Governance Committee considered the ordinary course transactions between us and Verizon, of which AOL is a subsidiary, primarily involving data center services, web services, voice services for call centers, CDN services, and caching and phone services. The Board and the Nominating and Corporate Governance Committee concluded that these transactions did not impair Mr. Armstrong’s independence because, among other reasons, the amounts in question were small in comparison to our revenues and those of Verizon and AOL and well below the thresholds set forth in The NASDAQ Stock Market’s independence standards and the fact that Mr. Armstrong was not involved in the transactions or in our decision to enter into these relationships with either Verizon or AOL.

In connection with the independence determination of Mr. Epstein, the Board and the Nominating and Corporate Governance Committee considered that we do business with Shutterstock, Inc., a public company, and five private companies on whose Board of Directors Mr. Epstein served in 2016. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with these companies did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were small relative to both our business and that of the applicable companies and the fact that Mr. Epstein was not involved in the transactions or in our decision to enter into commercial relationships with the applicable companies. The Board and the Nominating and Corporate Governance Committee also considered that OpenTable offers its California-based employees healthcare plan services through Kaiser Permanente, a not-for-profit health care services provider, and that Mr. Epstein is a member of Kaiser Permanente’s Board of Directors. The Board and the Nominating and Corporate Governance Committee considered that this ordinary course relationship with Kaiser Permanente did not impair Mr. Epstein’s independence because, among other reasons, the amounts in question were not material when compared with Kaiser Permanente’s revenues and our revenues, the relationship was in place prior to our acquisition of OpenTable and there was no connection between OpenTable’s offering of Kaiser Permanente’s healthcare services and Mr. Epstein’s service on Kaiser Permanente’s Board of Directors.

In connection with the independence determination of Mr. Noski, the Board and the Nominating and Corporate Governance Committee considered that Mr. Noski serves on the Board of Directors of Microsoft Corporation, a company from which we purchase various software products and services and which we also pay for online search marketing services, in each case in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course business relationships with Microsoft did not impair Mr. Noski’s independence because, among other reasons, the decision to purchase Microsoft products and services was made in the ordinary course of business and without Mr. Noski’s participation, Mr. Noski is not an executive officer of Microsoft and does not have a material interest in our relationships with Microsoft, and the amounts in question are well below the thresholds set forth in The NASDAQ Stock Market’s independence standards. In addition, these relationships began long before Mr. Noski joined our Board.

In connection with the independence determination of Ms. Peretsman, the Board and the Nominating and Corporate Governance Committee considered that Ms. Peretsman’s husband serves on the Board of Directors of one of our insurance providers. The Board and the Nominating and Corporate Governance Committee concluded that the relationship of Ms. Peretsman’s husband with the insurance provider did not impair her independence because, among other reasons, there was no connection between Ms. Peretsman or her husband and us with respect to purchasing the insurance, the insurance

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premiums were relatively small and we purchased the insurance through a broker (who identified and recommended the insurance provider).

In connection with the independence determination of Ms. Vojvodich, the Board and the Nominating and Corporate Governance Committee considered that during 2016 Ms. Vojvodich served as an executive officer of salesforce.com, a company from which we, primarily our agoda.com and OpenTable businesses, purchase software licenses and other services in the ordinary course of business. The Board and the Nominating and Corporate Governance Committee concluded that our ordinary course of business relationships with salesforce.com in 2016 did not impair Ms. Vojvodich's independence because, among other reasons, Ms. Vojvodich did not have a material interest in these arrangements and the amounts in question are well below the thresholds set forth in The NASDAQ Stock Market's independence standards.

Director Nominees. The Nominating and Corporate Governance Committee identifies, evaluates and recommends director candidates to the Board. In identifying and recommending nominees for election or appointment to the Board, the Nominating and Corporate Governance Committee places primary emphasis on the criteria set forth under "Selection of Directors - Nominations and Appointments" in our Corporate Governance Principles, namely that the nominee has:

•

the highest personal and professional ethics and integrity;

•

relevant business, professional or managerial skills and experience (including team-building and communication skills) useful to the oversight of our business;

•

demonstrated leadership skills through involvement in business, professional, charitable or civic affairs;

•

current knowledge and contacts in the markets and communities in which we do business and in our industry or other industries relevant to our business;

•

ability and willingness to commit adequate time to fulfilling Board and committee duties and responsibilities;

•

ability and willingness to exercise independent judgment, ask probing questions and express tough opinions; and

•

expertise, skills, knowledge, experience and personality that fit well with those of other directors and potential directors in building a Board that is effective, collegial and responsive to our needs and stockholder interests and that represents a diversity of viewpoints, backgrounds, experiences and other demographics.

The Nominating and Corporate Governance Committee does not set specific, minimum qualifications that nominees must meet in order for the committee to recommend them to the Board, but rather believes that each nominee should be evaluated based on his or her individual merits, taking into account our needs and the overall composition of the Board. The Nominating and Corporate Governance Committee's policy is to consider diversity, which it views broadly in terms of viewpoints, backgrounds, experience, gender, race and ethnic or national origin, as a factor in nominating persons for election or appointment to the Board. The Nominating and Corporate Governance Committee is committed to actively seeking out highly qualified women and individuals from minority groups to include in the pool from which Board nominees are chosen. Members of the Nominating and Corporate Governance Committee discuss and evaluate possible candidates in detail, and suggest individuals to explore in more depth. Outside consultants may be employed to help in identifying candidates. The Nominating and Corporate Governance Committee expects that other Board members and members of management may also make recommendations to the committee regarding potential Board candidates. Once a candidate is identified whom the Nominating and Corporate Governance Committee wants to seriously consider and move toward nomination, the chairperson of the Nominating and Corporate Governance Committee, or his or her designee, enters into a discussion with that nominee.

The Nominating and Corporate Governance Committee will consider nominees recommended by stockholders. Our Corporate Governance Principles require that the Nominating and Corporate Governance Committee give appropriate consideration to potential candidates recommended by stockholders in the same manner as other potential candidates identified by the Nominating and Corporate Governance Committee. Stockholders who wish to submit potential candidates for consideration by the Nominating and Corporate Governance Committee for election at our 2018 annual meeting of stockholders may do so in accordance with the procedures required under our By-laws and described in this Proxy Statement under the heading 2018 Stockholder Proposals on page 71.

When considering current directors for nomination for re-election to the Board, the Nominating and Corporate Governance Committee takes into account the performance of each director. The Nominating and Corporate Governance Committee also reviews the composition of the Board in light of our current challenges and needs and those of the Board, and determines whether it may be appropriate to add or remove individuals after considering, among other things, the need for specific expertise and issues of independence, judgment, age, skills, background, tenure and experience.

Communications with the Board of Directors. Stockholders may contact any of our directors, a committee of the Board, non-employee or independent directors as a group, or the Board as a whole by writing to them c/o Office of the General Counsel, The Priceline Group Inc., 800 Connecticut Avenue, Norwalk, Connecticut 06854. Stockholders should indicate how many shares of our common stock they own as of the date of their communication. Communications received in this manner will be handled in accordance with procedures developed and approved by the Board, including a majority of our independent directors. The procedures provide that in general, communications to the Board will be initially reviewed and logged by our General Counsel and then periodically, and at least quarterly, forwarded to the Lead Independent Director and/or the chairperson of the Nominating and Corporate Governance Committee.

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Attendance at Annual Meetings. We expect directors to attend our annual meetings of stockholders. Nine of the ten members of the Board who were directors at the time attended our 2016 annual meeting of stockholders. One director was unable to attend due to an unexpected work-related conflict that arose shortly before the meeting.

Compensation-related Corporate Governance. See Key Governance Matters on page 44 for our various compensation related corporate governance policies and practices, including, among other things, policies regarding compensation clawbacks, 10b5-1 plans and hedging and pledging of securities.

Other key corporate governance policies and practices include:

We do:
✔

Code of Ethics. We have adopted a code of ethics that we refer to as our “Code of Conduct” and we require all directors and employees (including officers) to adhere to it in discharging their work-related responsibilities. A copy of our Code of Conduct is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

✔

Annual Meetings. At each annual meeting of stockholders, stockholders have the ability to vote on important matters that are presented at the meeting, including the annual election of all of our directors.

✔

Special Meetings. If important matters arise between annual meetings of stockholders, our certificate of incorporation provides that the Chairman of the Board, the Vice Chairman of the Board, the Chief Executive Officer, the Board or stockholders holding at least 25% of our shares may call a special meeting of stockholders. If properly called, a special meeting of stockholders would provide all stockholders an opportunity to debate and vote on matters outside the annual meeting cycle.

✔

Majority Vote Standard. We have a majority vote standard in uncontested elections of directors, which means that directors are required to tender their resignation unless they receive the support of a majority of shares cast.

✔

Proxy Access and Stockholder Nominees. Stockholders have the opportunity to nominate individuals for election to the Board pursuant to our By-Laws and Delaware law and, in accordance with our By-Laws, to include nominees in our proxy statement. As approved by our stockholders at our 2015 annual meeting, our proxy access By-Law provides that:

•

any stockholder or group of stockholders holding at least 3% of our outstanding common stock,

•

holding the shares continuously for at least 3 years,

•

can include in our proxy statement nominees for up to 25% of our Board for election at an annual stockholders’ meeting.

✔

Annual Advisory Vote on Executive Compensation. The Board has implemented, and our stockholders have approved, an annual stockholder advisory vote on executive compensation, which means that stockholders have the opportunity to provide feedback on our executive compensation practices on an annual basis.

✔

Lead Independent Director. Since January 2013, we have had a Lead Independent Director with a set of defined responsibilities, including, among other things, if requested and when appropriate, ensuring availability for consultation and direct communication with major stockholders. See Corporate Governance and Board Matters - Leadership Structure and - Communications with the Board of Directors for more details.

✔

Stock Ownership Guidelines. The Board has adopted stock ownership guidelines for executive officers and non-employee directors. See Key Governance Matters on page 44 and 2016 Non-Employee Director Compensation and Benefits on page 60.

✔

Continuing Director Education. We encourage our directors to attend seminars and other corporate governance or director workshops to further develop their expertise or otherwise stay abreast of issues relevant to their service on the Board. Our policy is to reimburse directors for the costs of attending such programs. In addition, our Board and Board committees regularly invite outside experts to present to them on a variety of topics, which have included corporate governance trends and best practices and areas of risk management, such as cybersecurity and privacy issues.

We do not:
✘ Rights Plan. We do not have a stockholder rights plan, sometimes referred to as a “poison pill.”
✘ No Supermajority Voting Provisions. Neither our certificate of incorporation nor our By-Laws contain any supermajority voting provisions.
✘ No Classified Board. We do not have a classified board of directors. All directors are elected by the stockholders each year.

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Committees of the Board of Directors

Our Board has three standing committees: an Audit Committee, a Compensation Committee and a Nominating and Corporate Governance Committee. Each committee has a written charter, a copy of which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” The table below provides current membership for each Board committee.

Committee Membership and Independence

Name	Audit	Compensation	Nominating and Corporate Governance	Independent
Timothy M. Armstrong		✔		✔
Jeffery H. Boyd
Jan L. Docter	✔			✔
Jeffrey E. Epstein	✔	✔		✔
Glenn D. Fogel
James M. Guyette		✔		✔
Robert J. Mylod, Jr.
Charles H. Noski				✔
Nancy B. Peretsman			✔	✔
Thomas E. Rothman			✔	✔
Craig W. Rydin	✔			✔
Lynn M. Vojvodich			✔	✔
Number of Meetings in 2016	8	8	3
- Chair
✔ - Member

Audit Committee

The Audit Committee’s responsibilities include, among other things:

•

overseeing and reviewing our financial statements, accounting practices and related internal controls;

•

overseeing our relationship with our independent registered public accounting firm, including making all decisions relating to appointing, compensating, evaluating and retaining the independent registered public accounting firm;

•

overseeing our internal audit function;

•

establishing procedures for the submission, receipt and treatment of complaints or concerns regarding accounting or auditing matters; and

•

reviewing and approving all related party transactions (defined as transactions required to be disclosed by Item 404 of SEC Regulation S-K).

The Audit Committee is the primary committee of the Board overseeing our compliance program and risk management efforts generally, as well as our major financial risk exposures. For additional details, see Corporate Governance and Board Matters - Board's Oversight of Risk on page 26.

The Board has determined that each member of the Audit Committee is an independent director based on The NASDAQ Stock Market’s listing rules and that each member of the Audit Committee also satisfies the additional independence requirements of the SEC for members of audit committees. In addition, the Board has determined that each of Mr. Epstein and Mr. Noski is an “audit committee financial expert” as defined by SEC rules.

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Compensation Committee

The Compensation Committee’s responsibilities include, among other things, setting, or recommending to the Board for determination, the compensation of our chief executive officer, reviewing and approving the compensation of our other executive officers, administering employee benefit plans including incentive compensation plans and equity-based plans, and making recommendations to the Board with respect to the adoption of incentive compensation plans and equity-based plans. The Compensation Committee also oversees risks related to compensation programs. See Corporate Governance and Board Matters - Board’s Oversight of Risk on page 26 for additional details.

The Board has determined that each member of the Compensation Committee is an independent director based on The NASDAQ Stock Market’s listing rules and also meets The NASDAQ Stock Market’s additional requirements for membership on the Compensation Committee. The Compensation Committee has the authority to appoint and dismiss its advisors and compensation consultants and approve their compensation. These advisors report directly to the Compensation Committee. The Compensation Committee has retained Mercer Inc. (“Mercer”) as its outside compensation consultant. While Mercer reports to the Compensation Committee, the Compensation Committee authorized Mercer to communicate and work with management with respect to the compensation planning process.

The Compensation Committee has delegated limited authority to the Chief Executive Officer, the Chief Financial Officer and the Executive Vice President and General Counsel to determine whether and to what extent certain restricted stock, restricted stock units and performance share units held by non-executive officers may be settled, vested, canceled, forfeited, or surrendered pursuant to their terms (for instance, the Chief Executive Officer has the authority to determine whether an employee’s termination was, pursuant to the terms of a relevant agreement, “with cause” or “without cause”).

The Chairperson of our Compensation Committee works with our Chief Executive Officer and our Executive Vice President and General Counsel to establish agendas for each meeting of the committee. The Compensation Committee typically meets with our Chief Executive Officer, Chief Financial Officer, Executive Vice President and General Counsel and outside advisors. The Compensation Committee also regularly meets in executive session without management. The Compensation Committee receives and reviews materials in advance of each meeting. These materials include information that management believes will be helpful to the Compensation Committee as well as materials that the Compensation Committee has specifically requested.

Management plays a significant role in the compensation planning process. See Compensation Discussion and Analysis - The Role of Management on page 42.

With respect to the specific 2016 compensation initiatives detailed in the Compensation Discussion and Analysis section of this proxy statement (i.e., 2016 base salaries, bonus targets (and subsequent payouts) and equity grants), the bulk of the work related to the 2016 compensation process occurred between October 2015 and April 2016. During that time, the Compensation Committee met formally on seven occasions to review and discuss executive compensation matters, approve equity awards and 2016 compensation of executive officers (other than that of the chief executive officer). In May 2016, the Compensation Committee recommended that the Board approve the target compensation of Mr. Boyd, our Interim Chief Executive Officer and President. During the compensation planning process, the General Counsel and other employees interacted often with Mercer outside the context of Compensation Committee meetings to discuss a range of issues, including specific compensation proposals for executives, the structure of equity awards (i.e., the structure of the performance share units described in the Compensation Discussion and Analysis section of this proxy statement) and proposed funding mechanisms and structure of the 2016 bonus plan. In early 2017, the Compensation Committee determined funds to be allocated to the 2016 senior executive bonus pool and amounts to be paid to individual executive officers under the 2016 bonus plan. For further discussion of the compensation planning process relating to 2016 compensation initiatives and the Compensation Committee’s consideration of executive compensation, see Compensation Discussion and Analysis beginning on page 31.

Nominating and Corporate Governance Committee

The Nominating and Corporate Governance Committee is instrumental in our efforts to ensure that the Board is comprised of directors with the necessary skills and experience to effectively oversee our business. The Nominating and Corporate Governance Committee actively and regularly evaluates the composition of the Board, including the skills and experience of directors, in light of our changing business needs and challenges and takes the lead in identifying needed changes, whether with respect to adding directors with certain skills, experience or other desirable traits, planning for director retirements, ensuring an appropriate mix of short-, medium- and long-tenured directors or for any other reason. When the need for a new director arises, the Nominating and Corporate Governance Committee has the primary responsibility of seeking, identifying and qualifying director candidates. See Corporate Governance - Corporate Governance Principles - Director Nominees for more information about the Nominating and Corporate Governance Committee’s responsibilities with respect to director nominees.

The Nominating and Corporate Governance Committee also oversees the establishment and implementation of our corporate governance standards, practices and policies. The written charter of the Nominating and Corporate Governance Committee provides that it shall:

•

from time to time as deemed necessary or desirable in light of our needs and those of the Board, identify individuals believed to be qualified to become members of the Board, consistent

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with criteria approved by the Board and set forth in our Corporate Governance Principles and the Nominating and Corporate Governance Committee’s charter, and to nominate or recommend to the Board for nomination candidates to stand for election as directors at the annual meeting of stockholders;

•

identify members of the Board qualified to serve on and fill vacancies on any committee of the Board (including the Nominating and Corporate Governance Committee) and to recommend that the Board appoint the identified member or members to the respective committee;

•

assess whether candidates to join the Board would be “independent” under the listing rules of The NASDAQ Stock Market;

•

establish procedures to receive prompt notification of changes in a director’s circumstances that may affect his or her qualifications or independence as a director and review such information and make recommendations as deemed appropriate;

•

at least annually, review our Code of Conduct and review and consider the effectiveness of our Corporate Governance Principles and, if appropriate, recommend to the Board any suggested modifications or changes thereto; and

•

design a process for the Board to conduct a self-evaluation at least annually.

The Board has determined that each member of the Nominating and Corporate Governance Committee is an independent director based on The NASDAQ Stock Market’s listing rules.

The Nominating and Corporate Governance Committee approved and recommended to our Board the twelve director nominees standing for election at the Annual Meeting.

Leadership Structure

Mr. Boyd, who served as our President and Chief Executive Officer from 2002 until 2013, and as our Interim Chief Executive Officer and President from April 2016 to December 2016, currently serves as Executive Chairman of our Board, a position we view as that of an executive officer. The Board does not have a policy regarding the separation of the roles of Chief Executive Officer and Chairman of the Board as the Board believes that it is in our best interests and those of our stockholders to make that determination from time to time based on our needs and those of the Board. The Board has determined that separation of the roles of Chief Executive Officer and Chairman is currently in our best interests and those of our stockholders. Mr. Boyd’s continued leadership as the Executive Chairman of our Board provides an important connection between the non-employee directors on the Board and Mr. Fogel, our President and Chief Executive Officer, due to Mr. Boyd's recent and continuing service as an executive officer, and his resulting familiarity with our operations. In light of Mr. Boyd’s recent service as an executive officer and current service as our Executive Chairman, the Board maintains the position of Lead Independent Director. Mr. Guyette, the Chairman of the Nominating and Corporate Governance Committee, serves as the Lead Independent Director. The responsibilities of the Lead Independent Director can be found on our corporate website (www.pricelinegroup.com) under the tab “For Investors” and include, among other things, the following:

•

to call, set the agenda for and lead meetings and executive sessions of the independent directors;

•

consult with the Board Chairperson and, if different, the Chief Executive Officer regarding Board meeting agendas;

•

from time to time as the Lead Independent Director deems necessary or appropriate, consult with the Board Chairperson and the Chief Executive Officer as to the quality, quantity and timeliness of the flow of information from management that is necessary for the independent directors to perform their duties effectively;

•

on a case-by-case basis and where appropriate, if requested by major stockholders, ensure availability for consultation and direct communication with such stockholders; and

•

authorize the retention of outside advisors and consultants who report directly to the Board.

Board’s Oversight of Risk

Our risk management activities include the identification and assessment of the key risks facing us among the universe of business risks (e.g., strategic, operational, financial, privacy and data protection, security and technology, and legal, regulatory and compliance risks). These key risks are identified across the organization from multiple regions and functions, in a process undertaken generally by our internal audit function and overseen primarily by our Audit Committee. The Board and Audit Committee review these risks at least on an annual basis after they have been identified and assessed by management. The Board, or a committee of the Board, regularly reviews the initiatives put in place to mitigate the effects of these risks. These reviews include updates throughout the year from the businesses, regions and functions from which the key risks arise. Depending on the risk, the update may be presented to the full Board or, if appropriate, to a committee of the Board, which will report to the full Board as appropriate. The Board’s and each committee’s role is one of oversight, recognizing that management is responsible for executing our risk management policies. The oversight of risk within the organization is an evolving process requiring us to continually look for opportunities to further embed systematic enterprise risk management into ongoing business processes across the organization. The Board actively encourages management to continue to develop this process.

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In addition to the Board’s role in enterprise risk management, various committees of the Board are also responsible for the oversight of certain risks.

The Audit Committee oversees:

•

our risk assessment and processes generally;

•

our internal control over financial reporting;

•

our risk management related to hedging activities, investments and use of derivative instruments;

•

our risk assessment and processes related to privacy, data protection, security and technology; and

•

our general operational, business continuity, legal, regulatory and compliance risks.

The Audit Committee is committed to effective, involved oversight of management’s risk assessment and management efforts. The Audit Committee has established a regular practice of meeting with those members of management with responsibility for privacy, data protection, security and technology risks to discuss these risks, risk management activities and efforts, best practices, lessons learned from incidents at other companies as well as at our company, the effectiveness of our security measures and other related matters, as well as periodically meeting with outside experts in these areas. Members of management responsible for our internal audit and compliance functions also meet with the Audit Committee regularly, including in executive sessions without other members of management present, to report on their areas of responsibility.

The Compensation Committee oversees risks related to compensation programs and regularly reviews and assesses our compensation policies and practices, including those applicable to our named executive officers, to determine whether they incentivize undesired risk-taking. For further discussion, see Compensation Discussion and Analysis – Executive Compensation Program Philosophy and Objectives on page 34. The Compensation Committee believes that our compensation programs do not create or encourage excessive or inappropriate risk-taking that is reasonably likely to have a material adverse effect on us or our business.

As discussed above under Nominating and Corporate Governance Committee on page 25, the Nominating and Corporate Governance Committee oversees risks related to the composition of our Board, including ensuring that we have Board members with the appropriate experience, judgment, availability, skills, tenure and ability to effectively oversee our business and fulfill the duties of the Board and each Board committee. In addition, the Nominating and Corporate Governance Committee oversees our corporate governance practices and is involved in the development, improvement and review of our global compliance program, including our Code of Conduct.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth certain information known to us with respect to beneficial ownership of our common stock as of March 31, 2017 by (1) each person known by us to be the beneficial owner of more than 5% of our common stock; (2) each member of the Board; (3) our Chief Executive Officer, our Chief Financial Officer and each of our other named executive officers in the Summary Compensation Table in this proxy statement, except for Mr. Huston, who ceased to be our director, officer or employee as of April 27, 2016; and (4) all directors and executive officers as a group. The percentage of shares owned is based on 49,180,147 shares outstanding as of March 31, 2017.

	Shares beneficially owned(a)
Name of beneficial owner	Number	Percent
Jeffery H. Boyd(b)	62,266	*
Tim Armstrong(c)	50	*
Jan L. Docter(d)	6,000	*
Jeffrey E. Epstein(e)	5,248	*
Glenn D. Fogel	19,866	*
James M. Guyette	2,237	*
Charles H. Noski(f)	50	*
Nancy B. Peretsman(g)	3,350	*
Thomas E. Rothman(h)	50	*
Craig W. Rydin(i)	446	*
Lynn M. Vojvodich	50	*
Daniel J. Finnegan	14,801	*
Gillian Tans	2,352	*
Peter J. Millones	3,603	*
T. Rowe Price Associates, Inc.(j)	5,843,017	11.9%
The Vanguard Group(k)	3,110,688	6.3%
BlackRock, Inc.(l)	2,942,623	6.0%
All directors and executive officers as a group (14 persons)(m)	120,369	*
*

Represents beneficial ownership of less than one percent.

(a)

Beneficial ownership is determined in accordance with the rules of the SEC and includes sole or shared voting and investment power with respect to securities, except as discussed in the footnotes below. Shares of common stock issuable (i) upon the exercise of stock options that are currently exercisable or exercisable within 60 days after March 31, 2017 and (ii) upon vesting of restricted stock units or performance share units that vest by their terms within 60 days after March 31, 2017, are deemed to be outstanding and to be beneficially owned by the person holding such stock options, restricted stock units and/or performance share units for the purpose of computing the percentage ownership of such person, but are not treated as outstanding for the purpose of computing the percentage ownership of any other person. Certain directors have elected to defer receipt of shares of common stock pursuant to vested restricted stock unit awards for tax planning purposes. However, depending on the terms of the deferral program in place at the time of the deferral, if the director does not have the right to receive the shares until more than 60 days after termination of board service, those shares are not included in the above table even though the director has vested in the shares and bears the economic risk of ownership.

(b)

Does not include 567 vested shares the receipt of which has been deferred by Mr. Boyd for tax planning purposes (such shares will be issued to Mr. Boyd 90 days after termination of his Board service).

(c)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes (such shares will be issued to Mr. Armstrong 90 days after termination of his Board service).

(d)

Includes 6,000 shares held by a family trust of which Mr. Docter is a beneficiary.

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(e)

Does not include 4,043 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes (such shares will be issued to Mr. Epstein 90 days after termination of his Board service).

(f)

Does not include 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes (such shares will be issued to Mr. Noski 90 days after termination of his Board service).

(g)

Includes 521 shares held by a limited liability company of which Ms. Peretsman is a Manager. Does not include 1,072 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes (such shares will be issued to Ms. Peretsman 90 days after termination of her Board service); and does not include 21,430 shares held by a foundation for which Ms. Peretsman serves as a trustee, of which Ms. Peretsman disclaims beneficial ownership. Allen & Company LLC disclaims beneficial ownership of the shares described in this note (g).

(h)

Does not include 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes (such shares will be issued to Mr. Rothman 90 days after termination of his Board service).

(i)

Does not include 863 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes (such shares will be issued to Mr. Rydin 90 days after termination of his Board service).

(j)

Based solely on information provided in a Schedule 13G/A filed by T. Rowe Price Associates, Inc. (“Price Associates”) with the SEC on February 7, 2017. For purposes of the reporting requirements of the Exchange Act, Price Associates is deemed to be a beneficial owner of such securities; however, Price Associates expressly disclaims beneficial ownership of such securities. Price Associates lists its address as 100 E. Pratt Street, Baltimore, Maryland 21202.

(k)

Based solely on information provided in a Schedule 13G/A filed by The Vanguard Group (“Vanguard”) with the SEC on February 13, 2017. These securities are owned by Vanguard directly or through wholly-owned subsidiaries of Vanguard. Vanguard lists its address as 100 Vanguard Boulevard, Malvern, Pennsylvania 19355.

(l)

Based solely on information provided in a Schedule 13G/A filed by BlackRock, Inc. (“BlackRock”) with the SEC on January 25, 2017. These securities are owned by various institutional investors affiliated with BlackRock. BlackRock lists its address as 55 East 52nd Street, New York, New York 10055.

(m)

Consists of shares beneficially owned by all of our directors and executive officers, including the named executive officers (except for Mr. Huston, who ceased to be our director, officer or employee as of April 27, 2016), as a group. Does not include 7,697 vested shares of non-employee directors, and 567 vested shares of Mr. Boyd, the receipt of which has been deferred for tax planning purposes (because such shares will be issued 90 days after termination of such director’s Board service).

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SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Exchange Act requires our directors, executive officers and persons who own more than ten percent of a registered class of our equity securities to file with the SEC initial reports of ownership and reports of changes in ownership of our common stock or any other equity securities of ours. Executive officers, directors and greater than ten percent stockholders are required by SEC regulations to furnish us with copies of all Section 16(a) forms they file.

To our knowledge, based solely on a review of the copies of such reports furnished to us and written representations that no other reports were required, during the fiscal year ended December 31, 2016, each of our executive officers, directors and greater than ten percent beneficial owners complied with the Section 16(a) filing requirements.

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COMPENSATION DISCUSSION AND ANALYSIS

This Compensation Discussion and Analysis (“CD&A”) describes our executive officer compensation program, provides information about the goals and the key elements of the program and explains the reasons behind the Compensation Committee’s executive officer compensation decisions. The CD&A focuses on the 2016 compensation program applicable to the following “named executive officers” (titles are as of December 31, 2016).

Name	Title
Jeffery H. Boyd(1)	Interim Chief Executive Officer and President
Darren R. Huston(2)	Former President and Chief Executive Officer; Former Chief Executive Officer, Booking.com
Daniel J. Finnegan	Chief Financial Officer and Chief Accounting Officer
Gillian Tans	President and Chief Executive Officer, Booking.com
Glenn D. Fogel(3)	Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning
Peter J. Millones	Executive Vice President, General Counsel and Corporate Secretary
(1)

Mr. Boyd ceased to be our Interim Chief Executive Officer and President as of December 31, 2016.

(2)

Mr. Huston ceased to be our President and Chief Executive Officer and the Chief Executive Officer of Booking.com on April 27, 2016.

(3)

Mr. Fogel became our President and Chief Executive Officer on January 1, 2017.

Summary Information

From an operating and financial perspective, 2016 was an outstanding year for The Priceline Group. We continue to operate the largest, most profitable global online travel business in the world, with a market capitalization of approximately $87.6 billion (as of March 31, 2017) and a 2016 operating margin of 28% as a percentage of gross profit (inclusive of a non-cash charge to goodwill associated with the acquisition of OpenTable). During 2016, Booking.com, our largest business, added over 260,000 accommodations to its reservation services, including over 175,000 vacation rental properties, and, as of March 31, 2017, had approximately 1,191,000 directly bookable hotels and other places to stay available through its websites and mobile offerings representing more than 25.2 million rooms. Based on room nights booked, which grew 28.7% in 2016 to more than 556 million, we continue to be the largest online accommodation reservation service in the world.

We are particularly proud of our ability to achieve both strong growth and industry-leading profitability over many years. Due to the highly international nature of our business, our financial performance as reported in U.S. Dollars, including our adjusted EBITDA, was negatively impacted by the strong U.S. Dollar when compared to many other currencies during 2016. Although our 2016 U.S. GAAP net income decreased by approximately 16% due primarily to a non-cash charge to goodwill associated with the acquisition of OpenTable, we still achieved year-over-year gross bookings (a common operating and statistical metric used in the travel industry representing the total U.S. Dollar value, generally inclusive of all taxes and fees, of all travel services purchased by consumers through our online travel reservation businesses, net of cancellations) growth of 22.6%, gross profit growth of 20.1% and adjusted EBITDA growth of 19.1%. Constant currency (i.e., using 2015 exchange rates) gross bookings growth of 25% and gross profit growth of 23% in 2016 are even more impressive, and demonstrate our fundamental operating strength.

From a multi-year perspective, we have achieved significant growth, with a 95% increase in gross bookings, a 106% increase in gross profit, a 63% increase in net income, and an 85% increase in adjusted EBITDA over the 2014-2016 three-year period as compared to the 2011-2013 three-year period. Over the three-year period from 2014 to 2016, we earned $7.1 billion of net income and $10.9 billion of adjusted EBITDA, and generated $9.9 billion of cash from operating activities (see Appendix A to this proxy statement for a reconciliation of adjusted EBITDA to U.S. GAAP net income). We had gross travel bookings of $173.9 billion over the same three-year period. Measured in terms of stockholder return, our stock price increased from $1,162.40 on December 31, 2013 to $1,466.06 on December 30, 2016, representing a 26.1% increase over that three-year period. Through the repurchase of shares of our common stock, we returned approximately $1.0 billion to stockholders in 2016 and approximately $4.9 billion over the 2014-2016 three-year period, representing 49% of the cash generated by operating activities during that three-year period.

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This outstanding performance is a result of many factors, most importantly actions taken by our corporate leadership team and the leadership teams at our primary brands: Booking.com, priceline.com, KAYAK, agoda.com, Rentalcars.com and OpenTable. During 2016, we continued our geographic expansion and increased the number and types of accommodations offered through our services, invested in and grew KAYAK’s meta-search business, executed on various growth initiatives, revamped OpenTable’s international expansion strategy, grew our rental car reservation business and benefited from collaboration among our different brands, all while maintaining our industry-leading profitability.

Although 2016 was a successful year for The Priceline Group, it was not without its challenges. In particular, in April 2016 we experienced an unexpected change in our Chief Executive Officer when Mr. Huston’s employment with us terminated, creating an immediate need for a new Chief Executive Officer at The Priceline Group and Booking.com. Fortunately, the active succession planning done by our Board and Compensation Committee allowed us to respond quickly to these circumstances. Mr. Boyd, our former President and Chief Executive Officer who was then serving as the Chairman of our Board of Directors, was appointed as our Interim Chief Executive Officer and President, and Ms. Tans, who was then serving as President and Chief Operating Officer of Booking.com, was appointed President and Chief Executive Officer of Booking.com. Their strong and active leadership and the confidence that provided to our employees, business partners and stockholders, together with the leadership of our other executive officers, were instrumental to our strong 2016 operational and financial results.

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Mr. Boyd’s 2016 compensation, including his performance-based bonus, reflects his highly effective management during this transition, as well as our performance and the other factors discussed below. The 2016 compensation for our other named executive officers also reflects our strong 2016 performance, as well as their individual accomplishments and contributions as discussed below.

Name and Principal Position	2016 Salary	2016 Stock Awards	2016 Incentive Payment	All Other 2016 Compensation	Total 2016 Compensation
Jeffery H. Boyd Interim Chief Executive Officer and President	$373,013	$8,092,792	$8,000,000	$33,291	$16,499,096
Darren R. Huston Former President and Chief Executive Officer; Former Chief Executive Officer, Booking.com	$288,573	$0	$0	$58,544	$347,117
Daniel J. Finnegan Chief Financial Officer	$315,000	$4,499,397	$1,200,000	$8,291	$6,022,688
Gillian Tans President and Chief Operating Officer, Booking.com	$498,356	$12,198,482	$4,405,440	$1,001	$17,103,279
Glenn D. Fogel Executive Vice President, Corporate Development and Head of Worldwide Strategy and Planning	$315,000	$4,499,397	$1,500,000	$8,416	$6,322,813
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	$330,000	$4,499,397	$1,700,000	$8,291	$6,537,688

Key Compensation Policies

The Compensation Committee continually reviews our executive officer compensation program and seeks the advice of Mercer, its independent compensation consultant, to ensure that it maintains compensation practices that are in the best interests of our stockholders.

We do:	We do not:
✔ Tie pay to performance.	✘ Provide change in control severance tax gross-ups and do have a policy against future such arrangements.
✔ Use “double triggers” in our severance agreements and equity awards.	✘ Permit stock option repricing without stockholder approval.
✔ Have significant stock ownership guidelines.	✘ Provide significant executive-only perquisites.
✔ Have a clawback policy.	✘ Grant stock options.
✔ Conduct an annual risk assessment of our executive officer compensation program.	✘ Permit hedging or pledging of our stock by our directors and executive officers.
✔ Cap the bonus pool from which senior executives’ individual cash bonuses are paid.

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Executive Compensation Program Philosophy and Objectives

The basic philosophy of our executive compensation program is to reward earnings growth because we believe that earnings growth is likely to create long-term stockholder value. We implement this philosophy by designing a senior executive compensation program based on the following principles:

•

Senior executives should be compensated primarily on performance, which we measure by earnings growth;

•

Senior executives should be measured and incentivized by metrics that are likely to increase long-term stockholder value;

•

The program should align the interests of senior executives with those of stockholders;

•

The attraction and retention of talented senior executives is key to our success;

•

The program should be consistent over time to enable senior executives to implement a long-term strategy and reward them if they achieve long-term results;

•

Senior executives should be compensated for their management of the business and not for external factors; and

•

The program should not incentivize excessive or inappropriate risk taking.

We have had substantially the same compensation program for many years, which we believe has been highly successful in delivering outstanding results for our stockholders. As can be seen in the graph below, over time our stock price has increased consistently with our adjusted EBITDA and at a similar rate. We believe this supports our view that earnings growth has resulted in the creation of significant stockholder value and is therefore the appropriate performance measure for our senior executive compensation program.

In addition, our stockholders have consistently expressed their approval of our senior executive compensation through our annual stockholder say-on-pay votes. See 2016 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration on page 43 for more information. Notwithstanding the foregoing, each year our Compensation Committee evaluates whether changes to our senior executive compensation program are appropriate or necessary to achieve desired financial and operational results and to align management interests with those of our stockholders.

The Compensation Committee believes that the compensation program should provide an appropriate balance between short-term and long-term performance, with an emphasis on long-term performance. As a result, our senior executive compensation program is designed to be weighted such that most of an executive’s potential compensation is delivered through our long-term equity incentive awards, which are in the form of performance share units (PSUs). In general, we pay below “market” (as defined below) salaries and provide above “market” target bonus opportunities to our senior executives to achieve “market” direct cash compensation for target performance. We also grant PSUs to provide our executives with a meaningful opportunity to receive significant compensation for superior long-term performance. The Compensation Committee believes that this approach focuses executives on long-term performance while encouraging responsible short-term decision making to achieve sustainable earnings growth over time. Different elements of our compensation program are designed to serve different objectives and drive different behaviors, and thereby work together to achieve the objectives described above, as follows:

•

Base salary and benefits are designed to provide a level of economic security and stability so that executives can focus on meeting our objectives.

•

Our annual performance-based cash bonus plan is designed to provide a meaningful bonus opportunity for executives tied to our annual earnings growth and individual objectives in connection with each executive’s annual individual performance goals.

•

Our long-term equity incentives are designed to provide a significant compensation opportunity tied to long-term earnings growth and increases in our stock price over a period of several years (typically three years).

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•

Severance arrangements and change-in-control provisions in our equity awards are designed to (a) encourage executives to remain focused on our business in the event of rumored or actual fundamental corporate change or changes in the organization or its employment needs and, if required, to provide assistance during any transition, and (b) manage compensation-related risks and align the interests of executives and stockholders by incentivizing executives to manage the business and evaluate potential change in control transactions from the perspective of a stockholder.

Our compensation program is substantially performance based, and our incentive compensation programs provide the significant majority of the compensation opportunity for our executives. As shown in the chart below, in 2016, consistent with prior years and our executive compensation program, compensation for our non-CEO named executive officers was primarily performance based.

As a result of Mr. Huston’s departure in April 2016, Mr. Boyd, our former President and Chief Executive Officer who was then serving as the Chairman of our Board of Directors, was appointed as our Interim Chief Executive Officer and President. Mr. Boyd’s primary tasks were to ensure a smooth transition without disruption to our business performance, address the need for leadership at Booking.com resulting from Mr. Huston’s departure, and perform the normal duties of Chief Executive Officer pending the Board’s search for and appointment of a permanent Chief Executive Officer. While Mr. Boyd’s base salary and annual performance-based cash bonus would be determined on the same basis as our prior chief executive officers and our current non-executive officers, due to the temporary nature of Mr. Boyd’s service as Interim Chief Executive Officer, the Compensation Committee determined that it would be more appropriate for Mr. Boyd to receive a restricted stock unit (RSU) award rather than a three-year PSU award.

Given that Mr. Boyd’s assignment was likely to last less than a year, the Board and the Compensation Committee designed a compensation package focused on an RSU award that was tied to the accomplishment of short term milestones that the Board and Compensation Committee believed would be a more effective incentive than a long-term equity grant. The Board and the Compensation Committee did, however, want to ensure that Mr. Boyd’s compensation was aligned with the interests of our stockholders. As a result, Mr. Boyd was eligible for a cash bonus under the 2016 Bonus Plan (as defined below), which was based on our achievement of earnings growth targets, and received an RSU award to ensure that a significant portion of his compensation was tied to our stock price performance. In addition, the vesting provisions of Mr. Boyd’s RSU award (discussed in more detail below) were designed (a) to secure Mr. Boyd’s services for sufficient time to allow the Board to conduct a thorough and successful search for a permanent Chief Executive Officer and for a transition period following the appointment of a permanent Chief Executive Officer, and (b) to ensure that Mr. Boyd was appropriately compensated should the search take longer than originally anticipated.

Mr. Fogel was appointed our permanent President and Chief Executive Officer as of January 1, 2017. Mr. Fogel’s target 2017 compensation reflects the application of our general executive compensation program, and is therefore designed to be substantially performance-based.

Benchmarking and Target Compensation

In making compensation decisions, the Compensation Committee compares each element of total compensation against a peer group of publicly-traded companies. The Compensation Committee reviews annually the appropriateness of the companies comprising the peer group. In determining the appropriate peer group of companies to be used in connection with the 2016 compensation planning process, the Compensation Committee looked closely at, among other things, companies included in the prior year’s peer group, as well as companies identified as peers by those companies. The primary characteristics used to evaluate which companies to include in the peer group were: industry, gross profits and peers identified by our peers. For comparison purposes, the Compensation Committee focused on the gross profit of the peer group, rather than revenues, as the Compensation Committee believes gross profit is a better indicator of company size. In particular, the Compensation Committee sought to include Internet merchandisers, online travel companies and other technology companies with gross profits between one-half and two times our annual gross profits. The Committee also included Amazon.com because, although its gross profits were more than two times our gross profits, there were relatively few comparable companies and it, like us, is a leading Internet commerce company.

After discussions with Mercer, the Compensation Committee's compensation consultant, the Compensation Committee determined that the fifteen companies listed below, which are primarily Internet services, travel services and/or e-commerce companies, would comprise the 2016 peer group (the “Compensation Peer Group”):

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Activision Blizzard, Inc.	Expedia, Inc.	LinkedIn Corporation
Adobe Systems Incorporated	Facebook, Inc.	Netflix, Inc.
Amazon.com, Inc.	IAC/InterActiveCorp	salesforce.com, inc.
eBay Inc.	Intuit Inc.	TripAdvisor, Inc.
Electronic Arts Inc.	Liberty Interactive Corporation	Yahoo! Inc.

These are the same companies as were used in 2015 except that the Compensation Committee removed Orbitz Worldwide, Inc. from the peer group due to its acquisition by Expedia in September 2015.

Based on the four most recent quarters of data that were available at the time that the Compensation Committee initiated its review (for most, but not all companies, the last quarter of 2014 through the first three quarters of 2015), our gross profit ranked at approximately the 80th percentile of the Compensation Peer Group. In comparing our executive compensation against the Compensation Peer Group, the Compensation Committee generally considered this percentile of executive pay for the Compensation Peer Group to be a general proxy for “market” compensation. In arriving at “market” compensation for the Compensation Peer Group, Mercer adjusted the cash compensation information from the Compensation Peer Group to account for projected pay increases over the 2015-2016 timeframe. The Compensation Committee used the data of the Compensation Peer Group primarily to ensure that our executive compensation program as a whole is competitive. The Compensation Peer Group provides the Compensation Committee with guidance and information, but does not dictate the setting of the named executive officers’ compensation and is not a substitute for the Committee’s own business judgment in establishing compensation for the named executive officers.

Generally speaking, our compensation program is designed to achieve “market” compensation for our named executive officers if they achieve target performance. In other words, if we achieve our budgeted performance, our named executive officers would generally be compensated at approximately the 80th percentile when compared with our Compensation Peer Group. If performance is below target, compensation would generally be below “market,” and if performance is above target, compensation would generally be above “market.” We combine below “market” salaries with above “market” target cash bonus opportunities in an attempt to achieve “market” direct cash compensation at “target” performance. Similarly, we attempt to align target equity incentive compensation opportunities with “target” performance to achieve “market” equity compensation at “target” performance. Both our annual performance-based cash bonus plan and long-term equity incentive plan, which are described more fully below, provide a meaningful opportunity for our executive officers to achieve above “market” compensation in return for superior performance.

Measuring Performance – Compensation EBITDA

Our performance measure for purposes of our senior executive compensation program is a non-GAAP financial measure based on our EBITDA, or earnings before interest, taxes, depreciation and amortization, which we refer to herein as “Compensation EBITDA.” Compensation EBITDA is calculated by taking our adjusted EBITDA as publicly reported in our earnings press releases (“Adjusted EBITDA”) and further adjusting it as described below. We use Compensation EBITDA as the performance measure for our senior executives for both our annual performance-based bonus plan and our PSUs granted as part of our long-term equity incentive plan (except that, as described below, the performance measure for Ms. Tans is Booking.com’s Compensation EBITDA further adjusted primarily to account for inter-company transactions).

How is Compensation EBITDA calculated?

The calculation of Compensation EBITDA is consistent for both plans, except that Compensation EBITDA is calculated on a pre-bonus basis for purposes of our annual performance-based bonus plan and on a post-bonus basis for purposes of our PSU awards. To arrive at Compensation EBITDA, we begin with Adjusted EBITDA and then:

•

Exclude the effect of any accounting changes during the applicable performance period (because the targets were set without regard to such changes);

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Exclude the impact, to the extent reasonably quantifiable, of a business acquisition (so that management cannot “buy” earnings to meet performance targets) or a business disposition (so that management cannot “sell” losses to meet performance targets or be hurt if we decide to sell a profitable business);

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Exclude stock-based compensation expense (because we changed our method of publicly reporting Adjusted EBITDA to include stock-based compensation expense but such expense was not included in the Compensation EBITDA targets applicable to the 2016 Bonus Plan or the 2016 PSUs); and

•

With respect to certain of our brands, apply fixed exchange rates to fixed earnings percentages consistent with those used to set the performance targets (so that Company performance is measured consistently against the performance targets and senior executives are not rewarded or punished based on currency exchange rate fluctuations, which are out of their control, but rather are compensated based on management of the underlying business).

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The Compensation Committee believes the above adjustments to Adjusted EBITDA to arrive at Compensation EBITDA are appropriate elements of our compensation program to achieve the financial performance goals described above. The Compensation Committee has made the use of fixed currencies with respect to certain of our brands a feature of Compensation EBITDA for many years to ensure that management is focused on the operational success of the business without incentivizing excessive or inappropriate risk taking or decision making based on short-term or speculative expectations regarding foreign exchange rates. In addition, the Compensation Committee believes that taking a fixed-currency approach more accurately addresses management performance, while ensuring that the interests of management and stockholders are aligned through any impact currency factors have on our stock price since equity compensation constitutes the largest component of our named executive officers’ compensation. The use of Adjusted EBITDA as the basis for Compensation EBITDA and these adjustments are intended to ensure that payments under our annual performance-based bonus plan and the issuance of shares under our PSUs represent the underlying growth of our core business and are not inflated or deflated due to “non-cash,” “one time” or “non-recurring” items, the translation impact of changes in certain foreign currency exchange rates, or the acquisition or disposition of assets between the time the plan was adopted and the end of the performance period.

The Compensation Committee has chosen to use the single performance metric of Compensation EBITDA for both our annual performance-based cash bonus plan and for our senior executive PSUs because the Committee believes that:

•

This approach properly balances incentives so that short-term and long-term decision making by management is also appropriately balanced;

•

An earnings growth based metric properly balances top-line growth with operating margin discipline over both the short term and the long term; and

•

A single metric based on earnings growth provides focus to management that is consistent with the Company’s basic philosophy that earnings growth will lead to long-term stockholder value.

Components of Executive Compensation in 2016

The Compensation Committee annually reviews each named executive officer’s total direct compensation, which consists of base salary and benefits, performance-based cash bonus opportunity and equity incentives. In addition to these primary compensation elements, the Compensation Committee reviews any other compensation to the extent applicable, and payments that would be required under various severance and change in control scenarios. In making compensation decisions, the Compensation Committee also takes into consideration historical compensation, including the unvested value of outstanding equity awards.

Before giving final approval to the annual compensation initiatives, the Compensation Committee and, with respect to our Chief Executive Officer, the Board, generally reviews a presentation of total compensation, a “tally sheet,” prepared by Mercer. The tally sheet generally summarizes each executive officer’s total “target” compensation for the applicable year and, using a year-end stock price estimates the payments to be made to the officer under certain termination of employment and change in control scenarios. For 2016, with respect to our executive officers other than our Interim Chief Executive Officer, the Compensation Committee made no adjustments as a result of the tally sheet analysis based on its assessment that the program continued to meet the objectives described above. With respect to Mr. Boyd’s compensation as Interim Chief Executive Officer, our Board did not conduct this analysis in light of the intended short-term nature of his role as Interim Chief Executive Officer.

Base Salary

Base salary ranges for named executive officers are determined based on, among other things:

•

Information from the Compensation Peer Group described above;

•

Individual performance of the executive, including level of responsibility and breadth of knowledge; and

•

Internal review of the executive’s total compensation, both individually and relative to other senior executives.

The relative importance of these factors varies depending on the individual whose salary is being reviewed. Salary levels are typically considered annually as part of our performance review process as well as upon a promotion or other change in job responsibility. Consistent with our belief that senior executive compensation should be highly performance-based, base salaries for our named executive officers are generally towards the low end of the Compensation Peer Group and therefore below “market.”

For 2016, the Compensation Committee made no changes to the annual base salaries of our named executive officers who were serving as executive officers in 2015, except that Ms. Tans received a salary increase effective March 1, 2016 and, in connection with her appointment as Chief Executive Officer of Booking.com, she received another salary increase. Mr. Boyd’s base salary was similarly set below “market” levels based on the above principles, as well as the expected temporary nature of his service as Interim Chief Executive Officer discussed above under Executive Compensation Program Philosophy and Objectives.

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Annual Performance-Based Cash Bonus

Both the funding of our 2016 executive bonus pool and the bonuses received by our executives for 2016 reflected our outstanding 2016 performance. Our executive bonus plan provides for an aggregate “pool” based on our annual Compensation EBITDA performance. Funding of the pool increases as a percentage of Compensation EBITDA as our Compensation EBITDA increases, and senior executive individual cash bonuses are paid from this pool (other than Ms. Tans’ bonus, which is discussed below). As a result, annual bonuses (other than for Ms. Tans, which is discussed below) are funded from our annual earnings so that, as a general matter, it is unlikely there would be significant bonus funding for executive officers unless we meet or exceed our budgeted Compensation EBITDA targets.

Further, generally in order for our senior executives to achieve their target annual bonus amounts, we must achieve our budgeted annual Compensation EBITDA, which is set at a level that requires meaningful year-over-year growth. To the extent we exceed our Compensation EBITDA budgeted amount, the senior executive bonus pool will be greater than the target amount and both aggregate and individual bonuses would likely exceed target bonus amounts. To the extent we do not meet our Compensation EBITDA budgeted amount, the senior executive bonus pool and individual bonuses would likely be less than target bonus amounts. However, in both cases, the Compensation Committee maintains discretion to adjust the aggregate pool and/or individual bonuses upwards or downwards. In many years, and again with respect to 2016, notwithstanding the significant over-achievement of the Compensation EBITDA budget, the aggregate amount of bonuses awarded from the senior executive bonus pool by the Compensation Committee was less than the full amount of the available pool.

The fundamental principle underlying our 2016 performance-based cash bonus plan (the "2016 Bonus Plan") was that the bonus pool for senior executives, including the named executive officers, (other than Ms. Tans as discussed below) would only be meaningfully funded if we had significant year-over-year earnings growth, taking into account the stronger U.S. Dollar, the size of our business, market expectations regarding our growth, and our expectations regarding the growth of our Compensation Peer Group, including our primary global, direct competitor. The Compensation Committee believed at the time of adoption of the 2016 Bonus Plan that in order for the 2016 senior executive bonus pool to be funded at a level equal to that of 2015, we would need to achieve earnings growth that would: (i) be significantly higher than our budgeted growth rate, (ii) represent strong performance compared to our competition, and (iii) reward stockholders. The Compensation Committee felt that requiring us to achieve (a) significant year-over-year earnings growth, taking into account the stronger U.S. Dollar, for the senior executive bonus pool to be meaningfully funded and (b) what it believed would be competitively strong performance before there was a year-over-year increase in the funding of the senior executive bonus pool, constituted significant hurdles and meant that each named executive officer's bonus was at significant risk.

For 2016, Ms. Tans’ target performance-based cash bonus was tied to the financial performance of our Booking.com business, for which she is responsible, rather than to that of The Priceline Group as a whole. Similar to the approach taken with respect to bonuses for our other named executive officers, the bonus pool from which Ms. Tans’ bonus would be paid would only be meaningfully funded if the Booking.com business over-performed against its plan. The performance metric for Ms. Tans’ bonus was Booking.com’s Compensation EBITDA as further adjusted primarily to take into account inter-company transactions. The Compensation Committee determined that having Ms. Tans’ cash bonus tied to the performance of the Booking.com business was appropriate to provide incentives based directly on the business for which she was responsible.

How did the 2016 Bonus Plan work?

The sole determinant of the funding of the 2016 Bonus Plan was our Compensation EBITDA performance, except in the case of Ms. Tans as discussed above, in which case it was the Compensation EBITDA of the Booking.com business as further adjusted primarily to address inter-company transactions. The 2016 Bonus Plan funded throughout 2016 as we met and/or exceeded the pre-established Compensation EBITDA targets.

In order for the aggregate corporate bonus pool (which includes the bonus pool from which senior executive bonuses are paid (other than Ms. Tans' bonus, as discussed above)) to be funded at a level equal to that of the previous year, we needed to achieve 2016 year-over-year Compensation EBITDA growth of approximately 13% after taking into account the effect of the stronger U.S. Dollar on the 2016 Compensation EBITDA targets as compared to those for 2015. If Compensation EBITDA growth was 9%, the growth rate used to establish our 2016 operating plan and therefore target bonuses (again, taking into account the effect of the stronger U.S. Dollar on the 2016 Compensation EBITDA targets as compared to those for 2015), the aggregate corporate bonus pool (which includes the bonus pool from which senior executive bonuses are paid (other than Ms. Tans's bonus)) would be funded at a level that would have represented a year-over-year decrease of approximately 71%.

As the growth targets above illustrate, significant funding of the 2016 Bonus Plan for our named executive officers would only occur upon our achievement of significant year-over-year Compensation EBITDA growth, taking into account the stronger U.S. Dollar in 2016.

2016 Performance and Funding of the 2016 Bonus Plan.

We produced year-over-year Compensation EBITDA (on a fixed currency basis) growth of approximately 18%, which substantially exceeded the 2016 budget used to set target bonus levels described above. As a result, the senior executive bonus pool under the 2016 Bonus Plan was funded in amounts well above target. With respect to Ms. Tans, her bonus was funded from the bonus pool applicable to our Booking.com business. Based on the 2016 performance of our Booking.com business, that pool was also funded in amounts well above target.

Individual Bonus Amounts.

As discussed above, the 2016 base salaries of the named executive officers were significantly under “market” (i.e., compared to the 80th percentile of the Compensation Peer

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Group) as determined by Mercer, which, as a general matter has consistently been the case over prior years. Consequently, bonus targets for the named executive officers (which are set forth in the 2016 Grants of Plan-Based Awards Table on page 49) were higher than the competitive market but set at levels to ensure, assuming appropriate performance, that total cash compensation was competitive with compensation provided by companies in the Compensation Peer Group. Consistent with our executive compensation policy, individuals with greater job responsibilities had a greater proportion of their total cash compensation tied to our performance through the 2016 Bonus Plan. The Compensation Committee established bonus targets for 2016 for the named executive officers ranging from 190% to 210% of annual base salary. The Compensation Committee reserved the right in its discretion to decrease or increase individual payouts below or above target amounts, notwithstanding our financial performance. The Compensation Committee exercised such discretion in not awarding our former chief executive officer a bonus for 2015 despite our outstanding financial performance that year. While the 2016 Bonus Plan did not provide for individual maximum or minimum amounts for the named executive officers, it did provide for a maximum aggregate funding of the bonus pool from which senior executive bonuses were paid.

In early 2017, the Compensation Committee reviewed our 2016 financial results and worked with Mr. Boyd, who served as our Interim Chief Executive Officer and President during 2016, to develop appropriate 2016 bonus amounts for our executive officers, other than himself. As our new Chief Executive Officer, Mr. Fogel was also involved in this process with respect to 2016 bonus amounts for our executive officers, other than himself and Mr. Boyd. Final bonus amounts for the named executive officers were based on a subjective assessment of each such named executive officer’s performance and contributions during 2016, as opposed to, in most cases, the accomplishment of specific quantitative goals. The Compensation Committee exercised its discretion and did not attempt to quantify, rank or assign specific weight to any single factor (other than our Compensation EBITDA performance as described above) in making its bonus decisions. The bonuses paid to such executive officers were paid in March 2017 and appear in the Summary Compensation Table for 2016 under the “Non-Equity Incentive Plan Compensation” column.

Mr. Boyd

Based on the Company’s performance in 2016 and Mr. Boyd’s strong leadership, the Compensation Committee and the Board authorized the Company to pay Mr. Boyd an $8 million bonus for 2016. Consistent with the approach taken to determine chief executive officer bonus compensation in prior years, Compensation EBITDA performance as described above was the sole determinant in calculating the funding of the 2016 Bonus Plan from which Mr. Boyd’s bonus was paid and was the primary consideration in determining the amount of Mr. Boyd’s ultimate bonus.

From the Compensation Committee’s perspective, the Company’s operating and financial performance was an impressive accomplishment in any year, but even more impressive given the departure of Mr. Huston in April 2016 and the potential organizational and business instability and disruption that could have resulted if not for Mr. Boyd’s leadership, as well as the competitive and macro-economic environment in which we operate. In evaluating Mr. Boyd’s 2016 performance and arriving at his 2016 bonus, the Compensation Committee and the Board also considered, among other things, the following:

•

Our strong operating and financial performance in 2016;

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Our industry-leading operating margin;

•

The growth in inter-company gross profit;

•

Mr. Boyd’s demonstrated commitment to the Company by coming out of retirement to act as Interim Chief Executive Officer following Mr. Huston’s departure;

•

Mr. Boyd’s effective and active leadership of the Company as Interim Chief Executive Officer, including providing a smooth transition following Mr. Huston’s departure and the confidence that provided to employees, business partners and stockholders;

•

Mr. Boyd’s strategic leadership and vision, including the continued development of our long-term strategy with the Board;

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Mr. Boyd’s strong working relationship with our brands and his mentorship of our brand chief executive officers;

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The increased collaboration among our brands;

•

Mr. Boyd’s efforts to achieve a smooth Chief Executive Officer transition to Mr. Fogel as of January 1, 2017; and

•

Mr. Boyd’s healthy, open and constructive relationship with employees and the Board.

The Compensation Committee and Board also considered a number of other subjective and qualitative factors in its evaluations, such as Mr. Boyd’s integrity, ethics, commitment, people management skills and investor and Board communication skills.

After reviewing our position in the market relative to other leading global online travel companies, the over-achievement of our 2016 financial targets, as well as the organizational and business challenges facing us in 2016, the Compensation Committee and the Board believed that the bonus amount authorized by the Board and paid to Mr. Boyd was appropriate.

Mr. Huston

Mr. Huston, our former President and Chief Executive Officer, was not eligible for and did not receive a 2016 bonus.

Other Named Executive Officers

The bonuses paid to the other named executive officers reflected our strong performance during 2016, which is described in detail above. The bonus amounts also reflect the factors described below.

Mr. Finnegan’s bonus is in recognition of, among other things, his role as Chief Financial Officer, his role in developing our annual financial plan, his oversight of our treasury activities, including the successful completion of a debt offering, his effective management of our stock repurchase program, and his oversight of our finance department and investor relations function. Mr. Finnegan's bonus also reflects his contributions to a smooth transition for Mr. Boyd upon his appointment as Interim Chief Executive Officer.

Ms. Tans’ bonus reflects her role as President and Chief Executive Officer of our Booking.com brand during 2016, including her successful transition to Booking.com’s Chief Executive Officer following Mr. Huston’s departure, her effective leadership of

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Booking.com and Booking.com’s outstanding 2016 operating and financial performance.

Mr. Fogel’s bonus is in recognition of, among other things, his role in advising the Board and the Chief Executive Officer and Interim Chief Executive Officer on our strategic direction, developing our annual business plan and leading our corporate development initiatives. Mr. Fogel did not serve as our Chief Executive Officer during 2016; as a result, his 2016 bonus was based on his service during 2016 as our Executive Vice President, Corporate Development and Head of Worldwide Strategy and Planning.

Mr. Millones’ bonus is in recognition of, among other things, his oversight of our legal department, corporate governance matters, global human resource matters and litigation and his organization and coordination of and assistance with the Board's activities. In addition, Mr. Millones' bonus also reflects his outstanding support of the Board and his leadership leading up to and in connection with Mr. Huston's departure in April 2016 and the transition of Mr. Boyd to Interim Chief Executive Officer.

In determining bonus amounts for the named executive officers, other than our Interim Chief Executive Officer, in addition to considering the factors described above, the Compensation Committee discusses and considers with the Chief Executive Officer a range of other subjective factors including each named executive officer’s ability to act and think strategically, ability to get results, ability to demonstrate a strong leadership style, integrity, ethics and ability to foster global cooperation.

Equity Incentives

Equity incentive grants to the named executive officers are based on job responsibilities and potential for individual contribution, with reference to the “market” levels, as described above, of total “target” direct compensation (total “target” cash compensation plus the “target” value of long-term equity awards) of executives within the Compensation Peer Group. When it makes grants, the Compensation Committee also considers the size and current value of previous grants, in particular the current unvested value of previous grants. As with the determination of base salaries and bonus awards, the Compensation Committee exercises judgment and discretion in view of the above criteria and its general policies.

PSUs.

In connection with the 2016 compensation planning process, the Compensation Committee authorized, and we granted, PSUs to the named executive officers (other than Messrs. Boyd and Huston). All of the 2016 PSUs granted to the named executive officers, other than Ms. Tans, are tied to our Compensation EBITDA performance over the three-year period ending December 31, 2018 and are forfeitable if certain minimum performance thresholds are not achieved. The number of shares that could be issued at the end of the three-year performance period ranges from zero to two times the “target” grant, depending on our performance over the period. Ms. Tans’ 2016 PSUs are tied to the Compensation EBITDA (as further adjusted primarily to take into account inter-company transactions) of our Booking.com business over the three-year performance period ending December 31, 2018. The number of shares that could be issued to her at the end of the three-year performance period ranges from one to two times the “target” grant, depending on Booking.com’s performance over that period. As a result, Ms. Tans’ PSUs are not forfeitable in that, subject to continued employment, at least the “target” number of shares will be issued to her.

The 2016 PSUs granted to each of the named executive officers will vest and be earned, subject to continued employment by us, on the three-year anniversary of the grant date if the Compensation EBITDA hurdles below are accomplished over the three-year performance period (except that Ms. Tans’ grant had a 1x minimum and was based on the performance of our Booking.com business):

If Compensation EBITDA for the three-year period ending December 31, 2018 is:	Then, the number of shares that will be issued is:

Compensation EBITDA target for the three-year

period ending December 31, 2018 expressed as a

multiple of Compensation EBITDA for the

three-year period ending December 31, 2015

(reflects upper limit of each applicable tier of

Compensation adjusted EBITDA):

Less than $11.2 billion	—	1.1x
Between $11.2 billion and $12.3 billion	0x to 1x the "target" grant	1.2x
Between $12.3 billion and $13.4 billion	1x the "target" grant	1.4x
Between $13.4 billion and $15.0 billion	1x to 2x the "target" grant	1.5x
Above $15.0 billion	2x the "target" grant	Greater than 1.5x

Except in the case of Ms. Tans’ PSUs (which are based on the performance of our Booking.com business and which are not subject to a minimum performance threshold), the 2016 PSUs awarded to our named executive officers will be forfeited and no shares will be issued if, over the three-year performance period, we do not increase our cumulative Compensation EBITDA by at least approximately 13% over our cumulative Compensation EBITDA for the three-year period ending December 31, 2015 (2013 through 2015).

The Compensation Committee estimated at the time of adoption – based on information available in early 2016 and our expectations regarding the growth of our primary global, direct

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competitor and other select travel and technology companies that management, Mercer and the Committee felt were relevant – that the three-year performance thresholds and forfeiture thresholds set forth above represented significant growth hurdles. Accordingly, the Compensation Committee believed that if we were to achieve the cumulative Compensation EBITDA hurdles above, our stockholders would be rewarded. The Compensation Committee believed that the three-year performance period ensures that executives are focused on longer-term performance and serves as a significant retention device.

RSUs.

Although for a number of years the primary equity component of the compensation program for senior executives has been PSUs, from time to time the Compensation Committee has also granted restricted stock units to senior executives. In some cases, RSU awards have been used together with PSUs. For example, RSUs have been used in connection with the hiring of a new senior executive or the promotion of a senior executive to provide retention incentives during the first years of employment to balance the uncertainty associated with PSUs in the case of a new hire.

As discussed above, given that Mr. Boyd’s assignment was likely to last less than a year, the Board and the Compensation Committee designed a compensation package tied to the accomplishment of short term milestones that the Board and Compensation Committee believed would be a more effective incentive, and more aligned with the interests of stockholders, than a long-term equity grant. As a result, Mr. Boyd received an RSU award to ensure that a significant portion of his compensation was tied to our stock price performance. The Board felt that, given the temporary nature of his assignment, the use of an RSU award (rather than a long-term PSU) combined with his participation in our 2016 performance-based cash bonus award program was appropriate. In addition, the vesting provisions of Mr. Boyd’s RSUs were designed (a) to secure Mr. Boyd’s services for sufficient time to allow the Board to conduct a thorough and successful search for a permanent Chief Executive Officer and for a transition period following the appointment of a permanent Chief Executive Officer, and (b) to ensure that Mr. Boyd was appropriately compensated should the search take longer than originally anticipated. The RSU provides for vesting either (A) 50% on the first day of employment of a new Chief Executive Officer and 50% on the earlier of (i) the 2017 annual stockholders meeting (June 2017) or (ii) 6 months following the first day of employment of a new Chief Executive Officer or (B) if the first day of employment of a new Chief Executive Officer does not occur by the date of the 2017 annual stockholders meeting, then the award will fully vest on the date of the annual meeting. The award may vest earlier than either (A) or (B) in the event of, among other things, a “change in control” (as defined in the restricted stock unit agreement) of the Company and/or termination of employment in certain circumstances.

Stock Options.

Since our adoption of FASB ASC Topic 718 (formerly known as FAS 123(R)) on January 1, 2006, we have not issued any stock options and currently do not intend to do so going forward. In connection with certain business acquisitions, including KAYAK in May 2013 and OpenTable in July 2014, we have assumed outstanding stock options granted by the acquired companies prior to the acquisition.

Stockholder Dilution.

Finally, in connection with administering our equity plans, including when considering equity awards to executive officers, the Committee considers the dilutive impact of such awards on stockholders. For 2016, our stock-based compensation expense as a percentage of year-end market capitalization was among the lowest in the Compensation Peer Group and was 36% of the median of the Compensation Peer Group.

Change in Control and Severance Benefits

Change in Control.

Our equity grants do not provide for “single trigger” accelerated vesting solely upon the occurrence of a change in control. Rather, acceleration will only occur with respect to those grants upon certain terminations of employment that occur coincident with or following a change in control or upon certain terminations of employment that occur independently from a change in control. As a general matter, upon a termination of employment by us “without cause” or by the employee on account of his death or disability (and in some circumstances, for “good reason”) that occurs coincident with or following a change in control, the vesting of outstanding equity will be accelerated to occur on the date on which the employee is terminated coincident with or following such change in control (on a pro-rata basis based on the portion of the performance period that has expired).

No excess parachute payment tax gross-ups

Section 4999 of the U.S. Internal Revenue Code provides that certain individuals may be subject to additional taxes if they receive certain payments of benefits in connection with a change of control (“excess parachute payments”), and Section 280G of the Internal Revenue Code provides that we may forfeit a tax deduction on the amounts subject to this additional tax. We have not provided for tax gross-ups in respect of Section 4999 in any new or materially modified compensatory arrangements with our executive officers for many years and none of our executive officers are entitled to tax gross-ups in respect of Section 4999. Further, while it had been the Compensation Committee’s practice over many years not to provide such tax gross-ups, in October 2014 the Compensation Committee formally adopted a policy not to approve any Section 4999 tax gross-ups or similar tax reimbursement arrangements related to excess parachute payments in any new or materially modified compensatory arrangements with our directors or executive officers.

With respect to each of Messrs. Fogel and Millones, our Chief Executive Officer and President, and Executive Vice President and General Counsel, respectively, if any payment made pursuant to his employment agreement would be an excess parachute

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payment, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute an excess parachute payment if such reduction would result in an increase in the aggregate payments and benefits to be provided to him, determined on an after tax basis. See Potential Payments Upon a Change in Control and/or Termination beginning on page 56 for additional details.

Severance Benefits.

Each of the named executive officers, other than Mr. Boyd, is entitled to receive severance benefits upon, among other things, a termination “without cause” or, in some cases, “for good reason.” The arrangements with our executive officers provide severance payments in an amount that the Compensation Committee believes is appropriate, taking into account, among other things, the time it is expected to take a separated employee to find another job and marketplace practices as well as the duration of non-competition agreements between us and our executive officers. The payments and other benefits are provided because the Compensation Committee considers a termination “without cause” or for “good reason,” as applicable, not to be employee-initiated, that under different circumstances would not have occurred and which are beyond the control of the separated individual. The severance and other benefits are intended to ease the consequences to an executive of an unexpected termination of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements beginning on page 52 for additional details.

Benefits

Our health care and other insurance programs are generally the same for all eligible employees, including the named executive officers, depending on their geographic location. For all eligible U.S.-based employees and certain eligible employees based outside the United States, we have a 401(k) plan. The 401(k) plan in which our eligible named executive officers participate allows all eligible employees to contribute up to 75% of their base salary and bonus, up to limits imposed by the U.S. Internal Revenue Code, on a pre-tax basis. We add a cash match to this 401(k) plan for all participants, including those named executive officers who participate in the plan, of 50% of the first 6% of compensation deferred as contributions. The 401(k) match made to each of the participating named executive officers is reflected in the All Other Compensation column on the Summary Compensation Table.

Perquisites

We do not maintain any material perquisites or personal benefits for any of the named executive officers, such as company planes, cars, security, financial services or country club memberships.

The Role of Management

Our Chief Executive Officer, Chief Financial Officer and Executive Vice President and General Counsel provide significant input to the Compensation Committee when developing the structure of, and setting performance metrics for, our annual performance based bonus plan and annual equity grants. Our Chief Executive Officer provides detailed recommendations to the Compensation Committee of base salary, annual performance-based bonus plan opportunities and awards and long-term equity incentive award values for our executive officers other than himself. For our executive officers other than our Chief Executive Officer, the Compensation Committee receives a performance assessment and compensation recommendation from our Chief Executive Officer in executive session without the presence of other executive officers. The Compensation Committee gives significant weight to our Chief Executive Officer’s judgment when assessing the performance of each of the other executive officers and determining appropriate compensation levels and incentive awards because he is particularly able to assess the other executive officers’ performance and contributions to our business. See Corporate Governance and Board Matters – Committees of the Board of Directors on page 24 for more details on the 2016 compensation planning process.

The Board meets annually at the beginning of the year with our Chief Executive Officer to agree upon his performance objectives (which generally are stated in terms of Company objectives) for the year. Generally and as deemed necessary or appropriate, our Chief Executive Officer reviews our annual objectives with the Board and discusses our year-to-date performance against those objectives from time to time during the year. At the beginning of the following year, our Chief Executive Officer presents to the Compensation Committee a summary of his and our performance over the past year. The Compensation Committee then meets in executive session without the presence of management (including our Chief Executive Officer) to review the performance of, and develop compensation recommendations for, the Chief Executive Officer. The Compensation Committee chairperson also discusses with each member of the Board our Chief Executive Officer’s performance. The Board then meets in executive session (without the presence of our Chief Executive Officer) to discuss our Chief Executive Officer’s performance and the Committee’s compensation recommendations. The Board then deliberates, discusses the review to be given to our Chief Executive Officer and determines the actual payout amount of our Chief Executive Officer’s bonus for the prior fiscal year and establishes target total compensation for our Chief Executive Officer for the current year.

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The Role of the Compensation Consultant

The Compensation Committee engaged Mercer Inc., an outside global human resources consulting firm, to advise and counsel the Committee on our compensation program for the named executive officers. Mercer has been working with the Compensation Committee for approximately fifteen years in connection with the Committee’s review of senior executive compensation. In addition to providing compensation program advice to us, Mercer has at times provided services to certain of our subsidiaries, including employee benefit plan consulting services, healthcare insurance services and software implementation services. An affiliate of Mercer provides insurance brokerage services to us, and another affiliate of Mercer previously provided commercial consulting services to one of our subsidiaries, but did not do so in 2016. The aggregate fees paid by us to Mercer for advice on the amount or form of executive compensation in 2016 were approximately $265,000. The aggregate fees paid to Mercer by our subsidiaries for other services were approximately $492,000 and the aggregate amount paid to Mercer’s affiliate for insurance brokerage services in 2016 was approximately $245,000 The decision to engage Mercer’s affiliate for these insurance brokerage services was made by the Nominating and Corporate Governance Committee, after evaluating the relationship of Mercer’s affiliate with us and the Compensation Committee’s engagement of Mercer; and Mercer’s affiliate was retained directly by the Nominating and Corporate Governance Committee. After reviewing information provided by Mercer regarding its independence and considering the independence factors required by SEC rules, the Compensation Committee determined that Mercer was independent and did not find that any conflicts of interest existed in connection with the services Mercer performed for the Compensation Committee in 2016 or otherwise with respect to our 2016 compensation program.

At the direction of the Compensation Committee, management generally provides Committee materials to Mercer and discusses materials and recommendations with Mercer in advance of each Committee meeting. Mercer considers the information presented to the Compensation Committee and discusses the information with the Committee. Mercer generally attends Compensation Committee meetings and, at the end of most meetings, meets in executive session with the Committee without management present.

With the support of the Compensation Committee, management (generally our Executive Vice President and General Counsel and our Vice President, Human Resources) regularly asks Mercer to provide calculations and market data to be used by the Committee in its decision-making process. The Compensation Committee periodically requests our Executive Vice President and General Counsel and his staff to seek Mercer’s input, analysis or recommendation with respect to a specific compensation practice, program or arrangement being considered by the Committee. The chairperson of the Compensation Committee and/or management may also independently seek Mercer’s advice on various compensation-related matters to assist the Committee in its decision-making process.

During 2016, among other things, Mercer assisted the Compensation Committee on the following matters:

•

Advised the Committee on the compensation for Mr. Boyd as Interim Chief Executive Officer;

•

Advised the Committee on the compensation for Mr. Fogel in connection with his appointment as Chief Executive Officer effective January 1, 2017;

•

Advised the Committee on the composition of the Compensation Peer Group;

•

Prepared analyses of executive officer compensation levels as compared to the Compensation Peer Group and made compensation recommendations;

•

Evaluated the design and provided advice on the appropriateness of our 2016 performance-based bonus plan and long term incentives; and

•

Prepared tally sheets and IRC Section 280G analyses to determine “excess parachute payments.”

In addition, during 2016 but as part of our 2017 compensation program review, Mercer advised the Compensation Committee on our non-employee director compensation program and recommended various minor changes to the program.

2016 Say-on-Pay Advisory Vote on Executive Compensation Results and Consideration

We provide our stockholders with the opportunity to cast an annual advisory vote on executive compensation (a “say-on-pay” proposal). At our annual meeting of stockholders held in June 2016, 97.8% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in favor of approving the executive compensation described in our 2016 proxy statement. The Compensation Committee regards the results of the stockholder vote as an indication that our executive compensation practices effectively align executive compensation with stockholder interests and therefore did not implement any changes as a direct result of the vote. The Compensation Committee will continue to consider the outcome of our say-on-pay votes when structuring and implementing compensation programs for executive officers.

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Key Governance Matters

Stock Ownership Guidelines

Under our stock ownership guidelines, each named executive officer is required to own the number of shares of our common stock indicated below. As of March 31, 2017, each named executive officer listed below was in compliance with the guidelines (whether due to the number of shares owned or the value of shares owned).

Name	Number of Shares Required to be Owned under our Stock Ownership Guidelines – the Lesser of:	Number of Shares Owned as of March 31, 2017(1)	Value of Shares Owned as of March 31, 2017(2)
Glenn D. Fogel, President and Chief Executive Officer	15,000 shares or shares valued at $5 million	19,866	$35,360,884
Jeffery H. Boyd, Executive Chairman	5,000 shares or shares valued at three times base salary	62,266	$110,831,612
Daniel J. Finnegan, Chief Financial Officer	5,000 shares or shares valued at three times base salary	14,801	$26,345,336
Gillian Tans, President and Chief Executive Officer, Booking.com	5,000 shares or shares valued at three times base salary	2,352	$4,186,489
Peter J. Millones, Executive Vice President, General Counsel and Corporate Secretary	5,000 shares or shares valued at three times base salary	3,603	$6,413,232
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 28 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $1,779.97 on March 31, 2017.

Our stock ownership guidelines also establish requirements for non-employee members of the Board, which are set forth under 2016 Non-Employee Director Compensation and Benefits beginning on page 60. Our stock ownership guidelines are detailed in our Corporate Governance Principles, a copy of which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

Short-Selling, Hedging and Pledging Prohibitions

We do not allow our executive officers or directors to speculate in our stock, which includes, but is not limited to, short selling (profiting if the market price of the securities decreases) and/or buying or selling publicly traded options, including writing covered calls. We also do not permit our executive officers or directors to enter into hedging transactions with respect to their ownership of our securities or to pledge any of our securities.

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Pre-arranged Trading Plans

We encourage, but do not require, our executive officers to effect any disposal of shares of our common stock pursuant to a pre-arranged trading plan adopted in compliance with Rule 10b5-1 under the Exchange Act (a “10b5-1 Plan”) and our internal guidelines. We have established guidelines for the adoption and implementation of 10b5-1 Plans, including the following:

•

A 10b5-1 Plan must be adopted during an open trading window.

•

The first proposed sale under a 10b5-1 Plan generally cannot occur until the first fiscal quarter following the fiscal quarter in which the plan is adopted. Specifically, the first proposed sale under a 10b5-1 Plan generally may not be before the second trading day following the filing of our next Form 10-Q with the SEC after the 10b5-1 Plan is adopted or, in the case of plans implemented during the fourth quarter of a calendar year, not before the second trading day following the public release of our fourth quarter and year-end financial information.

•

A 10b5-1 Plan must generally have a minimum of a one-year term. A 10b5-1 Plan may not be terminated earlier than the date provided for in the plan, except as approved by the chairperson of our Compensation Committee or, if such chairperson is unavailable, the chairperson of our Audit Committee.

•

Sales under a 10b5-1 Plan may occur during a closed trading window.

We reserve the right to modify the terms of our 10b5-1 guidelines at any time.

The following table summarizes the 10b5-1 Plans adopted by each of the named executive officers and directors that were in existence on March 31, 2017. The number of shares that are reflected as eligible for future sale in the table below reflects share amounts as of March 31, 2017 and excludes shares that may have been previously sold. It is provided as a summary only and does not set forth all of the material terms and conditions of such 10b5-1 Plans.

Name and Principal Position	Total Shares Subject to Plan	Date of Adoption	End Date
Gillian Tans, President and Chief Executive Officer, Booking.com	1,346	12/7/2016	The earlier of the sale of all of the shares or March 15, 2018.
Nancy Peretsman, Director	1,500(1)	11/29/2016	The earlier of the sale of all of the shares or March 3, 2018.
(1) Represents shares donated to and held by a charitable foundation for which Ms. Peretsman serves as a trustee. Ms. Peretsman disclaims beneficial ownership of the shares.

Consistent with our past practices, we intend to continue to update the list on a quarterly basis following the closing of our trading window and post the updated list on our corporate website (www.pricelinegroup.com) under the tab “For Investors.” We will also file a Current Report on Form 8-K promptly after the adoption of any 10b5-1 Plan by our Chief Executive Officer or Chief Financial Officer.

Equity Award Dates

The Compensation Committee selected March 4, May 12, August 12 and November 12 as the dates of grant for equity awards (to the extent the Committee authorizes any awards) to executive officers and other employees in 2017. The Compensation Committee reserves the right to adjust dates in advance or select additional grant dates in its sole discretion. All grants are or will be, as applicable, approved in advance by the Compensation Committee or, on an exception basis, the chairperson of the Compensation Committee.

Clawbacks

Effective as of February 7, 2013, we adopted a policy with respect to the “clawback” of executive compensation pending adoption by the SEC and The NASDAQ Stock Market of final rules on the matter. In general and subject to the terms and conditions of the policy, the policy provides that under certain circumstances where an executive officer has engaged in misconduct that has resulted in the executive receiving excessive incentive-based compensation, the Board may seek recovery of such excessive incentive-based compensation.

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Deductibility Cap on Executive Compensation

Section 162(m) of the Internal Revenue Code of 1986, as amended, provides that compensation in excess of $1,000,000 paid to each “covered employee” (generally, the chief executive officer and the three other highest paid executive officers other than the chief financial officer) will not be deductible for federal income tax purposes unless such compensation is paid pursuant to one of the enumerated exceptions set forth in Section 162(m). The Compensation Committee’s primary objective in designing and administering our compensation policies is to support and encourage the achievement of our long-term strategic goals and to enhance stockholder value, all as described above. When consistent with this compensation philosophy, the Compensation Committee may choose to structure our compensation programs such that compensation paid thereunder will be tax deductible. The Compensation Committee believes that stockholder interests are best served by not restricting the Committee’s discretion and flexibility in crafting compensation programs, even though such programs may result in certain non-deductible compensation expenses. Accordingly, the Compensation Committee has approved, and may in the future approve, compensation arrangements for executive officers that are not fully deductible. However, each year, as part of its compensation planning process, the Compensation Committee reevaluates whether to structure our compensation programs so as to be tax deductible under Section 162(m).

In particular, as discussed above under Components of Executive Compensation in 2016 - Performance-Based Cash Bonus, the Compensation Committee determined to retain discretion under the 2016 Bonus Plan to make adjustments to what was included or excluded from the Compensation EBITDA metric in order to ensure that the results measured in the 2016 Bonus Plan represent the underlying growth of our core business, as well as discretion to increase or decrease the amounts paid under the 2016 Bonus Plan. In addition, the performance criteria of the 2016 Bonus Plan were not approved by our stockholders. As a result, payments under the 2016 Bonus Plan, which were funded as the result of significant year-over-year earnings growth, are not tax deductible under Section 162(m).

Compensation Committee Report

The Compensation Committee, comprised of independent directors, reviewed and discussed the above Compensation Discussion and Analysis with management. Based on that review and discussion, the Compensation Committee recommended to the Board that the Compensation Discussion and Analysis be included in this proxy statement for filing with the SEC.

COMPENSATION COMMITTEE
OF THE BOARD OF DIRECTORS

Craig W. Rydin, Chairman
Tim Armstrong
Jeffrey E. Epstein
James M. Guyette

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■

COMPENSATION OF NAMED EXECUTIVE OFFICERS

Summary Compensation Table

The following table shows compensation earned during 2016, 2015 and 2014, except for Mr. Boyd and Ms. Tans, as noted below, by the persons who served as our Interim Chief Executive Officer, our former Chief Executive Officer, our Chief Financial Officer and the next three most highly-compensated executive officers serving at the end of 2016. These individuals are referred to as the “named executive officers.” Information for Mr. Boyd is for 2016 only, in accordance with applicable SEC rules, since he was not a named executive officer as of December 31, 2015 or 2014. Information for Ms. Tans is for 2016 and 2015 only, in accordance with applicable SEC rules, since she was not a named executive officer as of December 31, 2014. In April 2016, Mr. Huston ceased to be our President and Chief Executive Officer and the Chief Executive Officer of Booking.com, and Ms. Tans was promoted to President and Chief Executive Officer of Booking.com. Titles shown in the table are titles held as of December 31, 2016.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Stock Awards ($)	(3)	Option Awards ($)	Non-Equity Incentive Plan Compensation ($)		All Other Compensation ($)		Total ($)
Jeffery H. Boyd(1) Interim Chief Executive Officer and President	2016	373,013	—	8,092,792		—	8,000,000	(4)	33,291	(7)	16,499,096

Darren Huston(2) Former President and Chief Executive Officer; Former Chief Executive Officer, Booking.com	2016	288,573	—	0		—	0		58,544	(7)	347,117
	2015	865,000	—	14,000,162		—	0		141,096	(8)	15,006,258
	2014	750,000	—	14,000,667		—	7,000,000	(6)	215,427	(9)	21,966,094
Daniel J. Finnegan Chief Financial Officer	2016	315,000	—	4,499,397		—	1,200,000	(4)	8,291	(7)	6,022,688
	2015	315,000	—	4,200,545		—	1,200,000	(5)	8,488	(8)	5,724,033
	2014	315,000	—	3,999,999		—	1,200,000	(6)	10,722	(9)	5,525,721
Gillian Tans(10) President and Chief Executive Officer, Booking.com	2016	498,356	—	12,198,482		—	4,405,440	(4)	1,001	(7)	17,103,279
	2015	360,335	—	4,799,700		—	1,108,723	(5)	1,000	(8)	6,269,758

Glenn D. Fogel Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning	2016	315,000	—	4,499,397		—	1,500,000	(4)	8,416	(7)	6,322,813
	2015	315,000	—	4,200,545		—	1,200,000	(5)	11,952	(8)	5,727,497
	2014	315,000	—	3,999,999		—	1,200,000	(6)	9,065	(9)	5,524,064
Peter J. Millones Executive Vice President, General Counsel and Corporate Secretary	2016	330,000	—	4,499,397		—	1,700,000	(4)	8,291	(7)	6,537,688
	2015	330,000	—	4,200,545		—	1,200,000	(5)	12,133	(8)	5,742,678
	2014	330,000	—	3,999,999		—	1,200,000	(6)	10,928	(9)	5,540,927

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(1)

Mr. Boyd was named Interim Chief Executive Officer and President effective April 27, 2016. From January 1, 2016 to April 27, 2016, Mr. Boyd served as the non-employee Chairman of our Board, for which he received non-employee director compensation, the amounts of which are included herein. Mr. Boyd did not receive additional compensation for his service on our Board after April 27, 2016, when he became our employee.

(2)

For 2014, 2015 and 2016, the amounts comprising Mr. Huston’s “All Other Compensation” were generally translated into U.S. Dollars using the exchange rate in effect at the time the respective amounts were paid or reimbursed. Mr. Huston ceased to be our President and Chief Executive Officer and the Chief Executive Officer of Booking.com on April 27, 2016. For a summary of stock awards held by Mr. Huston that vested in 2016, including the pro-rated vesting of certain stock awards in accordance with the separation agreement we entered into with Mr. Huston on April 27, 2016, see “Compensation of Named Executive Officers - Option Exercises and Stock Vested Table” on page 51.

(3)

Represents the aggregate grant date fair value of (a) PSUs granted to Messrs. Finnegan, Fogel and Millones, and Ms. Tans in 2016, (b) RSUs granted to Mr. Boyd and Ms. Tans in 2016, (c) PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones, and Ms. Tans in 2015, (d) RSUs granted to Ms. Tans in 2015, and (e) PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones in 2014, in each case computed in accordance with FASB ASC Topic 718. With respect to Mr. Boyd, includes 71 RSUs granted on March 4, 2016 with a grant date fair value of $92,516, calculated using the grant date share price of $1,303.04, the closing price of our common stock on March 3, 2016, the trading day prior to the March 4, 2016 grant date, as non-employee director compensation for Mr. Boyd's service as a director and Chairman of our Board. For PSUs granted to Messrs. Finnegan, Fogel, and Millones, and Ms. Tans in 2016, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Finnegan, Fogel and Millones, and Ms. Tans under the 2016 PSU awards is 2 times the “target” amount, which would result in a value of $8,998,794, $8,998,774, $8,998,794 and $14,397,888, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Huston, Finnegan, Fogel, and Millones, and Ms. Tans in 2015, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Huston, Finnegan, Fogel and Millones, and Ms. Tans under the 2015 PSU awards is 2 times the “target” amount, which would result in a value of $28,000,324, $8,401,090, $8,401,090, $8,401,090 and $8,999,749, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. For PSUs granted to Messrs. Huston, Finnegan, Fogel and Millones in 2014, the amount reflects 1 times the “target” amount, as of the grant date, for those awards. Under the terms of these awards, as of the grant date the maximum number of shares that could be issued to Messrs. Huston, Finnegan, Fogel and Millones under the 2014 PSU awards is 2 times the “target” amount, which would result in a value of $28,001,334, $7,999,999, $7,999,999 and $7,999,999, respectively, based on the stock price used to determine the aggregate grant date fair value of the awards. The amounts in this column reflect our estimate of the payout for these awards, as of the date of grant, and do not correspond to the actual value, if any, that will be recognized by the named executive officers. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2016 included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)

Represents 2016 cash awards paid in 2017 under the 2016 Bonus Plan.

(5)

Represents 2015 cash awards paid in 2016 under the 2015 Bonus Plan.

(6)

Represents 2014 cash awards paid in 2015 under the 2014 Bonus Plan.

(7)

With respect to Messrs. Boyd, Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2016 with respect to life insurance and accidental death and dismemberment insurance for the benefit of each such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2016. With respect to Mr. Boyd, the amount also represents $25,000 of non-employee director compensation received by Mr. Boyd for his service as a director and as Chairman of our Board for the period from January 1, 2016 to April 27, 2016, when Mr. Boyd became our employee. Mr. Boyd did not receive additional compensation for his service on our Board after April 27, 2016. With respect to Mr. Fogel, the amount also represents $125 of certain perquisites available to all of our employees during 2016. With respect to Ms. Tans, the amount represents the U.S. Dollar value of perquisites available to all Booking.com employees. With respect to Mr. Huston, the amount represents the U.S. Dollar value of certain perquisites through April 27, 2016, consisting of the following: (i) $13,074 for car service to and from the office; (ii) $26,909 in professional fees associated with tax preparation and planning and a related tax gross-up of $17,642; and (iii) $662 in perquisites available to all Booking.com employees and a related tax gross-up of $257.

(8)

With respect to Messrs. Huston, Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2015 with respect to life insurance and accidental death and dismemberment insurance for the benefit of each such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2015. With respect to Messrs. Finnegan, Fogel and Millones, the amount also represents the U.S. Dollar value of certain perquisites available to all of our employees during 2015, consisting of the following: $250 to Mr. Finnegan, $3,714 to Mr. Fogel and a related tax gross-up of $1,464, and $3,895 to Mr. Millones and a related tax gross-up of $1,895. With respect to Mr. Huston, the amount also represents the U.S. Dollar value of certain perquisites during 2015, consisting of the following: (a) $29,348 for car service to and from the office; (b) $3,143 in legal fees incurred and paid in 2015 related to Mr. Huston’s Employment Contract; (c) $57,429 in professional fees associated with tax preparation and planning and a related tax gross-up of $37,652; and (d) $2,405 in perquisites available to all Booking.com employees and a related tax gross-up of $634. With respect to Ms. Tans, the amount represents the U.S. Dollar value of perquisites available to all Booking.com employees.

(9)

With respect to Messrs. Huston, Finnegan, Fogel and Millones, the amount represents the U.S. Dollar value of insurance premiums paid by us during 2014 with respect to life insurance and accidental death and dismemberment insurance for the benefit of such named executive officer and matching contributions made by us to each individual’s 401(k) plan for fiscal year 2014. With respect to Messrs. Finnegan, Fogel and Millones, the amount also represents the U.S. Dollar value of certain perquisites available to all Company employees during 2014, consisting of the following: $1,399 to Mr. Finnegan and a related tax gross-up of $1,199, $649 to Mr. Fogel and a related tax gross-up of $292, and $2,545 to Mr. Millones and a related tax gross-up of $259. With respect to Mr. Huston, the amount also represents the U.S. Dollar value of certain perquisites during 2014, consisting of the following: (a) $20,375 for car service to and from the office; (b) $10,287 in legal fees incurred in 2013 but paid in 2014 related to the negotiation of Mr. Huston’s Amended and Restated Employment Agreement in connection with his promotion to President and Chief Executive Officer of The Priceline Group and a related tax gross-up of $4,792; (c) $27,032 in professional fees associated with tax preparation and planning and a related tax gross-up of $17,723; (d) $10,563 tax equalization payment and a related tax gross-up of $6,925; (e) $26,478 in education expenses related to his assignment to the Netherlands; (f) $48,928 in personal airfare expenses and a related tax gross-up of $28,002; (g) $2,808 in private Dutch health care insurance premiums and a related tax gross-up of $1,606; and (h) $4,268 in perquisites available to all Booking.com employees and a related tax gross-up of $395.

(10)

For 2016, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.10136 U.S. Dollars to 1 Euro. For 2015, the compensation for Ms. Tans is translated into U.S. Dollars using an average exchange rate of 1.1087 U.S. Dollars to 1 Euro. The amounts comprising Ms. Tans’ “All Other Compensation” were generally translated into U.S. Dollars using the exchange rate in effect at the time the respective amounts were paid or reimbursed.

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Grants of Plan-Based Awards Table

The following table provides information about equity and non-equity awards granted to our named executive officers in 2016. The column “Estimated Possible Payouts under Non-Equity Incentive Plan Awards” shows the “target” cash payouts under the 2016 Bonus Plan at the time the plan was adopted; actual payouts were made in March 2017 based on the attainment by us of certain performance thresholds and can be found in the Summary Compensation Table in the column entitled “Non-Equity Incentive Plan Compensation” for the 2016 fiscal year.

Name	Grant Date	Date Grant Approved	Estimated Possible Payouts Under Non-Equity Incentive Plan Awards(1)			Estimated Future Payouts Under Equity Incentive Plan Awards(2)			All Other Stock Awards: Number of Shares of Stock or Units (#)	Grant Date Fair Value of Stock and Option Awards ($)(3)
			Threshold ($)	Target ($)	Maximum ($)	Threshold (#)	Target (#)	Maximum (#)
Jeffery H. Boyd	3/4/2016	2/25/2016				—	—	—	71(4)	92,516
	5/19/2016	5/18/2016				—	—	—	6,313	8,000,276
	—	—	—	1,100,000	N/A
Darren Huston	—	—	—	—	—	—	—	—	—	—
Daniel J. Finnegan	3/4/2016	2/25/2016				—	3,453	6,906	—	4,499,397
	—	—	—	661,500	N/A
Gillian Tans	3/4/2016	2/25/2016			N/A	3,837	3,837	7,674	—	4,999,764
	3/4/2016	2/25/2016				153	153	306(5)	—	199,365
	5/12/2016	5/11/2016				1,578	1,578	3,156	—	1,999,815
	5/12/2016	5/11/2016							3,945	4,999,538
	—	—	—	1,211,492	N/A
Glenn D. Fogel	3/4/2016	2/25/2016				—	3,453	6,906	—	4,499,397
	—	—	—	598,500	N/A
Peter J. Millones	3/4/2016	2/25/2016				—	3,453	6,906	—	4,499,397
	—	—	—	627,000	N/A
(1)

These columns show the target amount, at the time the 2016 Bonus Plan was adopted, of the payout for each named executive officer under the 2016 Bonus Plan. The actual payments for 2016 for each named executive officer are included in the column entitled “Non-Equity Incentive Plan Compensation” of the Summary Compensation Table. The business measurements and performance goals for determining the payouts are described in the Compensation Discussion and Analysis beginning on page 31.

(2)

These columns show the “Threshold,” “Target” and “Maximum” number of shares of our common stock that could be issued in connection with PSUs granted in 2016 under our 1999 Omnibus Plan. The performance period commenced on January 1, 2016 and ends on December 31, 2018. The target payouts for Messrs. Finnegan, Fogel and Millones are performance-driven and therefore completely at risk. The performance criteria for determining the number of shares of our common stock to be issued, if any, in connection with the PSUs are described in the Compensation Discussion and Analysis beginning on page 31.

(3)

Represents the aggregate grant date fair value of PSUs and RSUs granted to the named executive officers, computed in accordance with FASB ASC Topic 718. Generally, the grant date fair value is the full amount that we would expense in our financial statements over the award’s vesting schedule. Grant Date Fair Value for the PSUs granted on March 4, 2016 to Messrs. Finnegan, Fogel and Millones, and Ms. Tans, and the RSU granted to Mr. Boyd, was calculated using the target number of shares multiplied by the share price of $1,303.04, which was the closing price of our common stock on March 3, 2016, the trading day prior to such grant date. Grant Date Fair Value for the PSUs granted on May 12, 2016 to Ms. Tans was calculated using the target number of shares multiplied by the share price of $1,267.31, which was the closing price of our common stock on May 11, 2016, the trading day prior to such grant date. Mr. Boyd’s RSU grant was calculated using the original grant date share price of $1,267.27, which was the closing price of our common stock on May 18, 2016, the trading day prior to such grant date. Ms. Tans’ May 12, 2016 RSU grant was calculated using the original grant date share price of $1,267.31, which was the closing price of our common stock on May 11, 2016, the trading day prior to such grant date. As of December 31, 2016, the estimated probable number of shares that will be issued in connection with the PSUs at the end of the performance period is 1.685 times the “target” grant amount, except in the case of Ms. Tans' PSUs, where the number is 2.0 times the “target” grant amount. The actual number of shares to be issued, if any, has not been determined and will be determined based on the relevant performance criteria over the three-year performance period. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K for the year ended December 31, 2016.

(4)

Represents a grant of RSUs made to Mr. Boyd as non-employee director compensation for his service as a director and Chairman of our Board. Mr. Boyd did not become our employee until April 27, 2016.

(5)

Represents a grant of PSUs made to Ms. Tans in connection with the integration of the Buuteeq business into Booking.com's BookingSuite initiative, as further described in our 2016 proxy statement.

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Outstanding Equity Awards at 2016 Fiscal Year-End Table

The following table provides information on the holdings of stock awards by our named executive officers at fiscal year-end 2016, including any unvested RSUs and/or unvested PSUs with performance and/or service conditions that have not yet been satisfied as of December 31, 2016. There are no unexercised stock option awards, either vested or unvested, held by our named executive officers. The market value of the stock awards is based on the closing per share market price of our common stock on December 30, 2016, which was $1,466.06.

Name	Stock Awards
	Number of Shares or Units of Stock That Have Not Vested (#)		Market Value of Shares or Units of Stock That Have Not Vested ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested (#)		Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units, or Other Rights That Have Not Vested ($)
Jeffery H. Boyd	6,313	(1)	9,255,237	—		—
Darren Huston	—		—	—		—
Daniel J. Finnegan	—		—	19,648	(2)	28,805,147
Gillian Tans	4,128	(3)	6,051,896	21,372	(4)	31,332,634
Glenn D. Fogel	—		—	19,648	(2)	28,805,147
Peter J. Millones	—		—	19,648	(2)	28,805,147
(1)

Represents the number of shares of our common stock subject to RSUs granted to Mr. Boyd in May 2016 in connection with his appointment as our Interim Chief Executive Officer and President effective April 27, 2016, consisting of 6,313 shares that vest either (A) 50% on the first day of employment of a new chief executive officer and 50% on the earlier of (i) our 2017 annual stockholders meeting (on June 8, 2017) and (ii) six months following the first day of employment of a new chief executive officer or (B) if the first day of employment of a new chief executive officer does not occur by the date of our 2017 annual stockholders meeting, on the date of such annual meeting. The award may vest earlier than either (A) or (B) in the event of, among other things, a “change in control” (as defined in the restricted stock unit agreement) and/or termination of employment in certain circumstances.

(2)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 5,978 shares for which the performance period commenced on January 1, 2014, and ended on December 31, 2016, and which vested and were issued on March 4, 2017. Includes 6,764 shares for which the performance period commenced on January 1, 2015, and ends on December 31, 2017, and 6,906 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period, subject to continued employment by us.

(3)

Represents the number of shares of our common stock that will be issued pursuant to RSUs granted to Ms. Tans in (i) November 2015, consisting of 69 shares that vested in March 2017 and 114 shares that are scheduled to vest in March 2018, and (ii) May 2016, consisting of 3,945 shares that are scheduled to vest in May 2019.

(4)

Represents the maximum number of shares of our common stock that may be issued following the end of the performance period in connection with PSUs. Includes 2,990 shares for which the performance period commenced on January 1, 2014, and ended on December 31, 2016, and which vested and were issued on March 4, 2017. Includes 7,246 shares for which the performance period commenced on January 1, 2015, and ends on December 31, 2017, and 11,136 shares for which the performance period commenced on January 1, 2016 and ends on December 31, 2018. The actual number of shares to be issued for the latter two grants, if any, has not been determined and will be determined based on the relevant performance criteria over the applicable three-year performance period.

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Option Exercises and Stock Vested Table

The following table contains information about the vesting of stock awards held by our named executive officers in 2016. There were no options exercised by our named executive officers in 2016.

Name	Stock Awards
	Number of Shares Acquired on Vesting (#)	Value Realized on Vesting ($)
Jeffery H. Boyd	23,073	29,941,515(1)
Darren Huston	42,885	57,088,622(2)
Daniel J. Finnegan	11,500	14,923,665(3)
Gillian Tans	4,358	5,655,420(4)
Glenn D. Fogel	11,500	14,923,665(3)
Peter J. Millones	11,500	14,923,665(3)
(1)

Reflects vesting of (a) 23,002 PSUs in March 2016 with a per share market price of $1,297.71, the closing price of our common stock on March 4, 2016, and (b) 71 RSUs in June 2016 with a per share market price of $1,290.00, the closing price of our common stock on June 2, 2016. The RSUs were granted to Mr. Boyd in March 2016 as non-employee director compensation for his service as a director and as Chairman of our Board. See “Compensation of Named Executive Officers - Summary Compensation Table” for more information.

(2)

Reflects vesting (a) in March 2016 of 17,250 PSUs granted to Mr. Huston in March 2013, with a per share market price of $1,297.71, the closing price of our common stock on March 4, 2016, and (b) in accordance with the separation agreement we entered into with Mr. Huston on April 27, 2016, pro rata vesting based on time served of certain of his outstanding equity awards (as contemplated by his employment agreement for certain terminations, except that the performance multiplier for his 2015 performance share units is reduced from the multiplier provided for by the terms of the equity agreement based on the Company’s historical financial performance to 1, and not including a portion of outstanding equity awards forfeited by Mr. Huston under the separation agreement), consisting of: of 16,189 PSUs granted to Mr. Huston in March 2014, 4,967 PSUs granted to Mr. Huston in March 2015 and 4,479 RSUs granted to Mr. Huston in November 2013, in each case with a per share market price of $1,353.74, the closing price of our common stock on April 27, 2016.

(3)

Reflects vesting of PSUs in March 2016 with a per share market price of $1,297.71, the closing price of our common stock on March 4, 2016.

(4)

Reflects vesting of 4,312 PSUs and 46 RSUs in March 2016, each with a per share market price of $1,297.71, the closing price of our common stock on March 4, 2016.

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EMPLOYMENT CONTRACTS, TERMINATION OF EMPLOYMENT AND CHANGE IN CONTROL ARRANGEMENTS

We have an employment agreement with each of our currently serving named executive officers. The agreements are of varying duration and generally provide for minimum annual base salaries. In addition, most of the agreements provide that each executive will be eligible to participate at a level commensurate with his or her position in our annual bonus and long-term compensation plans generally made available to our senior executives, and to participate in all benefit plans and arrangements and fringe benefits and perquisite programs generally provided to our other comparable senior executives. A summary is provided below of each named executive officer’s employment agreement followed by a summary of the material terms of any equity instruments held by such executive outstanding at December 31, 2016 that provide for accelerated vesting (or similar provisions) upon a change in control or termination. On April 27, 2016, we entered into a separation agreement with Mr. Huston, a summary of which is set forth below.

Mr. Boyd

Effective April 27, 2016, Mr. Boyd became our Interim Chief Executive Officer and President. We entered into an employment agreement with Mr. Boyd on May 19, 2016, which was terminable at will by either party at any time. Mr. Boyd was not entitled to any severance payments whether in connection with a change in control or otherwise pursuant to such employment agreement. On December 15, 2016, Mr. Boyd entered into an agreement (the “Executive Chairman Agreement”) to become our Executive Chairman (and cease being our Interim Chief Executive Officer and President), effective January 1, 2017. Mr. Boyd’s Executive Chairman Agreement provides for a fixed term from January 1, 2017 through immediately prior to our 2018 annual meeting of stockholders, which is terminable at will by either party at any time. Mr. Boyd is not entitled to any severance payments whether in connection with a change in control or otherwise pursuant to the Executive Chairman Agreement. His equity awards, including those received while he was our Interim Chief Executive Officer and President, remain in effect and will continue to vest pursuant to the terms of the applicable award agreements. Mr. Boyd is not otherwise entitled to any additional benefits.

Equity Instruments

RSUs.

The RSUs granted to Mr. Boyd in May 2016 vest either (A) 50% on the first day of employment of a new chief executive officer and 50% on the earlier of (i) our 2017 annual stockholders meeting (on June 8, 2017) and (ii) six months following the first day of employment of a new chief executive officer or (B) if the first day of employment of a new chief executive officer does not occur by the date of our 2017 annual stockholders meeting, on the date of such annual meeting. The award may vest earlier than either (A) or (B) in the event of a termination without “Cause,” a termination for “Good Reason,” or a termination as a result of death or “Disability.” If a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability” occurs prior to a “Change in Control,” Mr. Boyd will receive a pro-rata portion of the RSUs as of the date of termination.

Mr. Huston

Pursuant to a separation agreement entered into between Mr. Huston and us, effective April 27, 2016, Mr. Huston resigned as our director, officer and employee. As a result, he is no longer entitled to severance payments whether in connection with a change in control or otherwise pursuant to his employment agreement. The separation agreement confirms that Mr. Huston's resignation was without “Good Reason” (as defined in his employment agreement) and provides that Mr. Huston (i) would not receive any severance payments, (ii) would receive pro-rata vesting, subject to certain reductions, based on time served as of April 27, 2016 of his outstanding equity awards (as described in Option Exercises and Stock Vested Table on page 51), as well as (iii) the cost of reasonable relocation expenses to North America. Mr. Huston is not otherwise entitled to any additional benefits. Mr. Huston will continue to be bound by the non-compete, non-solicitation and proprietary information covenants contained in his employment agreement.

Mr. Fogel

During 2016, Mr. Fogel served as our Executive Vice President, Corporate Development, and Head of Worldwide Strategy and Planning. Effective January 1, 2017, Mr. Fogel became our President and Chief Executive Officer and was appointed to the Board. We entered into an employment agreement with Mr. Fogel in December 2008, which was in effect until December 31, 2016 and

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governed any severance and/or change in control arrangements with Mr. Fogel until that date. On December 15, 2016, we and Mr. Fogel entered into an employment agreement effective January 1, 2017 (the “2017 Employment Agreement”) in connection with his appointment as our President and Chief Executive Officer and as a member of the Board.

2008 Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Fogel’s employment by us without “Cause” (as defined in the agreement with Mr. Fogel) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits: (1) one and a half times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment; (2) if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and (3) continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Other.

Mr. Fogel entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Fogel is subject to one-year non-competition and non-solicitation obligations following Mr. Fogel’s termination of employment with us.

2017 Employment Agreement

Term.

Mr. Fogel’s 2017 Employment Agreement has a three-year fixed term beginning January 1, 2017, which is terminable at will by either party upon ninety days’ written notice. The three-year term is automatically extended for additional one year periods unless either party gives written notice to the other party at least ninety days prior to the expiration of the initial three-year term or the then-current one year additional period that the 2017 Employment Agreement will not be extended.

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Fogel’s employment without “Cause” (as defined in the agreement) or by Mr. Fogel for “Good Reason” (as defined in the agreement), Mr. Fogel will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 24-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3)

continuation for eighteen months following termination of employment of group health, life and disability insurance benefits as if Mr. Fogel were our employee; and

(4)

a pro-rata portion of any PSU or other restricted stock (including RSU) award granted after January 1, 2017 will vest, provided that with respect to any such PSU award, the pro-rata portion shall be determined based on any applicable performance multiplier under the applicable award agreement as of the last fiscal quarter for which our financial results have been publicly reported.

If Mr. Fogel’s employment is terminated without “Cause” or by Mr. Fogel for “Good Reason” on or within twelve months after the consummation of, or, under certain circumstances, within six months prior to, a “Change in Control” (as defined in the agreement), instead of the above severance compensation and benefits, Mr. Fogel will be entitled to the following severance compensation and benefits:

(1)

three times the sum of his base salary and target bonus, if any, for the year in which such termination occurs, payable in a lump sum;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(3)

continuation for up to eighteen months following termination of employment of group health, life and disability insurance benefits as if Mr. Fogel were our employee; and

(4)

a pro-rata portion of any PSU or other restricted stock (including RSU) award granted after January 1, 2017 will vest, provided that with respect to any such PSU award, the pro-rata portion shall be determined based on any applicable performance multiplier under the applicable award agreement as of the last fiscal quarter for which our financial results have been publicly reported.

Termination as the Result of Death or “Disability.”

In the event of a termination of Mr. Fogel’s employment as the result of his death or “Disability,” (as defined in the agreement), Mr. Fogel’s heirs will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs, continuation for twelve months following his death of group health insurance benefits for his dependents (or for Mr. Fogel, if he is terminated as the result of “Disability”) as if he were our employee, and in the event of termination of Mr. Fogel’s employment as the result of “Disability,” continuation for twelve months following termination of employment of group life and disability insurance benefits as if Mr. Fogel were our employee.

Other.

In addition, subject to certain limitations, if severance remuneration payable under the 2017 Employment Agreement is held to constitute a “parachute payment” under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Fogel determined on an after tax basis. Concurrently with the 2017 Employment Agreement, Mr. Fogel also entered into a separate non-competition and non-solicitation agreement with us pursuant to which Mr. Fogel is subject to one-year non-competition and

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non-solicitation obligations following Mr. Fogel’s termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Fogel in March 2016, 2015 and 2014 provide for accelerated vesting upon a termination of service without “Cause,” a termination of service for “Good Reason,” or a termination of service as the result of death or “Disability.” The number of shares to be delivered to Mr. Fogel would depend on the termination event (termination without cause/good reason/death/disability) and when it occurred.

•

Upon a termination of service without “Cause,” for “Good Reason,” or as the result of death or “Disability” that does not occur coincident with or following a “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016, 2015 or 2014 as of the date of his termination of service) of Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported.

•

If a “Change in Control” occurs prior to January 1, 2019, January 1, 2018 or January 1, 2017, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to a pro-rata portion (based on the number of full months that had elapsed since January 1, 2016, January 1, 2015 or January 1, 2014, as applicable, as of the effective date of the “Change in Control”) of Mr. Fogel’s “target” PSU grant and the performance multiplier could range from 0 to 2x, depending on our performance through the last fiscal quarter for which our financial results have been publicly reported; and Mr. Fogel would also receive a pro-rata portion of Mr. Fogel’s “target” PSU grant (based on the number of full months that had elapsed since the effective date of the “Change in Control” as of the date of his termination) without the application of the performance multiplier.

•

If a “Change in Control” occurs on or after January 1, 2019, January 1, 2018 or January 1, 2017, as applicable, and Mr. Fogel’s service is terminated without “Cause,” for “Good Reason,” or as a result of death or “Disability” coincident with or at any time following the effective date of the “Change in Control,” the PSU performance multiplier would be applied to Mr. Fogel’s “target” PSU grant and could range from 0 to 2x, depending on our performance through the 12th fiscal quarter completed since January 1, 2016, January 1, 2015 or January 1, 2014, as applicable.

Mr. Finnegan

Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Finnegan’s employment by us without “Cause” (as defined in the agreement with Mr. Finnegan) or by Mr. Finnegan for “Good Reason” (as defined in the agreement), Mr. Finnegan will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

one times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee.

Other.

Mr. Finnegan entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Finnegan is subject to one-year non-competition and non-solicitation obligations following Mr. Finnegan’s termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Finnegan in March 2016, 2015 and 2014, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

Ms. Tans

Amended and Restated Employment Agreement

Ms. Tans served as President and Chief Operating Officer of our Booking.com brand until April 27, 2016. Effective April 27, 2016, Ms. Tans became Booking.com's Chief Executive Officer. Ms. Tans and Booking.com entered into an employment agreement dated February 19, 2015 in connection with Ms. Tans becoming Booking.com's Chief Operating Officer. The employment agreement does not have a fixed term and is terminable at will by either party upon due observance of the statutory notice period in the Netherlands, which is currently one month in the event of a termination by Ms. Tans and three months in the event of a termination by us. The agreement automatically terminates upon Ms. Tans reaching the pensionable age under an applicable pension

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agreement or under the General Old Age Pensions Act in the Netherlands (which is generally age 65). On May 19, 2016, Booking.com and Ms. Tans amended and restated the employment agreement in connection with her appointment as Booking.com's President and Chief Executive Officer. The amended and restated Employment Agreement is substantially similar to Ms. Tans' prior employment agreement, except that it provides for an increased annual base salary.

Termination without “Cause.”

In the event of a termination of Ms. Tans’ employment by us without “Cause” (as defined in the agreement with Ms. Tans), Ms. Tans will be entitled to receive, among other things, in addition to her compensation accrued through the date of termination of her employment, severance compensation and benefits of one times her base salary (including holiday allowance) and target bonus (not to exceed a maximum of one times her annual base salary including holiday allowance).

Other.

The employment agreement with Ms. Tans includes certain confidentiality, non-competition, and non-solicitation provisions. It also includes a commuting costs reimbursement not to exceed €200 per month.

Equity Instruments

PSUs.

As of December 31, 2016, with respect to accelerated vesting upon a termination of employment, the PSUs granted to Ms. Tans in March 2016, 2015 and 2014 would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

RSUs.

The RSUs granted to Ms. Tans in November 2015 provide for accelerated vesting upon a termination without “Cause” or a termination as a result of death or “Disability.” The RSUs granted to Ms. Tans in May 2016 provide that upon a termination without “Cause,” for “Good Reason,” or as the result of death or “Disability,” Ms. Tans will receive a pro-rata portion of the RSUs as of the date of termination.

Mr. Millones

Employment Agreement

Termination without “Cause” or for “Good Reason.”

In the event of a termination of Mr. Millones’ employment by us without “Cause” (as defined in the agreement with Mr. Millones) or by Mr. Millones for “Good Reason” (as defined in the agreement), then Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of his termination of employment, the following severance compensation and benefits:

(1)

two times his base salary and target bonus, if any, paid over a 12-month period following his termination of employment;

(2)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs; and

(3)

continuation for one year following termination of employment of group health, life and disability insurance benefits as if he were our employee (in the event of a “Change in Control,” as defined in the agreement, continuation of benefits is for two years following the termination of employment).

Termination as a Result of Death or “Disability.”

In the event of a termination of Mr. Millones’ employment as a result of death or “Disability” (as defined in such agreement), Mr. Millones will be entitled to receive, among other things, in addition to his compensation accrued through the date of termination of employment, the following severance compensation and benefits:

(1)

if a bonus plan is in place, a pro-rata target annual bonus for the year in which termination of employment occurs;

(2)

in the event of termination as a result of death, continuation for one year following termination of employment of group health insurance benefits for Mr. Millones’ dependents as if he were our employee; and

(3)

in the event of termination as a result of “Disability,” continuation for one year following termination of employment of group health, life and disability insurance benefits, as if he were our employee.

Other.

Mr. Millones’ employment agreement provides that, subject to certain limitations, if severance remuneration payable under the employment agreement is held to constitute an excess parachute payment under Section 280G of the Internal Revenue Code, we will reduce the amount of such payment to the extent necessary so that no portion of the payment, so reduced, would constitute a “parachute payment” if such reduction would result in an increase in the aggregate payments and benefits to be provided to Mr. Millones determined on an after tax basis. Mr. Millones entered into a separate non-competition and non-solicitation agreement with us in February 2013 pursuant to which Mr. Millones is subject to one-year non-competition and non-solicitation obligations following Mr. Millones’ termination of employment with us.

Equity Instruments

PSUs.

The PSUs granted to Mr. Millones in March 2016, 2015 and 2014, respectively, would be treated in the same fashion as the PSUs held by Mr. Fogel described above under “Mr. Fogel - Equity Instruments.”

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POTENTIAL PAYMENTS UPON A CHANGE IN CONTROL AND/OR TERMINATION

The following tables estimate the payments required to be made to each named executive officer (except for Mr. Huston, who ceased to be our employee on April 27, 2016) in connection with a termination of his or her employment upon specified events or a change in control, assuming a $1,466.06 per share price for our common stock (the closing market price on December 30, 2016). The amounts shown also assume that the termination or change in control was effective December 31, 2016, and thus include amounts earned through such time and are estimates of the amounts which would be paid out to the named executive officers. Therefore, amounts shown do not reflect, for instance, any changes to base salaries or bonus targets effective in 2017, 2017 changes in the cost of health benefit plans, equity grants made in 2017 or the unvested pro-rata portion of equity awards for which the performance or vesting period extends beyond December 31, 2016. However, amounts shown do reflect incremental amounts due to the named executive officer upon or as a result of the specified event. The actual amounts paid can only be determined at the time of the termination of the named executive officer’s employment or a change in control. The terms “Cause,” “Good Reason,” and “Disability,” as applicable, have the meanings in the individual employment agreements or equity instruments described above. In the event of voluntary resignation or retirement where the person’s last date of employment was December 31, 2016, the named executive officer would only receive his or her accrued but unpaid salary through the termination date of employment. See Employment Contracts, Termination of Employment and Change in Control Arrangements above for more information.

Mr. Boyd

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	—	—	—	—	—
Pro Rated Bonus	—	—	—	—	—
Equity and Benefits:
Performance Share Units	—	—	—	—	—
Restricted Stock Units	5,695,643	5,695,643	5,695,643	—	5,695,643
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
Relocation	—	—	—	—	—
TOTAL:	5,695,643	5,695,643	5,695,643	—	5,695,643

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Mr. Finnegan

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	976,500	976,500	976,500	—	—
Pro Rated Bonus	661,500	661,500	661,500	—	—
Equity and Benefits:
Performance Share Units	18,217,262	18,217,262	18,217,262	—	18,217,262
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	17,932	17,932	17,932	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	19,873,194	19,873,194	19,873,194	—	18,217,262
(1) Benefit amounts are based on 2016 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Ms. Tans

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:(1)
Base Salary and Target Bonus	1,308,416	1,308,416	1,308,416	—	—
Pro Rated Bonus	1,308,416	1,308,416	1,308,416	—	—
Equity and Benefits:
Performance Share Units	16,908,070	16,908,070	16,908,070	—	16,908,070
Restricted Stock Units	1,200,703	1,200,703	1,200,703	—	1,200,703
Stock Options	—	—	—	—	—
Health & Welfare	—	—	—	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	20,725,605	20,725,605	20,725,605	—	18,108,773
(1) Ms. Tans’ compensation is translated into U.S. Dollars using an average exchange rate of 1.10136 U.S. Dollars to 1 Euro.

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Mr. Fogel

Executive Benefits and Payments Upon Separation or Change in Control(1)	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,370,250	1,370,250	1,370,250	—	—
Pro Rated Bonus	598,500	598,500	598,500	—	—
Equity and Benefits:
Performance Share Units	18,217,262	18,217,262	18,217,262	—	18,217,262
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(2)	17,932	17,932	35,865	—	—
Tax Gross-Up	—	—	—	—	—
TOTAL:	20,203,944	20,203,944	20,221,877	—	18,217,262
(1)

Amounts are based on payments that would have been made pursuant to Mr. Fogel's employment contract effective during 2016, not the 2017 Employment Agreement. See “Employment Contracts, Termination of Employment and Change in Control Arrangements - Mr. Fogel” for more information.

(2)

Benefit amounts are based on 2016 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Mr. Millones

Executive Benefits and Payments Upon Separation or Change in Control	Termination without “Cause” (non-Change in Control) ($)	Termination for “Good Reason” (non-Change in Control) ($)	Termination without “Cause” or for “Good Reason” (Change in Control) ($)	No Termination (Change in Control) ($)	Death or Disability ($)
Severance:
Base Salary and Target Bonus	1,914,000	1,914,000	1,914,000	—	—
Pro Rated Bonus	627,000	627,000	627,000	—	627,000
Equity and Benefits:
Performance Share Units	18,217,262	18,217,262	18,217,262	—	18,217,262
Restricted Stock Units	—	—	—	—	—
Stock Options	—	—	—	—	—
Health & Welfare(1)	17,932	17,932	35,865	—	17,932
Tax Gross-Up	—	—	—	—	—
TOTAL:	20,776,194	20,776,194	20,794,127	—	18,862,194
(1) Benefit amounts are based on 2016 annual premiums paid by us for (a) medical, dental and vision coverage, (b) term life insurance and (c) long-term disability insurance.

Note to the Potential Payments Upon a Change in Control and/or Termination Tables Above. Under applicable SEC rules, we are required to estimate the potential payments to each of the named executive officers upon termination or change in control assuming the event occurred on December 31, 2016, the last day of our most recently-completed fiscal year. However, the payments to named executive officers could differ, in some instances materially, if the triggering event were to occur on or after January 1, 2017.

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EQUITY COMPENSATION PLAN INFORMATION

We have one primary equity compensation plan: the 1999 Omnibus Plan, as amended (the “Plan”). In addition, in connection with our acquisition of KAYAK Software Corporation in May 2013, Buuteeq, Inc. in June 2014, OpenTable, Inc. in July 2014 and Rocket Travel, Inc. (“RocketMiles”) in March 2015, we assumed equity plans of those acquired companies (the “Assumed Company Plans”). We may continue to grant equity awards under certain of the Assumed Company Plans to employees of the applicable acquired company and, subject to certain limitations, other employees of us or our other subsidiaries. The Compensation Committee has broad authority to, among other things, grant equity awards and determine the terms, conditions and restrictions relating to those equity awards under the Plan and the Assumed Company Plans.

The table below presents information as of December 31, 2016 regarding the Plan and the Assumed Company Plans:

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights(1) (#)	Weighted-average exercise price of outstanding options, warrants and rights(2) ($)	Number of securities remaining available for future issuance under equity compensation plans (excluding outstanding securities as reflected in the first column)(3) (#)
Equity Compensation plans approved by security holders
1999 Omnibus Plan	0	0.00	2,292,522
Equity Compensation plans not approved by security holders
2005 KAYAK Plan(4)	41,286	316.94	—
2012 KAYAK Plan(4)	1,511	348.35	2,680
Buuteeq Plan(5)	1,789	242.44	2,427
OpenTable Plan(6)	4,819	825.79	99,040
RocketMiles Plan(7)	328	230.37	3,490
TOTAL:	49,733		2,400,159
(1)

Excludes an aggregate of 656,216 unvested RSUs and unvested PSUs outstanding at December 31, 2016, consisting of 531,086 unvested shares under the 1999 Omnibus Plan, 28,265 shares under the 2012 KAYAK Plan, and 96,865 under the OpenTable Plan.

(2)

The weighted-average exercise price does not apply to PSUs or RSUs because there is no exercise price associated with such awards.

(3)

With respect to PSUs, this column assumes that the maximum number of shares underlying the PSUs will be issued at the end of the relevant performance periods, and therefore all such shares have been excluded. As of December 31, 2016, the actual number of shares to be issued, if any, had not been determined and will be determined based on the relevant performance criteria over the applicable performance periods.

(4)

The assumed KAYAK plans include the KAYAK Software Corporation 2012 Equity Incentive Plan and the KAYAK Software Corporation 2005 Equity Incentive Plan (the “2005 KAYAK Plan”). No further grants may be made under the 2005 KAYAK Plan, although the stock options shown in the table were outstanding as of December 31, 2016.

(5)

The assumed Buuteeq plan is the Buuteeq, Inc. Amended and Restated 2010 Stock Plan.

(6)

The assumed OpenTable plan is the OpenTable, Inc. Amended and Restated 2009 Equity Incentive Award Plan.

(7)

The assumed RocketMiles plan is the Amended and Restated Rocket Travel, Inc. 2012 Stock Incentive Plan.

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2016 NON-EMPLOYEE DIRECTOR COMPENSATION AND BENEFITS

For 2016, directors who were also our employees received no additional compensation for serving on our Board. Mr. Boyd earned compensation for serving as Chairman of our Board and as a non-employee director on our Board from January 2016 to April 2016, but following his appointment as our Interim Chief Executive Officer and President effective April 27, 2016, he did not receive additional compensation for serving on our Board. See Compensation of Named Executive Officers - Summary Compensation Table for more information regarding compensation paid to Mr. Boyd in 2016.

Non-Employee Director Compensation Program

2016 Program

In consultation with Mercer, the Compensation Committee’s outside compensation consultant, the Compensation Committee and the Board approved the compensation program for the non-employee members of the Board. Under the program as in effect in 2016, non-employee directors received an annual cash retainer of $50,000 and an annual restricted stock unit (RSU) award representing shares of common stock valued at approximately $260,000 on the date of grant (in 2016, this resulted in RSUs representing 204 shares of common stock being granted to each non-employee director in May 2016). These RSUs vest on the day after the one-year anniversary of the date of grant, and vesting will accelerate upon a change in control or if the director's service on the Board terminates as a result of the director's death or disability. In addition, the Compensation Committee determined to move the grant date for non-employee director RSU awards closer to the date of our annual meeting of stockholders to more closely track each director's term of office. As a result, in March 2016 (the vesting date for the 2015 non-employee director RSU awards), each non-employee director received an interim pro-rata RSU award to cover the period from March 2016 to May 2016, which was valued at approximately $65,000 on the date of grant and resulted in RSUs representing 50 shares of common stock being granted to each non-employee director in March 2016. These interim RSUs vested in full immediately prior to our 2016 annual meeting of stockholders.

In addition, members of the Audit Committee and members of the Compensation Committee receive an additional $15,000 annual cash retainer for each such committee on which they serve, and members of the Nominating and Corporate Governance Committee receive an additional $10,000 annual cash retainer. Further, the chairperson of the Audit Committee receives an additional cash retainer of $20,000, and the chairperson of the Compensation Committee and the chairperson of the Nominating and Corporate Governance Committee each receives an additional $10,000 annual cash retainer. Additional compensation, if any, for service on temporary or special Board committees will be determined from time to time by the Board or the Compensation Committee if such committees are formed.

Mr. Guyette served as the Lead Independent Director in 2016. The Lead Independent Director receives an additional annual cash retainer of $30,000. Mr. Boyd served as Chairman of the Board in 2016. As Chairman of the Board, Mr. Boyd was entitled to receive an additional annual cash retainer of $25,000 and an additional annual RSU award representing shares of common stock valued at approximately $110,000 on the date of grant. Following his appointment as our Interim Chief Executive Officer and President effective April 27, 2016, Mr. Boyd did not receive additional compensation for serving as our Chairman or for his service as a member of our Board. As a result, for his service from January 2016 to April 2016 Mr. Boyd received an additional cash retainer of $8,333 and an RSU award in March 2016 representing shares of common stock valued at approximately $92,500 on the date of grant.

We reimburse non-employee directors for all travel and other expenses incurred in connection with attending Board and committee meetings.

2017 Program

In consultation with Mercer, the Compensation Committee generally reviews the non-employee director compensation program every two years and, if it deems appropriate, makes recommendations to the Board regarding adjustments to the program. After its biennial review at the end of 2016 and beginning of 2017, the Compensation Committee recommended, and the Board approved, changes to the non-employee director compensation program effective January 1, 2017. These changes increased: (a) the annual RSU award to shares valued at approximately $265,000; (b) the annual cash retainer received by each non-employee director to $60,000; (c) the additional annual cash retainer for the Lead Independent Director to $40,000; (d) the additional annual cash retainer received by members of the Audit Committee to $20,000; and (e) the additional annual cash retainer for the chairpersons of each of the Compensation Committee and the Nominating and Corporate Governance Committee to $15,000.

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The following table shows compensation earned during 2016 by all non-employee directors serving at any time during fiscal 2016.

Name	Fees Earned or Paid in Cash ($)(1)	Stock Awards ($)(2)(3)	Option Awards ($)	All Other Compensation ($)	Total ($)
Tim Armstrong	65,000	324,844	—	—	389,844
Howard W. Barker, Jr.(4)	39,583	65,152	—	—	104,735
Jeffery H. Boyd(5)
Jan L. Docter	56,455	324,844	—	—	381,299
Jeffrey E. Epstein	80,000	324,844	—	—	404,844
James M. Guyette	115,000	324,844	—	—	439,844
Charles H. Noski	76,667	324,844	—	—	401,511
Nancy B. Peretsman	60,000	324,844	—	—	384,844
Thomas E. Rothman	60,000	324,844	—	—	384,844
Craig W. Rydin	90,000	324,844	—	—	414,844
Lynn M. Vojvodich	52,177	324,844	—	—	377,021
(1)

This column reports the amount of cash compensation earned in 2016 for Board and committee service.

(2)

This column represents the aggregate grant date fair value of RSUs computed in accordance with FASB ASC Topic 718. For additional information, please refer to Notes 2 and 3 of our Consolidated Financial Statements for the year ended December 31, 2016, included in our Annual Report on Form 10-K. These amounts reflect our accounting expense for these awards, and do not correspond to the actual value, if any, that will be recognized by the non-employee directors.

(3)

As of December 31, 2016, our non-employee directors had the following outstanding equity awards:

•

Tim Armstrong: RSUs for 959 shares (which includes 755 vested shares the receipt of which has been deferred by Mr. Armstrong for tax planning purposes);

•

Jan L. Docter: RSUs for 204 shares;

•

Jeffrey E. Epstein: RSUs for 4,247 shares (which includes 4,043 vested shares the receipt of which has been deferred by Mr. Epstein for tax planning purposes);

•

James M. Guyette: RSUs for 204 shares;

•

Charles H. Noski: RSUs for 413 shares (which includes 209 vested shares the receipt of which has been deferred by Mr. Noski for tax planning purposes);

•

Nancy B. Peretsman: RSUs for 1,276 shares (which includes 1,072 vested shares the receipt of which has been deferred by Ms. Peretsman for tax planning purposes);

•

Thomas E. Rothman: RSUs for 959 shares (which includes 755 vested shares the receipt of which has been deferred by Mr. Rothman for tax planning purposes); and

•

Craig W. Rydin: RSUs for 1,067 shares (which includes 863 vested shares the receipt of which has been deferred by Mr. Rydin for tax planning purposes); and

•

Lynn M. Vojvodich: RSUs for 204 shares.

(4)

Mr. Barker retired from our Board effective June 2, 2016 (the date of our 2016 annual stockholders’ meeting). As previously agreed with us, effective as of such date he accepted the cancellation of an RSU grant with a value of $259,692 granted to him on May 30, 2016.

(5)

Mr. Boyd became our Interim Chief Executive Officer and President effective April 27, 2016, and did not receive non-employee director compensation thereafter. See “Compensation of Named Executive Officers - Summary Compensation Table” for information regarding compensation, including non-employee director compensation, paid to Mr. Boyd in 2016.

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Non-Employee Director Stock Ownership Guidelines

Our Stock Ownership Guidelines require that each non-employee director own shares of our common stock in an amount equal to or exceeding the lesser of 2,500 shares or shares valued at $350,000. Because the shares are fully vested and the director bears the economic risk of ownership (only delivery of the shares has been deferred), our Stock Ownership Guidelines consider vested stock-based equity awards that non-employee directors have properly elected to defer in accordance with the terms of their grant agreements and applicable law to be owned by the director under and for the purposes of our Stock Ownership Guidelines. We believe that allowing deferred shares to be counted for purposes of our Stock Ownership Guidelines has the additional benefit of acting as a holding period restriction as any deferred shares will not be delivered to the director until 60 or 90 days after termination of his or her Board service, depending on the terms of the deferral program in place at the time of the deferral. See Security Ownership of Certain Beneficial Owners and Management on page 28 for more details regarding stock ownership by our non-employee directors. The following table sets forth the number of shares deemed owned by each non-employee director as of March 31, 2017 for purposes of our Stock Ownership Guidelines.

Name	Number of Shares Required to be Owned under Our Stock Ownership Guidelines – the Lesser of:	Number of Shares Deemed Owned as of March 31, 2017(1)	Shares Valued Above $350,000 (Yes/No)(2)
Tim Armstrong	2,500 shares or shares valued at $350,000	805	Yes
Jan L. Docter	2,500 shares or shares valued at $350,000	6,000	Yes
Jeffrey E. Epstein	2,500 shares or shares valued at $350,000	9,291	Yes
James M. Guyette	2,500 shares or shares valued at $350,000	2,237	Yes
Charles H. Noski	2,500 shares or shares valued at $350,000	259	Yes
Nancy B. Peretsman	2,500 shares or shares valued at $350,000	4,422	Yes
Thomas E. Rothman	2,500 shares or shares valued at $350,000	805	Yes
Craig W. Rydin	2,500 shares or shares valued at $350,000	1,309	Yes
Lynn M. Vojvodich	2,500 shares or shares valued at $350,000	50	No(3)
(1)

See Security Ownership of Certain Beneficial Owners and Management on page 28 for certain details relating to beneficial stock ownership, calculated in accordance with SEC rules.

(2)

Based on the closing share price of $1,779.97 on March 31, 2017.

(3)

Ms. Vojvodich joined the Board on January 1, 2016 and, as a result, will be permitted to reach the ownership guidelines over time.

The closing price of our common stock on March 31, 2017 was $1,779.97 and therefore, as a result, all non-employee directors (other than Ms. Vojvodich) met the holding requirements of our Stock Ownership Guidelines for non-employee directors as of March 31, 2017.

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COMPENSATION COMMITTEE INTERLOCKS AND INSIDER PARTICIPATION

As noted above, the Compensation Committee is currently comprised of four non-employee, independent directors: Messrs. Armstrong, Epstein, Guyette and Rydin. No member of the Compensation Committee is or was formerly an officer or an employee of us or had any related person transaction required to be disclosed in which we were a participant during the last fiscal year. In addition, none of our executive officers serves on the compensation committee or board of directors of a company for which any of our directors serves as an executive officer.

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CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Review and Approval or Ratification of Related Person Transactions

The Audit Committee, pursuant to a written policy, reviews all relationships and transactions in which we participate and in which any related person has a direct or indirect material interest and the transaction involves or is expected to involve payments of $120,000 or more in the aggregate per fiscal year. Our legal staff is primarily responsible for gathering information from the directors and executive officers. Related person transactions are generally identified in:

•

questionnaires annually distributed to our directors and executive officers;

•

certifications submitted annually by our executive officers and directors related to their compliance with our Code of Conduct;

•

communications made directly by the related person to the General Counsel; and

•

periodic internal reviews by management.

As required under SEC rules, transactions in which we participate and in which any related person has a direct or indirect material interest and the amount involved exceeds $120,000 are disclosed in our proxy statement. In addition, the Audit Committee reviews and approves or ratifies any related person transaction that is required to be disclosed. In the course of its review and approval or ratification of a disclosable related party transaction, the Audit Committee will consider:

•

the nature of the related person’s interest in the transaction;

•

the material terms of the transaction, including, without limitation, the amount and type of transaction;

•

the importance of the transaction to the related person;

•

the importance of the transaction to us;

•

whether the transaction would impair the judgment of a director or executive officer to act in our best interest; and

•

any other matters the committee deems appropriate.

Any member of the Audit Committee who is a related person with respect to a transaction under review may not participate in the deliberations or vote respecting approval or ratification of the transaction; provided, however, that such director may be counted in determining the presence of a quorum at a meeting that considers the transaction. This process is included in our Corporate Governance Principles, which is available on our corporate website (www.pricelinegroup.com) under the tab “For Investors.”

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■ PROPOSAL 2	RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

The Audit Committee is directly responsible for the appointment, compensation, retention and oversight of our independent registered public accounting firm (independent auditor) retained to audit our financial statements. Deloitte & Touche LLP has audited our financial statements since July 1997. After taking into account its assessment of Deloitte & Touche LLP's prior service to us, the Audit Committee has selected Deloitte & Touche LLP as our independent auditor for the year ending December 31, 2017. In order to ensure continuing auditor independence, the Audit Committee periodically considers whether there should be a regular rotation of the independent auditor, and the advisability and potential impact of selecting a different independent auditor. Further, in conjunction with the mandated rotation of the independent auditor's lead engagement partner, the Audit Committee and its chairperson are directly involved in the selection of Deloitte & Touche LLP’s new lead engagement partner. We are submitting the Audit Committee’s selection of our independent registered public accounting firm for ratification by the stockholders at the Annual Meeting. Representatives of Deloitte & Touche LLP will be present at the Annual Meeting, will have an opportunity to make a statement if they wish and will be available to respond to appropriate questions.

Our By-Laws do not require that stockholders ratify the selection of our independent auditor. However, we are submitting the selection of Deloitte & Touche LLP to our stockholders for ratification as a matter of good corporate governance. Although the Audit Committee and the Board believe that the continued retention of Deloitte & Touche LLP to serve as our independent auditor is in our best interests and those of our stockholders, if our stockholders do not ratify the selection, the Audit Committee will reconsider whether or not to retain Deloitte & Touche LLP. Even if the selection is ratified, the Audit Committee, in its discretion, may change the appointment at any time during the year.

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter.

     The Board of Directors recommends a vote FOR Proposal 2.

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REPORT OF THE AUDIT COMMITTEE OF THE BOARD OF DIRECTORS

We, the Audit Committee of the Board of Directors of The Priceline Group Inc., have the responsibility to, among other things, oversee and review the preparation of the Company's consolidated financial statements, the Company's system of internal controls and the qualifications, independence and performance of the Company's independent registered public accounting firm (independent auditor). We have the sole authority and responsibility to select, evaluate and, when appropriate, replace the Company's independent auditor. Our specific duties and responsibilities are described in our charter, which is available on the Company's corporate website (www.pricelinegroup.com) under the tab “For Investors.” We review the charter annually and work with the Board to amend it as appropriate to reflect the evolving role of the Audit Committee. The Board has determined that each of us is an independent director based on The NASDAQ Stock Market’s listing rules and that each of us also satisfies the SEC’s additional independence requirements for members of audit committees. In addition, the Board has determined that each of Jeffrey E. Epstein and Charles H. Noski is an “audit committee financial expert,” as defined by SEC rules.

Management is responsible for the financial reporting process, including the Company's system of internal controls, and for the preparation of the Company's consolidated financial statements in accordance with U.S. generally accepted accounting principles. The Company's independent auditor, Deloitte & Touche LLP, is responsible for performing an independent audit of the Company's consolidated financial statements and internal control over financial reporting in accordance with the auditing standards of the Public Company Accounting Oversight Board (United States) (“PCAOB”) and to issue a report thereon. The Audit Committee's responsibility is to oversee and review these processes, and it relies on the expertise and knowledge of management, the internal auditor and the independent auditor in carrying out that role. The Audit Committee is not professionally engaged in the practice of accounting or auditing and does not provide any expert or other special assurance or professional opinion as to the sufficiency of internal and external audits, whether the Company's financial statements are complete and accurate and are in accordance with generally accepted accounting principles or on the effectiveness of the Company's system of internal control.

The Audit Committee met eight times in 2016. Additional information regarding the Audit Committee's activities can be found above under Committees of the Board of Directors on page 24 and Board's Oversight of Risk on page 26.

The Audit Committee reviewed and discussed with management and the independent auditor the Company's quarterly earnings press releases and periodic reports for the year ended December 31, 2016, including the Company's 2016 audited financial statements and related annual report on Form 10-K, filed with the Securities and Exchange Commission (SEC). The Audit Committee also reviewed and discussed with management, the internal auditor and the independent auditor management's assessment of the effectiveness of the Company's internal control over financial reporting. In connection with such discussions, the Company's independent auditor addressed the matters required to be discussed with the Audit Committee by applicable PCAOB standards and SEC rules and regulations.

We have discussed with Deloitte & Touche LLP the matters required to be discussed by applicable PCAOB standards, which include, among other items, matters related to the conduct of the audit of the Company's financial statements.

We have also received the written disclosures and the letter from Deloitte & Touche LLP required by PCAOB Rule 3526 (“Communication With Audit Committees Concerning Independence”) and have discussed with Deloitte & Touche LLP its independence with respect to the Company. In addition, we have considered whether Deloitte & Touche LLP’s provision of non-audit services is compatible with maintaining its independence. Our meetings include, whenever appropriate, executive sessions with Deloitte & Touche LLP without the presence of management.

We also assessed Deloitte & Touche LLP’s performance as independent auditor during 2016, including the performance of the lead audit engagement partner and the audit team. We reviewed a variety of indicators of audit quality relating to Deloitte & Touche LLP including:

•

the quality and candor of its communications with us and management;

•

how effectively it maintained its independence and employed independent judgment, objectivity and professional skepticism;

•

the quality of insight demonstrated in its review of the Company's assessment of internal control over financial reporting and remediation of control deficiencies;

•

available external data about quality and performance, including reports by the PCAOB and Deloitte & Touche LLP's response to those reports;

•

the appropriateness of its fees, taking into account the Company's size and complexity and the resources necessary to perform the audit; and

•

its tenure as the Company's independent auditor and knowledge of the Company's global operations, accounting policies and practices, and internal control over financial reporting.

As a result of our evaluation, we concluded that the selection of Deloitte & Touche LLP as the Company's independent registered public accounting firm for the year ending December 31, 2017 is in the best interests of the Company and its stockholders.

Based on the review and discussions referred to above, and the Audit Committee’s review of the representations of management and the report of the independent auditor, the Audit Committee recommended to the Board that our audited consolidated financial statements and management’s assessment of internal control over financial reporting be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2016.

SUBMITTED BY THE AUDIT COMMITTEE
OF THE BOARD OF DIRECTORS
Charles H. Noski, Chairman
Jan L. Docter
Jeffrey E. Epstein
Craig W. Rydin

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■

AUDITOR INDEPENDENCE

Deloitte & Touche LLP is our independent registered public accounting firm (independent auditor). The approximate aggregate fees billed for professional services by Deloitte & Touche LLP, the member firms of Deloitte Touche Tohmatsu and their respective affiliates (collectively, “Deloitte”) in 2016 and 2015 were as follows:

Type of Fees	2016 ($)	2015 ($)
Audit Fees	5,300,000	4,900,000
Audit Related Fees	397,000	114,000
Tax Fees	479,000	270,000
All Other Fees	5,200	5,200
•

Audit Fees. The aggregate fees billed for professional services rendered by Deloitte for the audit of our consolidated financial statements included in Form 10-K, review of financial statements included in Form 10-Qs and audit of management’s assessment of internal controls, for services related to debt offerings, equity offerings and acquisitions, and for services that are normally provided by the independent auditor in connection with statutory and regulatory filings or engagements.

•

Audit Related Fees. The aggregate fees billed for assurance and related services by Deloitte that are reasonably related to the performance of the audit or review of our financial statements and are not reported under “Audit Fees,” which include services for matters such as audits of employee benefit plans, consultation fees related to accounting matters, and certain agreed-upon procedure attestation reports.

•

Tax Fees. The aggregate fees billed for professional services rendered by Deloitte for tax compliance, tax advice and tax planning, which include preparation and review of tax returns and consultation related to tax strategies and planning, compliance and state and local tax regulatory matters covering income tax, employee benefit plan tax, and non-income based tax matters.

•

All Other Fees. The aggregate fees billed for other services rendered by Deloitte relate to licenses obtained for an online accounting research tool.

•

Pre-Approval Policies and Procedures. The Audit Committee has adopted policies and procedures for pre-approving all audit and non-audit work performed by Deloitte. In accordance with our policy and applicable SEC rules and regulations, the Audit Committee or its chairperson pre-approves all audit related services, tax services and other services provided to us by Deloitte (“Auditor Services”). Pre-approval is detailed as to the particular service or category of services. If Auditor Services are required prior to a regularly scheduled Audit Committee meeting, the Audit Committee chairperson is authorized to approve such services, provided that they are consistent with our policy and applicable SEC rules and regulations, and that the full Audit Committee is advised of such services at the next regularly scheduled Audit Committee meeting. Deloitte and management periodically report to the Audit Committee regarding the extent of the Auditor Services provided by Deloitte in accordance with this pre-approval, and the fees for the Auditor Services performed to date. All audit related services, tax services and other services described above were pre-approved by the Audit Committee or the Audit Committee’s chairperson, and the Audit Committee concluded that the provision of such services by Deloitte was compatible with the maintenance of that firm’s independence.

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■ PROPOSAL 3	ADVISORY VOTE TO APPROVE 2016 EXECUTIVE COMPENSATION

At our 2016 annual meeting of stockholders, 97.8% of shares present and entitled to vote (which includes abstentions but not broker non-votes) were voted in support of our executive compensation program, which has remained substantially unchanged for many years. Since 2011, we have sought advisory approval of our executive compensation on an annual basis. This non-binding advisory vote is being provided as required pursuant to Section 14A of the Exchange Act and applicable SEC rules. Accordingly, the Board is submitting this non-binding stockholder vote to approve our executive compensation for 2016 as described in this proxy statement (commonly referred to as “say-on-pay”), by approving the following resolution.

“RESOLVED, that the compensation paid to the Company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion is hereby APPROVED.”

This non-binding advisory vote on executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote. Although this vote is non-binding, the Board and the Compensation Committee, which is comprised of independent directors, expect to take into account the outcome of the vote when considering future executive compensation decisions.

As described in detail under Compensation Discussion and Analysis, our compensation program is designed to attract, motivate and retain highly talented individuals at all levels of the global organization and incentivize decision making and management focus that is designed to enhance long-term stockholder value. We believe that our compensation program, with its balance of short-term incentives (including performance-based cash bonus awards) and long-term incentives (including performance-based equity awards that vest after three years), and share ownership guidelines reward sustained performance that is aligned with long-term stockholder interests. Stockholders are encouraged to read the Compensation Discussion and Analysis, the accompanying compensation tables, and the related narrative disclosure included in this proxy statement.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2016 compensation paid to our named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion.

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■ PROPOSAL 4	ADVISORY VOTE ON THE FREQUENCY OF FUTURE ADVISORY VOTES ON EXECUTIVE COMPENSATION

In addition to providing stockholders with the opportunity to cast an advisory vote on executive compensation, this year we are providing stockholders with an advisory vote on whether the advisory vote on executive compensation should be held every one, two or three years. The proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. Stockholders will be considered to have expressed a preference for the frequency if one of the alternatives of every year, every two years or every three years receives the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of the three alternatives and broker non-votes will not affect the outcome of the vote.

In 2011, the Board recommended, and stockholders supported, an annual (i.e., one year frequency) advisory vote on executive compensation. Accordingly, the Board determined that such vote would be conducted on an annual basis, which we have done since 2011. The Board continues to believe that an annual vote is appropriate and recommends that you select “one year” as the desired frequency of the advisory vote on executive compensation. In making this recommendation, our Board considered that an annual advisory vote on executive compensation allows our stockholders to provide us with their input on our executive compensation program as disclosed in our proxy statement each year, which feedback our Board and Compensation Committee value highly, and is consistent with other corporate governance measures such as the annual election of our directors and the annual ratification of the selection of our independent registered public accounting firm. Although this advisory vote on the frequency of future advisory votes on executive compensation is non-binding, the Board and the Compensation Committee will take into account the outcome of the vote when considering and determining the frequency of future advisory votes on executive compensation.

The Board of Directors recommends that you select ONE YEAR as the desired frequency of future advisory votes on executive compensation.

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■ PROPOSAL 5	STOCKHOLDER PROPOSAL CONCERNING SPECIAL MEETINGS

Mr. John Chevedden, 2215 Nelson Avenue, No. 205, Redondo Beach, California 90278, owner of not less than 10 shares of the Company’s common stock, has given notice that he intends to present the following proposal at the Annual Meeting:

Proposal 5 - Special Shareowner Meetings

Resolved, Shareowners ask our board to take the steps necessary (unilaterally if possible) to amend our bylaws and each appropriate governing document to give holders in the aggregate of 15% of our outstanding common stock the power to call a special shareowner meeting. This proposal does not impact our board’s current power to call a special meeting.

Dozens of Fortune 500 companies allow 10% of shares to call a special meeting and this proposal is only asking that 15% of our shares be enabled to call a special meeting. Special meetings allow shareowners to vote on important matters, such as electing new directors that can arise between annual meetings. Shareowner input on the timing of shareowner meetings is especially important when events unfold quickly and issues may become moot by the next annual meeting. This is important because there could be 15-months or more between annual meetings.

This proposal is particularly important because we do not have the opportunity to act by written consent. More than 100 Fortune 500 companies provide for shareholders to call special meetings and to act by written consent. If our management adopts this proposal it will be one sign that management values our shareholder input. Please vote to enhance shareholder value.

Board of Directors Statement in Opposition to Proposal 5.

The Board of Directors Recommends a Vote AGAINST this Proposal 5.

Our certificate of incorporation currently provides that stockholders holding in the aggregate 25% or more of our outstanding stock can call a special meeting. At our 2009 annual meeting, our stockholders approved the amendment of our certificate of incorporation to add this provision after a majority of our stockholders approved a proposal similar to the one above at our 2008 annual meeting. We selected the 25% threshold after consultation with numerous stockholders and careful consideration by the Board, and at the 2009 meeting our stockholders approved this threshold and rejected a proposal by the same proponent to set the threshold at 10%. At our 2010 annual meeting, our stockholders rejected a proposal brought by the same proponent to lower the threshold to call a special stockholder meeting from 25% to 10%. In both cases the Board carefully considered the proposals and whether any actual or perceived benefits of setting the threshold for stockholders to call a special meeting at 10% outweighed the dangers and potentially negative consequences to both us and our stockholders associated with a lower threshold. In each case, the Board recommended stockholders vote against the proposal and our stockholders agreed. In our engagement with stockholders since then, our current 25% threshold has not been raised as a concern, and the proponent has offered no explanation as to why he now believes a 15% threshold is in the best interests of all stockholders.

The Board has carefully reviewed and considered this Proposal 5, again weighing any potential benefits against the dangers and potentially negative consequences to both us and our stockholders associated with lowering the threshold for stockholders to call a special meeting to 15%, as well as, among other things, our overall corporate governance practices and specific circumstances, the existing 25% threshold to call special meetings that has been in place for almost eight years, the ability of our stockholders to act at annual meetings, and the votes of our stockholders on the proponent’s substantially similar proposals in 2009 and 2010.

After due consideration, the Board believes that lowering the threshold for stockholders to call a special meeting from 25% to 15% is not in the best interests of us or our stockholders. Our certificate of incorporation and By-Laws already permit our stockholders to submit matters to a vote of stockholders at annual and special meetings, and our existing special meeting rights were set at a level that was selected following extensive stockholder engagement and which reflects market standards. According to published reports, 70% of Delaware S&P 500 companies with special meeting rights have a threshold set at 25% or above, and approximately 37% of S&P 500 companies do not permit their stockholders to call special meetings at all. These existing stockholder rights are complemented by numerous corporate governance practices already in place to protect stockholder interests. The change set forth in Proposal 4 may instead harm the interests of our stockholders generally and waste company resources.

As amply demonstrated by our corporate governance structure and practice, the Board believes in and is committed to good corporate governance and in providing stockholders with meaningful access to management and the Board. We have adopted a number of sound corporate governance practices that are designed to ensure that we remain transparent and accountable to our stockholders, including the following:

•

Annual Election of Directors; No Classified Board.

•

Existing Right of Stockholders to Call Special Meetings.

•

Majority Vote Standard for Director Elections.

•

Proxy Access.

•

No Super-majority Voting Provisions.

•

No Poison Pill.

•

Split Chairman and CEO Positions.

•

Lead Independent Director.

•

Annual Advisory Vote on Executive Compensation.

The Board believes that these practices provide meaningful opportunities for stockholders to communicate their views to the Board and present important matters for a vote of stockholders, whether at an annual meeting or at a special meeting called by stockholders. Our management and the Board regularly review and evaluate ways to improve our corporate governance, as

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demonstrated by our adoption in 2011 of a majority vote standard for uncontested elections of directors and our adoption in 2015 of proxy access for stockholder director nominees under certain circumstances as provided in our By-Laws. These actions by the Board demonstrate that the Board is committed to promoting strong corporate governance practices and furthering transparency and stockholder democracy.

The Board also believes that setting the threshold at 15% would permit one or a few stockholders who own a smaller percentage of our common stock to call a special meeting that may serve their narrow purposes or special interests and be of limited or no concern to the large majority of our stockholders, and would waste company resources. Allowing a small minority of stockholders to call an unlimited number of special meetings for any reason would be disruptive to our normal business operations and potentially expensive. We are required to provide each holder of our common stock a notice and proxy materials for every special meeting of stockholders, which results in significant legal, printing and mailing expenses in addition to other costs normally associated with a special meeting. Moreover, preparing for stockholders’ meetings requires significant attention of our Board, management and employees, diverting their attention away from performing their primary function, which is to operate our business in the best interests of all of our stockholders. Further, if a proposed action is not in our best interests, because it reflects a narrow self-interest or otherwise, we could end up spending valuable resources attempting to obtain and communicate information about the proposal and the proponent. Such efforts may not ultimately provide the Board or stockholders with the information necessary to make an informed decision, but could still result in the Board and management expending significant time and resources. As such, special meetings of stockholders should be extraordinary events that only occur when a sufficiently large percentage of stockholders desire to call such a meeting, or fiduciary obligations or strategic concerns require that the matters to be addressed cannot wait until the next annual meeting.

Conclusion. The Board believes that a 25% threshold strikes the proper balance between giving stockholders the ability to call special stockholder meetings and protecting our resources and the interests of all stockholders. The Board also believes that our existing corporate governance practices strike the appropriate balance between ensuring accountability to stockholders and enabling management and the Board to manage our business and affairs in an effective manner and in the best interests of our stockholders generally. The current 25% threshold protects stockholder interests by ensuring that special meeting matters (i) are of concern to an appropriate number of stockholders and (ii) merit significant expenditure by the Board, management and our employees. Accordingly, the Board believes that approval of Proposal 5 is not in the best interests of us or our stockholders.

The Board of Directors recommends that you vote AGAINST this Proposal 5. Your proxy will be so voted unless you specify otherwise on the proxy card.

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■

2018 STOCKHOLDER PROPOSALS

Stockholders who, in accordance with Rule 14a-8 of the SEC’s proxy rules, wish to present proposals (other than nominees for election to the Board pursuant to Article II Section 13 of our By-Laws) for inclusion in the proxy materials to be distributed by us in connection with the 2018 annual meeting of stockholders must submit their proposals to our Corporate Secretary on or before December 26, 2017.

In order for proposals, including stockholder nominees for election to the Board (other than those requested to be included in our proxy materials pursuant to Article II Section 13 of our By-Laws), to be properly brought before the 2018 annual meeting of stockholders in accordance with our By-Laws (and not pursuant to SEC Rule 14a-8), a stockholder’s notice of the matter the stockholder wishes to present must be delivered to our Corporate Secretary not less than 90 nor more than 120 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any notice given by or on behalf of a stockholder pursuant to these provisions of the By-Laws (and not pursuant to SEC Rule 14a-8 or Article II Section 13 of our By-Laws) must be received no earlier than February 8, 2018 and no later than March 10, 2018.

If one or more eligible stockholders desire to include one or more nominees for election to the Board in our proxy materials for the 2018 annual meeting of stockholders pursuant to Article II Section 13 of our By-Laws, the notice required by Article II Section 13 of the By-Laws must be delivered to our Corporate Secretary not less than 120 nor more than 150 days prior to the first anniversary of the date of this year’s Annual Meeting. As a result, any such notice must be received no earlier than January 9, 2018 and no later than February 8, 2018.

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OTHER MATTERS

The Board knows of no other matters that will be presented for consideration at the Annual Meeting. If any other matters are properly brought before the meeting, the persons named in the accompanying proxy card intend to vote on those matters in accordance with their best judgment.

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ANNUAL MEETING INFORMATION

FOR THE ANNUAL MEETING OF STOCKHOLDERS TO BE HELD ON THURSDAY, JUNE 8, 2017

The enclosed proxy is solicited on behalf of the Board of The Priceline Group Inc. for use at our 2017 Annual Meeting of Stockholders to be held on Thursday, June 8, 2017, at 10:00 a.m. local (Eastern) time, or at any adjournment or postponement of the Annual Meeting, for the purposes set forth in this proxy statement and in the accompanying Notice of Annual Meeting of Stockholders. The Annual Meeting will be held at The NASDAQ Market Site, 4 Times Square, New York, New York 10036. We intend to mail this proxy statement and the proxy card on or about April 25, 2017 to all stockholders entitled to vote at the Annual Meeting.

Voting Rights and Outstanding Shares; Approval

Only stockholders of record at the close of business on April 13, 2017 will be entitled to notice of and to vote at the Annual Meeting. At the close of business on April 13, 2017, 49,152,713 shares of common stock were outstanding and entitled to vote. Each holder of record of common stock on April 13, 2017 will be entitled to one vote for each share held on all matters to be voted upon at the Annual Meeting.

The inspector of election appointed for the meeting will tabulate all votes and will separately tabulate affirmative and negative votes, abstentions and broker non-votes. A majority of the issued and outstanding shares of common stock entitled to vote at the Annual Meeting, present either in person or by proxy, will constitute a quorum for the transaction of business at the Annual Meeting. Stockholders who are present at the Annual Meeting in person or by proxy and who abstain, and proxies relating to shares held by a broker on your behalf (that is, in “street name”), that are not voted (referred to as “broker non-votes”) will be treated as present for purposes of determining whether a quorum is present.

For purposes of approving the matters to be voted upon at the Annual Meeting:

•

With respect to Proposal 1, the nominees for election to the Board who receive a majority of votes cast for the election of directors will be elected directors. With respect to the election of directors, a majority of votes cast means that the number of shares cast “for” a nominee’s election exceeds the number of “withhold” votes for that nominee. With respect to Proposal 1, votes cast does not include abstentions or broker non-votes, and therefore, abstentions and broker non-votes will not affect the outcome of the vote.

•

With respect to Proposal 2, the ratification of the selection of Deloitte & Touche LLP to act as our independent registered public accounting firm requires approval by a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 2, abstentions will have the same effect as a vote against the matter. Because brokers are entitled to vote on Proposal 2 without specific instructions from beneficial owners, there will be no broker non-votes on this matter.

•

With respect to Proposal 3, the non-binding advisory vote to approve 2016 executive compensation will be considered approved by the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. With respect to Proposal 3, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

•

With respect to Proposal 4, the non-binding advisory vote on the frequency of casting future advisory votes on our executive compensation, the proxy card provides stockholders with the opportunity to choose among four options (holding the vote every one, two or three years, or abstaining) and, therefore, stockholders will not be voting to approve or disapprove the Board’s recommendation. Stockholders will be considered to have expressed a preference for the frequency if one of the alternatives of every year, every two years or every three years receives the affirmative vote of a majority of the total number of shares present and entitled to vote on the matter. Abstentions will have the same effect as a vote against each of the three alternatives and broker non-votes will not affect the outcome of the vote.

•

With respect to Proposal 5, the non-binding stockholder proposal concerning special meetings of stockholders will be considered approved by the affirmative vote of a majority of the shares present and entitled to vote on the matter. With respect to Proposal 5, abstentions are considered present and entitled to vote on the matter and therefore have the same effect as votes against the matter, and broker non-votes are not considered entitled to vote on the matter and therefore have no effect on the outcome of the vote.

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If your shares are held in “street name,” and you do not instruct the broker as to how to vote your shares on Proposals 1, 3, 4 or 5, the broker may not exercise discretion to vote for or against those proposals. This would be a “broker non-vote” and these shares will not be counted as having been voted on the applicable proposal. With respect to Proposal 2, the broker may exercise its discretion to vote for or against that proposal in the absence of your instruction. Please instruct your broker so your vote can be counted.

Voting Matters

Proposal	Board Vote Recommendation
Proposal 1: Election of Directors	FOR each nominee
Proposal 2: Ratification of Selection of Independent Registered Public Accounting Firm	FOR
Proposal 3: Advisory Vote to Approve 2016 Executive Compensation	FOR
Proposal 4: Advisory Vote on the Frequency of Future Advisory Votes on Executive Compensation	ONE YEAR
Proposal 5: Non-Binding Stockholder Proposal Concerning Special Meetings of Stockholders	AGAINST

Revocability of Proxies

Any person giving a proxy in response to this solicitation has the power to revoke it at any time before it is voted. Proxies may be revoked by any of the following actions:

•

filing a written notice of revocation with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854);

•

filing with our Corporate Secretary at our principal executive office (800 Connecticut Avenue, Norwalk, Connecticut 06854) a properly executed proxy showing a later date; or

•

attending the Annual Meeting and voting in person (attendance at the meeting will not, by itself, revoke a proxy). Please note that if your shares are held of record by a broker, bank or other nominee and you wish to vote at the meeting, you must obtain from the record holder a proxy issued in your name and present such proxy to us in order to vote at the meeting.

Solicitation

We will pay for the entire cost of proxy solicitations, including preparation, assembly, printing and mailing of proxy solicitation materials. We will provide copies of solicitation materials to banks, brokerage houses, fiduciaries and custodians holding in their names shares of our common stock beneficially owned by others to forward these materials to the beneficial owners of common stock. We may reimburse persons representing beneficial owners of common stock for their costs of forwarding solicitation materials. Our directors, officers or other regular employees may also solicit proxies by telephone, in-person or otherwise. We will not additionally compensate directors, officers or other regular employees for these services. We have engaged Innisfree M&A Incorporated to assist in the solicitation of proxies, and we currently expect to pay Innisfree approximately $12,000 for its services, though the fees could be significantly more if we decide to use its services more extensively.

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How to Attend the Annual Meeting

If you plan to attend the Annual Meeting, in accordance with our security procedures, you will be asked to sign in and present picture identification (e.g., a driver’s license or passport) to enter the meeting. You should plan on arriving early as the meeting will start promptly at 10:00 a.m. local time. The meeting will be held at The NASDAQ Market Site, 4 Times Square, New York, New York 10036. Please enter through the NASDAQ entrance on the corner of 43rd Street and Broadway Avenue (shown in the photo below).

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■ APPENDIX A	UNAUDITED RECONCILIATION OF GAAP TO NON-GAAP FINANCIAL INFORMATION

(In thousands)

RECONCILIATION OF GAAP NET INCOME TO ADJUSTED EBITDA		Year Ended December 31,		Three Years Ended December 31,
		2016	2015	2016	2015
	GAAP Net income applicable to common stockholders	$2,134,987	$2,551,360	$7,108,100	$6,865,776
(a)	Charges (credits) related to travel transaction tax rulings	—	(30,059)	(30,059)	(15,820)
(b)	Acquisition costs	—	—	—	6,444
(c)	Depreciation and amortization	309,135	272,494	789,449	598,289
(d)	Impairment of goodwill	940,700	—	940,700	—
(c)	Interest income	(94,946)	(55,729)	(164,608)	(73,829)
(c)	Interest expense	207,900	160,229	456,482	331,871
(e)	Loss on early extinguishment of debt	—	3	6,273	32,934
(f)	Impairment of cost-method investments	63,208	—	63,208	—
(c)	Income tax expense	578,251	576,960	1,722,906	1,548,394
(c)	Net income attributable to noncontrolling interests	—	—	—	135
	Adjusted EBITDA	$4,139,235	$3,475,258	$10,892,451	$9,294,194
(a)

Adjustment for charges and credits associated with judgments, rulings and settlements for travel transaction tax proceedings (including estimated interest and penalties), principally in the State of Hawaii in 2015, and the State of Hawaii and the District of Columbia in 2013, are recorded in Cost of revenues.

(b)

Adjustment for KAYAK acquisition costs is recorded in General and administrative expense.

(c)

Amounts are excluded from Net income to calculate Adjusted EBITDA.

(d)

Impairment of goodwill is recorded in Operating expenses and relates to OpenTable.

(e)

Loss on early debt extinguishment is recorded in Foreign currency transactions and other.

(f)

Impairment of cost-method investments is recorded in Other income (expense) and principally relates to our investment in Hotel Urbano.

For

a more detailed discussion of the adjustments described above, please see “Non-GAAP Financial Measures” on page 76.

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Non-GAAP Financial Measures

Adjusted EBITDA represents GAAP net income excluding depreciation and amortization expense, interest income, interest expense, gains and losses on early debt extinguishment, net income and loss attributable to noncontrolling interests and income taxes and is adjusted to exclude significant charges or credits associated with judgments, rulings, and/or settlements related to travel transaction tax (e.g. hotel occupancy taxes, excise taxes, sales taxes, etc.) proceedings, significant acquisition costs, significant charges related to the impairment of goodwill, significant gains or losses on the sale of cost-method investments and significant charges related to other-than-temporary impairments of such investments.

Adjusted EBITDA is a “non-GAAP financial measure,” as such term is defined by the Securities and Exchange Commission, and may differ from non-GAAP financial measures used by other companies. As discussed in this proxy statement, we use adjusted EBITDA (calculated as described in this proxy statement) as a key performance measure under our annual cash bonus plan and long-term equity incentive awards, as they pertain to the named executive officers. This non-GAAP metric is not intended to represent funds available for our discretionary use and is not intended to represent or to be used as a substitute for operating income, net income or cash flows from operations data as measured under GAAP. The items excluded from adjusted EBITDA, but included in the calculation of its closest GAAP equivalent, are significant components of our consolidated statements of income and must be considered in performing a comprehensive assessment of overall financial performance.

We also use adjusted EBITDA and other non-GAAP financial measures for financial and operational decision-making. We believe that these non-GAAP financial measures are useful for analysts and investors to evaluate our ongoing operating performance because they facilitate comparison of our current period and projected next-period results to those of prior periods and to those of our competitors (though other companies may calculate similar non-GAAP financial measures differently than those calculated by us).

We evaluate certain operating and financial measures on both an as-reported and constant-currency basis. We calculate constant currency by converting our current-year period financial results for transactions recorded in currencies other than U.S. Dollars using the corresponding prior-year period monthly average exchange rates rather than the current-year period monthly average exchange rates.

The presentation of this financial information should not be considered in isolation or as a substitute for, or superior to, the financial information prepared and presented in accordance with GAAP in the United States.

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■ APPENDIX B	FORM OF PROXY CARD

Priceline Group

THE PRICELINE GROUP INC.
800 CONNECTICUT AVENUE
NORWALK, CT 06854

SCAN TO
VIEW MATERIALS & VOTE

VOTE BY INTERNET - www.proxyvote.com or scan the QR Barcode above
Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Follow the instructions to obtain your records and to create an electronic voting instruction form.

ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS
If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

E28266-P85569

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

THE PRICELINE GROUP INC.

The Board of Directors recommends you vote FOR the following:

	For All	Withhold All	For All Except
1. To elect twelve directors to hold office until the next annual meeting of stockholders and until their respective successors are elected and qualified.	☐	☐	☐

To withhold authority to vote for any individual nominee(s), mark "For All Except" and write the number(s) of the nominee(s) on the line below.

____

Nominees:

01) Timothy M. Armstrong
02) Jeffery H. Boyd
03) Jan L. Docter
04) Jeffrey E. Epstein
05) Glenn D. Fogel
06) James M. Guyette
07) Robert J. Mylod, Jr.
08) Charles H. Noski
09) Nancy B. Peretsman
10) Thomas E. Rothman
11) Craig W. Rydin
12) Lynn M. Vojvodich

The Board of Directors recommends you vote FOR the following proposals:

The Board of Directors recommends you vote 1 YEAR on the following proposal:

	1 Year	2 Years	3 Years	Abstain
4. To cast a non-binding advisory vote on the frequency of future non-binding advisory votes on the compensation paid by the Company to its named executive officers.	☐	☐	☐	☐

The Board of Directors recommends you vote AGAINST the following proposal:

	For	Against	Abstain
5. To consider and vote upon a non-binding stockholder proposal concerning special meetings.	☐	☐	☐

	Yes	No
Please indicate if you plan to attend this meeting.	☐	☐

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

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Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting:
The Proxy Statement & Annual Report are available at www.proxyvote.com.

E28267-P85569

THE PRICELINE GROUP INC.
PROXY SOLICITED BY THE BOARD OF DIRECTORS
FOR THE ANNUAL MEETING OF STOCKHOLDERS
TO BE HELD ON JUNE 8, 2017

The undersigned hereby appoints DANIEL J. FINNEGAN and PETER J. MILLONES, and each of them, as attorneys and proxies of the undersigned, with full power of substitution, to vote all of the shares of stock of The Priceline Group Inc. that the undersigned may be entitled to vote at the Annual Meeting of Stockholders of The Priceline Group Inc. to be held on Thursday, June 8, 2017 at 10:00 a.m. local time, at The NASDAQ Market Site, 4 Times Square, New York, NY 10036, and at any and all continuations and adjournments of the meeting, with all powers that the undersigned would possess if personally present, upon and in respect of the following matters and in accordance with the following instructions, with discretionary authority as to any and all matters that may properly come before the meeting.

UNLESS YOU INDICATE OTHERWISE, THIS PROXY WILL BE VOTED FOR ALL NOMINEES LISTED IN PROPOSAL 1, FOR PROPOSALS 2 AND 3, EVERY 1 YEAR FOR PROPOSAL 4, AND AGAINST PROPOSAL 5, EACH AS MORE SPECIFICALLY DESCRIBED IN THE PROXY STATEMENT AND IN ACCORDANCE WITH THE JUDGMENT OF THE PROXIES ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE MEETING. IF SPECIFIC INSTRUCTIONS ARE INDICATED, THIS PROXY WILL BE VOTED IN ACCORDANCE WITH YOUR INSTRUCTIONS.

Continued and to be signed on reverse side

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CORPORATE OFFICES

The Priceline Group Inc.
800 Connecticut Avenue
Norwalk, CT 06854
203-299-8000

DIRECTORS

EXECUTIVE OFFICERS

Jeffery H. Boyd
Executive Chairman

Glenn D. Fogel
President and Chief Executive Officer

Daniel J. Finnegan
Chief Financial Officer

Gillian Tans
President and Chief Executive Officer, Booking.com

TRANSFER AGENT

American Stock Transfer
& Trust Company, LLC
6201 15th Avenue
Brooklyn, NY 11219

STOCK LISTING

The NASDAQ Stock Market
Ticker Symbol: **PCLN**

Priceline Group